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              LIFESTYLE FROM MANULIFE FINANCIAL

                     PROSPECTUS FOR

                     MULTI-ACCOUNT FLEXIBLE
                     PAYMENT VARIABLE ANNUITY

                     ISSUED BY

                     THE MANUFACTURERS LIFE INSURANCE
                     COMPANY OF AMERICA

                                                               PRINTED MAY, 1997

                                                                            LOGO

                     LIFESTYLE FROM MANULIFE FINANCIAL

                     MULTI-ACCOUNT FLEXIBLE PAYMENT
                     VARIABLE ANNUITY

This prospectus describes Multi-Account Flexible Payment Variable Annuity Policies ("Policies" or "Policy") issued by The Manufacturers Life Insurance Company of America ("Manufacturers Life of America"). The Policies are designed for use in connection with retirement plans that may or may not be entitled to special income tax treatment. The Policies will be offered on both an individual basis and in connection with group or sponsored arrangements.

During the Accumulation Period, the Policies provide for the accumulation of value on a fixed, variable, or fixed and variable basis. Annuity payments are available on a fixed basis only.

Policy Value accumulated on a variable basis will be held in one or more of the sub-accounts of Manufacturers Life of America's Separate Account Two. The assets of each sub-account will be used to purchase shares of a particular investment portfolio ("Portfolio") of NASL Series Trust. The accompanying prospectus for NASL Series Trust describes the investment objectives of the Portfolios in which purchase payments may be invested. These Portfolios are: the Emerging Growth Trust, the Balanced Trust, the Capital Growth Bond Trust, the Money Market Trust, the Quantitative Equity Trust (formerly Common Stock Fund), the Real Estate Securities Trust, the International Stock Trust, and the Pacific Rim Emerging Markets Trust. Other sub-accounts and Portfolios may be added in the future.

In some jurisdictions the Policyowner may allocate Policy Value to various Fixed Accounts during the Accumulation Period. Policy Value so allocated will earn a fixed rate of interest for a specified period of time (the "Guarantee Period"); however, the Policy Value so allocated and the interest earned thereon is guaranteed only if the allocation is maintained to the Maturity Date. If the allocation is not maintained to the Maturity Date, the value thereof may be increased or decreased by the Market Value Adjustment. Fixed Account Value may be held either in Manufacturers Life of America's Separate Account A or, if applicable state law permits, in Manufacturers Life of America's General Account.

The Policyowner may also allocate Policy Value to the Guaranteed Interest Account during the Accumulation Period. Policy Value so allocated will earn a rate of interest guaranteed not to be less than 3% per annum and may, at Manufacturers Life of America's discretion, exceed that rate.

Prior to the Annuity Commencement Date, Manufacturers Life of America will furnish to each Policyowner at least annually a report showing certain account information including unit values, current rates, current purchase payment allocations and cash surrender value. In addition, reports that include financial statements of NASL Series Trust and information about the investment holdings of the various Portfolios will be sent to the Policyowner semi-annually.

This prospectus contains a detailed discussion of the information a prospective purchaser ought to know before making a purchase. Please read this prospectus carefully and keep it for future reference. It is valid only when accompanied by a current prospectus for NASL Series Trust.

The Securities and Exchange Commission maintains a Web site (http://www.sec.gov) that contains material incorporated by reference and other information regarding registrants that file electronically with the Commission.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Manufacturers Life Insurance
Company of America
500 N. Woodward Avenue
Bloomfield Hills, Michigan 48304

Service Office:
200 Bloor Street East
Toronto, Ontario, Canada M4W 1E5
Telephone: 1-800-827-4546 (1-800-VARILIN[E])

THE DATE OF THIS PROSPECTUS IS MAY 1, 1997.

PROSPECTUS CONTENTS

                                                 PAGE
                                              -------
DEFINITIONS...................................       1
SUMMARY OF POLICIES...........................       3
POLICYOWNER INQUIRIES.........................       4
EXPENSE TABLE.................................       5
CONDENSED FINANCIAL INFORMATION...............       8
GENERAL INFORMATION ABOUT MANUFACTURERS LIFE
  OF AMERICA..................................      10
    Manufacturers Life of America and
      Manufacturers Life......................      10
    General Information about Manufacturers
      Life of America's Separate Accounts.....      10
    Manufacturers Life of America's Separate
      Account Two: The Variable Accounts......      10
General Information About NASL Series Trust...      10
INVESTMENT OBJECTIVES AND CERTAIN POLICIES
  OF THE PORTFOLIOS...........................      11
DESCRIPTION OF THE POLICIES...................      13
    Purchasing A Policy.......................      13
    "Free Look" Right.........................      13
    Restrictions Applicable To Purchase
      Payments................................      13
    Policy Value..............................      14
         The Fixed Accounts...................      14
         The Guaranteed Interest Account......      15
         The Variable Accounts................      15
    Annuity Value Guarantee...................      16
    Transfers of Policy Value.................      16
         Dollar Cost Averaging................      17
         Asset Allocation Balancer............      17
    Surrender Or Withdrawal Rights............      18
    Special Policy Access.....................      18
    Provisions on Death.......................      19
         Survivor Benefit Amount..............      19
         Joint Ownership......................      19
         Death of the Policyowner.............      19
         Death of the Annuitant...............      20
    Commencement of Annuity Payments..........      21
    Substitution of Portfolio Shares..........      21
    Policy Charges............................      21
         Withdrawal Charge....................      21
         Record-Keeping Charge................      23
         Dollar Cost Averaging Charge.........      23
         Special Policy Access Charge.........      23
         Premium Tax Deduction................      23
         Mortality And Expense Risks
           Charges............................      23
         Administration Charge................      24
    Market Value Adjustment...................      24
OTHER GENERAL POLICY PROVISIONS...............      25
         Deferral of Payments.................      25
         Annual Statements....................      25
         Rights of Ownership..................      25
         Beneficiary..........................      26
         Modification.........................      26

                                                 PAGE
                                              -------
FEDERAL TAX MATTERS...........................      26
    Taxation of Manufacturers Life of
      America.................................      26
    Tax Treatment Of The Policies.............      27
    Purchase of Policies by Qualified Plans...      28
ADDITIONAL INFORMATION ABOUT MANUFACTURERS
  LIFE OF AMERICA.............................      29
    Description of Business...................      29
    Responsibilities Assumed By Manufacturers
      Life....................................      29
SELECTED FINANCIAL DATA.......................      30
    Management Discussion and Analysis of
      Financial Condition and Results
      of Operations...........................      30
    Executive Officers and Directors..........      37
    Executive Compensation....................      39
    Legal Proceedings.........................      40
    State Regulations.........................      40
OTHER MATTERS.................................      40
    Special Provisions For Group Or Sponsored
      Arrangements............................      40
    Sale of the Policies......................      41
    Voting Rights.............................      41
    Further Information.......................      42
    Legal Matters.............................      42
    Experts...................................      42
    Performance and Other Comparative
      Information.............................      42
    Advertising Performance of Variable
      Accounts................................      42
FINANCIAL STATEMENTS..........................      45
APPENDIX A....................................      72
    Annuity Options...........................      72
APPENDIX B....................................      73
    Sample Calculations Of Market Value
      Adjustments And Withdrawal Charges......      73

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING IN
ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT
LAWFULLY BE MADE. NO PERSON IS AUTHORIZED TO MAKE ANY
REPRESENTATIONS IN CONNECTION WITH THIS OFFERING
OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS.

DEFINITIONS

"ACCUMULATION PERIOD" is the period from the date Manufacturers Life of America receives the first purchase payment to the Elected Annuity Date.

"ANNUITANT" means a person upon whose life annuity payments are based. An Annuitant has no rights under the Policy.

"ANNUITY COMMENCEMENT DATE" means the date on which the first annuity payment is made.

"BUSINESS DAY" is any day that the New York Stock Exchange is open for trading and trading is not restricted. The net asset value of the underlying shares of a Variable Account will be determined on each Business Day.

"CHARITABLE REMAINDER TRUST" means a trust established pursuant to Section 664 of the Internal Revenue Code of 1986, as amended.

"CUMULATIVE NET EARNINGS" means the greater of (i) zero and (ii) the Policy Value less the sum of Net Premiums remaining after adjustments for any prior withdrawals.

"ELECTED ANNUITY DATE" means the date selected by the Policyowner on which the first annuity payment is due.

"FIXED ACCOUNT" or "FIXED ACCOUNTS" are the various accounts in which allocations are credited with a Guaranteed Rate for a set period of time if the allocations are maintained until the Maturity Date.

"FIXED ACCOUNT VALUE" is the sum of the values of a Policy's interest in the Fixed Accounts prior to application of any Market Value Adjustment calculated as set forth in Description of the Policies -- "Policy Value" (the Fixed Accounts).

"GENERAL ACCOUNT" is all assets of Manufacturers Life of America except those allocated to Separate Account Two, Separate Account A, or other separate accounts of Manufacturers Life of America.

"GROSS WITHDRAWAL AMOUNT" is the amount of any full surrender or partial withdrawal prior to (i) the deduction of any applicable charges or withholding taxes and (ii) any adjustment for applicable Market Value Adjustments.

"GUARANTEE PERIOD" is a period during which a Guaranteed Rate will be paid on an allocation to a Fixed Account.

"GUARANTEED INTEREST ACCOUNT" is the account in which allocations earn interest at a rate guaranteed not to fall below 3% per annum and which can be reset daily.

"GUARANTEED INTEREST ACCOUNT VALUE" is the value of a Policy's interest in the Guaranteed Interest Account.

"GUARANTEED RATE" is the rate of interest credited by Manufacturers Life of America on a Fixed Account for a given Guarantee Period.

"MARKET VALUE ADJUSTMENT" is an adjustment to any portion of the Fixed Account Value which is surrendered, withdrawn, annuitized or transferred prior to the Maturity Date.

"MATURITY DATE" is the last day of a Guarantee Period.

"NET PREMIUMS" are gross premiums less deductions for applicable premium taxes.

"PAYEE" is a person designated by the Policyowner to receive the annuity payments due and payable on and after the Annuity Commencement Date.

"POLICY VALUE" means the value during the Accumulation Period of amounts accumulated under the Policy. The Policy Value is the sum of the Variable Policy Value, the Guaranteed Interest Account Value and the Fixed Account Value.

"POLICY YEARS", "POLICY ANNIVERSARIES" and "POLICY MONTHS" are determined from the date the initial purchase payment is allocated. The first Policy Anniversary will be on the same date of the same month one year later.

"PURCHASE PAYMENT" is an amount paid under the Policy.

"QUALIFIED POLICY" means a Policy used in connection with a retirement plan which receives favorable federal income tax treatment under sections 401 or 408 of the Internal Revenue Code of 1986, as amended ("Code").

"SERVICE OFFICE" is the office designated by Manufacturers Life of America to service the Policy.

"SURVIVOR BENEFIT AMOUNT" is the amount to which the Policy Value may be set on the death of the original Policyowner.

"UNIT" is an index used to measure the value of a Policy's interest in a Variable Account.

"VARIABLE ACCOUNT" or "VARIABLE ACCOUNTS" are any one or more of the various sub-accounts of Separate Account Two.

"VARIABLE POLICY VALUE" is the sum of the value of a Policy's interest in each of the Variable Accounts calculated as set forth in Description of the Policies -- "Policy Value" (The Variable Accounts).

SUMMARY OF POLICIES

ELIGIBLE PURCHASERS. The Policies described in this prospectus are designed to provide a flexible investment program for the accumulation of amounts for retirement purposes under plans which receive favorable federal income tax treatment pursuant to sections 401 or 408 of the Code ("Qualified Policies"), or under plans and trusts not entitled to any special tax treatment ("Nonqualified Policies"). The Policies, which will generally be issued to persons up to age 75, will be offered both on an individual basis and in connection with group or sponsored arrangements. (See Description of the Policies -- "Purchasing A Policy".)

FUNDING ARRANGEMENTS. The Policies are designed to provide flexibility as to the timing and amount of purchase payments and the available funding media. Purchase payments may be allocated among three types of accounts -- the Variable Accounts, the Guaranteed Interest Account and, in some jurisdictions, the Fixed Accounts. The Variable Accounts are sub-accounts of Separate Account Two, each sub-account investing in a corresponding Portfolio of NASL Series Trust. The Guaranteed Interest Account is an account in which allocated purchase payments earn interest at a rate which can be reset daily but is guaranteed not to be less than 3% per annum. The Fixed Accounts are accounts which earn a fixed rate of interest only if held to maturity.

PURCHASE PAYMENTS. The minimum initial purchase payment is $5,000 ($2,000 for Qualified Plans). Subsequent purchase payments must be at least $500. Manufacturers Life of America reserves the right to alter these minimum payment amounts on 90 days written notice to the Policyowner and it further reserves the right to institute a pre-authorized payment plan which provides for automatic monthly deductions and which may permit smaller payments. Purchase payments may be allocated among the Variable Accounts, Fixed Accounts and Guaranteed Interest Account in any manner the Policyowner wishes. A Policyowner should specify how each purchase payment is to be allocated. Allocations among the Variable Accounts, Fixed Accounts and Guaranteed Interest Account are made as a percentage of Net Premiums. The percentage allocation to any account may be any whole number between 0 and 100, provided the total percentage allocations equal
100. A Policyowner may change the way in which Net Premiums are allocated at any time without charge. If no allocation is specified, a purchase payment will be allocated as set forth in the Policyowner's previous allocation request. (See Description of the Policies -- "Restrictions Applicable To Purchase Payments".)

CHARGES AND DEDUCTIONS. There is no deduction from purchase payments for sales expenses. However, full surrender of a Policy or a partial withdrawal thereunder may be subject to a withdrawal charge (contingent deferred sales charge), which is a percentage of the Gross Withdrawal Amount subject to the withdrawal charge. The applicable percentage will depend upon when the purchase payment to which such amount is deemed attributable was made. The maximum withdrawal charge is 8% of the Gross Withdrawal Amount, decreasing over time until, beginning in the seventh year after the purchase payment was made, it is 0%. However, in no event may the charge exceed 8% of the total purchase payments made. The Gross Withdrawal Amount will also be adjusted by any applicable Market Value Adjustment and reduced by any applicable record-keeping charges or withholding taxes.

When amounts allocated to a Fixed Account are not maintained until the applicable Maturity Date, whether as a result of a surrender, partial withdrawal, transfer or the Annuity Commencement Date, the Market Value Adjustment may cause a deduction from, or an addition to, the amounts surrendered, withdrawn, transferred or annuitized. In an investment environment of rapidly increasing interest rates, the Market Value Adjustment could cause the amount available from a Fixed Account prior to the Maturity Date of that Fixed Account upon surrender, withdrawal, transfer or on the Annuity Commencement Date to be substantially less than the amount allocated to that Fixed Account.

A record-keeping charge equal to 2% of the Policy Value up to a maximum of $30 will be deducted on the last day of each Policy Year or on the date of a full surrender made prior to the end of a Policy Year.

Deductions are made for (i) mortality and expense risks charges, and (ii) an administration charge. Mortality and expense risks charges are deducted daily at an annual rate of .80% of assets of Separate Account Two, and monthly, at the beginning of each Policy Month, at an annual rate of .45% of the Variable Policy Value and Fixed Account Value. The administration charge is deducted daily at an annual rate of .20% of the assets of Separate Account Two.

A deduction may be made for any applicable premium taxes attributable to the Policies (currently such taxes range from 0% to 3.5%).

There is no charge for Dollar Cost Averaging transfers if Policy Value exceeds $15,000; otherwise there is a charge of $5 per transfer. (See Description of the Policies --"Policy Charges".)

ANNUITY PAYMENTS. Annuity payments will begin on the Elected Annuity Date and will be on a fixed basis only. The Policyowner may change the Elected Annuity Date to any date so long as payments will commence by the end of the year in which the Annuitant reaches age 85. The date the first annuity payment is made is the Annuity Commencement Date. Under some Qualified Policies, annuity payments must commence no later than April 1 following the year the Annuitant attains the age of 70. If application of the Policy Value would result in annuity payments of less than $20 monthly, $60 quarterly, $100 semi-annually or $200 annually, the Policy Value will be paid to the Policyowner in a single sum. (See Description of the Policies --"Commencement of Annuity Payments".)

SURRENDERS OR WITHDRAWALS. At any time prior to the Annuity Commencement Date, a Policyowner may fully surrender the Policy for, or make a cash withdrawal in an amount not exceeding, its Policy Value, reduced by any applicable withdrawal charge and record-keeping charge, and adjusted for any Market Value Adjustment. A full surrender or cash withdrawal may be subject to a tax penalty. (See "Tax Treatment Of The Policies".) The minimum cash withdrawal that may be requested at any one time is $500. Some Qualified Policies must contain restrictions on withdrawal rights. (See Description of the Policies -- "Surrender Or Withdrawal Rights".)

TRANSFERS. Subject to certain limitations, transfers may be made at any time among the Guaranteed Interest Account, the Variable Accounts and the Fixed Accounts (subject, in the case of transfers from Fixed Accounts, to any applicable Market Value Adjustment). Transfers into the accounts may be made in any amount. Transfers from any account of less than the entire account value must be at least $500, including transfers under the Dollar Cost Averaging program, except transfers made pursuant to the Asset Allocation Balancer program or transfers designed to change percentage allocations of assets among accounts. Transfers from the Guaranteed Interest Account are limited in any one Policy Year to the greater of $500 or 15% of the Guaranteed Interest Account Value at the previous Policy Anniversary. (See Description of the Policies -- "Transfers of Policy Value".)

FREE LOOK RIGHT. Within ten days after receiving a Policy, the Policyowner may return it for cancellation by mailing it to the Service Office. Within seven days after receipt, except where state insurance law requires return of any purchase payments, Manufacturers Life of America will refund the Policy Value plus or minus any applicable Market Value Adjustment.

                                     * * *

The above summary is qualified in its entirety by the detailed information appearing elsewhere in this prospectus and the accompanying prospectus of NASL Series Trust to which reference should be made.

POLICYOWNER INQUIRIES

All communications or inquiries relating to a Policy should be addressed to the Manufacturers Life of America Service Office at 200 Bloor Street East, Toronto, Ontario, Canada, M4W 1E5. All notices and elections under a Policy must be received at that Service Office to be effective.

                                 EXPENSE TABLE

                                                                        NUMBER OF
                                                                     COMPLETE POLICY
                                                                       YEARS SINCE
                                                                        PURCHASE
                                                                         PAYMENT       WITHDRAWAL
                                                                        WAS MADE         CHARGE
                                                                     ---------------   -----------
1.   POLICY AND TRANSACTION CHARGES:
     (a)  Withdrawal Charge (contingent deferred sales charge)          0-2.99             8.00%
           (as a percentage of the lesser of amount surrendered or        3                6.00%
           purchase payments)1:                                           4                4.00%
                                                                          5                2.00%
                                                                      6 or more            None
     (b)  Record-Keeping Charge                                                            $302
     (c)  Dollar Cost Averaging Charge (if selected and
      applicable)3                                                                          $ 5

                                                                              ANNUAL RATE
                                                                     -----------------------------
2.   MORTALITY AND EXPENSE RISKS CHARGE
     (a)  Variable (Separate) Accounts
           - Charged daily as a percentage of average Variable
             Account Values4                                                               0.80%
           - Charged monthly as a percentage of the policy
             month-start Fixed Account Assets4                                             0.45%
                                                                                          -----
                                                                                           1.25%
     (b)  Fixed Accounts
           - Charged monthly as a percentage of the policy
             month-start Fixed Account Assets                           0.45%
     (c)  Guaranteed Interest Account                                   0.00%
3.   OTHER SEPARATE ACCOUNT EXPENSES
     Charge for administration charged daily as a percentage of average Variable
     Account Values                                                                        0.20%
                                                                                          -----
TOTAL SEPARATE ACCOUNT AND OTHER ASSET BASED CHARGES                                       1.45%

1 The withdrawal charge decreases over time depending on the number of complete
  Policy Years elapsed since the purchase to which the withdrawal is deemed attributable was made. A withdrawal other than one made pursuant to the free withdrawal provision is deemed to be a liquidation of a purchase payment. The free withdrawal provision allows the Policyowner to withdraw in any Policy Year after the first up to 10% of the Policy Value as of the most recent Policy Anniversary free of the withdrawal charge. In addition, a Market Value Adjustment may cause a deduction from or addition to amounts withdrawn from the Fixed Accounts.

2 A record-keeping charge of 2% of the Policy Value up to a maximum of $30 is deducted during the Accumulation Period on the last day of a Policy Year. The charge is also deducted upon full surrender of a Policy on a date other than the last day of a Policy Year.

3 Transfers pursuant to the optional Dollar Cost Averaging program are free if Policy Value exceeds $15,000 at the time of the transfer, but otherwise incur a $5 charge.

4 A mortality and expense risks charge of .80% per annum is deducted daily from Separate Account Two assets, and a mortality and expense risks charge of .45% per annum is deducted monthly from Variable Policy Values and Fixed Account Values.

4. NASL SERIES TRUST ANNUAL EXPENSES (AFTER APPLICABLE FEE WAIVERS AND EXPENSE REIMBURSEMENTS):

     As a percentage of underlying Trust's average net assets

                                                                  INVESTMENT                TOTAL
                                                                  MANAGEMENT     OTHER      TRUST
                           PORTFOLIO                                 FEES      EXPENSES*   EXPENSES
---------------------------------------------------------------------------------------------------
Pacific Rim Emerging Markets Trust                                   0.85%       0.30%       1.15%
Emerging Growth Trust                                                1.05%        .10%       1.15%
International Stock Trust                                            1.05%        .20%       1.25%
Quantitative Equity Trust (formerly Common Stock Fund)                .70%        .06%        .50%**
Real Estate Securities Trust                                          .70%        .10%        .50%**
Balanced Trust                                                        .80%        .15%        .95%
Capital Growth Bond Trust                                             .65%        .10%        .50%**
Money Market Trust                                                    .50%        .05%        .55%

* Other Expenses include custody fees, registration fees, legal fees, audit fees, trustees' fees, insurance fees and other miscellaneous expenses. The amounts set forth in the table above are expense estimates for the current fiscal year based upon historical NASL new portfolio cash inflows. NASL Financial has agreed pursuant to its advisory agreement with NASL Series Trust to reduce its advisory fee or reimburse NASL Series Trust to the extent that such other expenses (excluding taxes, portfolio brokerage commissions, interest, litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of business) exceed .75% in the case of the International Stock Trust and Pacific Rim Emerging Markets Trust and, in the case of each of the other NASL Trusts listed above, .50% of the average annual net assets of such NASL Portfolio. Such expense limitations with respect to the NASL Trusts will continue in effect from year to year unless otherwise terminated at any year end by NASL Financial on 30 days' notice to NASL Series Trust.

** NASL Financial Services, Inc. has voluntarily agreed to waive fees payable to it and/or to reimburse expenses for a period of one year beginning January 1, 1997 to the extent necessary to prevent the total of advisory fees and expenses for the Quantitative Equity Trust (formerly Common Stock
    Fund), Real Estate Securities Trust and Capital Growth Bond Trust for such period from exceeding .50% of average net assets.

                                                                  1 YEAR   3 YEARS   5 YEARS   10 YEARS
                                                                  -------------------------------------
Example 5
If you surrender your Policy at the end of the applicable time period:
  You would pay the following expenses on a $1,000 investment, assuming a 5% annual return on assets:
  NASL SERIES TRUST
     PACIFIC RIM EMERGING MARKETS TRUST                             101      160       182        301
     EMERGING GROWTH TRUST                                          101      160       182        301
     INTERNATIONAL STOCK TRUST                                      102      163       187        310
     QUANTITATIVE EQUITY TRUST (FORMERLY COMMON STOCK FUND)          97      149       163        262
     REAL ESTATE SECURITIES TRUST                                    97      151       165        266
     BALANCED TRUST                                                  99      155       173        281
     CAPITAL GROWTH BOND TRUST                                       97      149       163        261
     MONEY MARKET TRUST                                              95      144       153        241
If you do NOT surrender your Policy or if you annuitize at the end of the applicable time period:
You would pay the following expenses on a $1,000 investment, assuming a 5% annual return on assets:
NASL SERIES TRUST
     PACIFIC RIM EMERGING MARKETS TRUST                              27       83       142        301
     EMERGING GROWTH TRUST                                           27       83       142        301
     INTERNATIONAL STOCK TRUST                                       28       86       147        310
     QUANTITATIVE EQUITY TRUST (FORMERLY COMMON STOCK FUND)          23       71       122        262
     REAL ESTATE SECURITIES TRUST                                    24       73       124        266
     BALANCED TRUST                                                  25       77       132        281
     CAPITAL GROWTH BOND TRUST                                       23       71       122        261
     MONEY MARKET TRUST                                              21       65       112        241

5 In the examples above, the $30 annual record-keeping charge has been reflected in the calculation of annual expenses by converting it to a percentage charge. In converting the charge to a percentage an average account size of $40,000 was used. The 10% free withdrawal has been incorporated where applicable.

     The purpose of the above table is to assist a Policyowner in understanding the various costs and expenses that he or she will bear directly or indirectly. The table reflects expenses of Separate Account Two, the Fixed Accounts and NASL Series Trust, but it does not reflect any deduction made to cover any premium taxes attributable to a Policy. Such taxes may be as much as 3.50% depending on the law of the applicable state or local jurisdiction. In addition, although the table does not reflect any charge for the Special Policy Access feature, Manufacturers Life of America reserves the right to charge an administrative fee not to exceed $150 for withdrawal under this provision. However, currently no charge is imposed. The example included in the above table should not be considered a representation of past or future expenses, and actual expenses may be greater or less than those shown.

     Information concerning charges assessed under the Policies is set forth below. See Description of the Policies -- "Policy Charges". Information concerning the management fees paid by NASL Series Trust is provided under the caption "Management of the Trust" in the accompanying NASL Series Trust prospectus.

CONDENSED FINANCIAL INFORMATION

                    SCHEDULE OF ACCUMULATION UNIT VALUES AND
                         ACCUMULATION UNITS OUTSTANDING

The accumulation unit values set forth in the following table are accounting data that do not reflect the impact of the following charges (which are not deducted as part of the calculation of accumulation unit values): withdrawal charges, record-keeping charges, the portion of the mortality and expense risk charges deducted monthly, deductions for premium taxes (if any), Dollar Cost Averaging, or Special Policy Access transactions. Accordingly, the change in accumulation unit values over time should not be viewed as an accurate measure of the investment performance of Separate Account Two.

           FOR THE PERIOD NOVEMBER 3, 1987 THROUGH DECEMBER 31, 1996
                                  SUB-ACCOUNTS

                                                               EMERGING GROWTH TRUST
                                                       (FORMERLY EMERGING GROWTH EQUITY FUND)
                      --------------------------------------------------------------------------------------------------------
                       1987     1988      1989      1990      1991      1992       1993        1994        1995        1996
                      --------------------------------------------------------------------------------------------------------
November 3
  (Commencement)      $10.00
January 1 value                 $10.87    $12.58    $17.72    $14.93    $25.33      $30.55      $37.47      $35.58      $45.01
December 31 value     $10.87    $12.58    $17.72    $14.93    $25.33    $30.55      $37.47      $35.58      $45.01      $46.79
December 31 units        329    11,285    22,539    41,687    76,705   288,277     874,970   1,454,901   1,670,956   1,681,075

                                                                   BALANCED TRUST
                                                          (FORMERLY BALANCED ASSETS FUND)
                      --------------------------------------------------------------------------------------------------------
                       1987     1988      1989      1990      1991      1992       1993        1994        1995        1996
                      --------------------------------------------------------------------------------------------------------
November 3
  (Commencement)      $10.00
January 1 value                 $10.20    $10.87    $13.06    $13.13    $16.04      $16.87      $18.70      $17.75      $21.91
December 31 value     $10.20    $10.87    $13.06    $13.13    $16.04    $16.87      $18.70      $17.75      $21.91      $23.98
December 31 units      1,645    21,509    47,074   118,664   201,901   515,812   1,293,922   2,001,928   2,189,632   2,312,513

                                                             CAPITAL GROWTH BOND TRUST
                                                        (FORMERLY CAPITAL GROWTH BOND FUND)
                      --------------------------------------------------------------------------------------------------------
                       1987     1988      1989      1990      1991      1992       1993        1994        1995        1996
                      --------------------------------------------------------------------------------------------------------
November 3
  (Commencement)      $10.00
January 1 value                 $10.15    $10.77    $12.14    $12.81    $14.76      $15.47      $16.94      $16.02      $19.07
December 31 value     $10.15    $10.77    $12.14    $12.81    $14.76    $15.47      $16.94      $16.02      $19.07      $19.35
December 31 units      1,039    17,737    36,191    51,268    69,024   168,747     499,877     672,365     789,655     851,595

                                                                 MONEY MARKET TRUST
                                                            (FORMERLY MONEY-MARKET FUND)
                      --------------------------------------------------------------------------------------------------------
                       1987     1988      1989      1990      1991      1992       1993        1994        1995        1996
                      --------------------------------------------------------------------------------------------------------
November 3
  (Commencement)      $10.00
January 1 value                 $10.07    $10.68    $11.51    $12.28    $12.84      $13.15      $13.37      $13.75      $14.38
December 31 value     $10.07    $10.68    $11.51    $12.28    $12.84    $13.15      $13.37      $13.75      $14.38      $14.95
December 31 units      7,161    23,091    32,907   160,484   122,681   176,160     328,922     918,869   1,290,129   1,375,204

                                                             QUANTITATIVE EQUITY TRUST
                                                            (FORMERLY COMMON STOCK FUND)
                      --------------------------------------------------------------------------------------------------------
                       1987     1988      1989      1990      1991      1992       1993        1994        1995        1996
                      --------------------------------------------------------------------------------------------------------
November 3
  (Commencement)      $10.00
January 1 value                 $10.43    $11.35    $14.68    $13.94    $17.97      $18.88      $21.19      $20.10      $25.72
December 31 value     $10.43    $11.35    $14.68    $13.94    $17.97    $18.88      $21.19      $20.10      $25.72      $30.03
December 31 units        709     7,257    20,202    43,044    78,327   194,079     485,195     803,568     977,871   1,274,256

                                                                REAL ESTATE SECURITIES TRUST
                                                           (FORMERLY REAL ESTATE SECURITIES FUND)
                                  ----------------------------------------------------------------------------------------
                                   1987       1988       1989       1990       1991       1992        1993         1994
                                  ----------------------------------------------------------------------------------------
November 3 (Commencement)         $10.00
January 1 value                              $ 9.99     $11.05     $11.95     $11.30      $15.78      $18.96        $23.01
December 31 value                 $ 9.99     $11.05     $11.95     $11.30     $15.78      $18.96      $23.01        $22.16
December 31 units                  1,642     12,733     17,676     17,834     24,956     134,707     711,630     1,205,880


                                      1995          1996

November 3 (Commencement)
January 1 value                        $22.16        $25.26
December 31 value                      $25.26        $38.68
December 31 units                   1,149,409     1,190,829

                                          INTERNATIONAL STOCK TRUST
                                        (FORMERLY INTERNATIONAL FUND)
                                  ------------------------------------------
                                   1994             1995              1996
                                  ------------------------------------------
October 4 (Commencement)          $10.00
January 1 value                                     $ 9.72            $10.71
December 31 value                 $ 9.72            $10.71             11.71
December 31 units                 89,180           354,776           652,940

                                      PACIFIC RIM EMERGING MARKETS TRUST
                                            (FORMERLY PACIFIC RIM
                                            EMERGING MARKETS FUND)
                                  ------------------------------------------
                                   1994             1995              1996
                                  ------------------------------------------
October 4 (Commencement)          $10.00
January 1 value                                     $ 9.41            $10.38
December 31 value                 $ 9.41            $10.38             11.29
December 31 units                 67,272           261,208           502,325

GENERAL INFORMATION ABOUT MANUFACTURERS LIFE OF AMERICA

MANUFACTURERS LIFE OF AMERICA AND MANUFACTURERS LIFE

Manufacturers Life of America, a wholly-owned subsidiary of The Manufacturers Life Insurance Company (U.S.A.) ("Manufacturers USA"), is a stock life insurance company organized under the laws of Pennsylvania on April 11, 1977 and redomesticated under the laws of Michigan on December 9, 1992. It is a licensed life insurance company in the District of Columbia and all states of the United States except New York. Manufacturers USA, a life insurance company organized in 1955 under the laws of Maine and redomesticated under the laws of Michigan on December 30, 1992, is a wholly-owned subsidiary of Manulife Reinsurance Corporation (U.S.A.), a life insurance company organized in 1983 under the laws of Michigan which in turn is a wholly-owned subsidiary of The Manufacturers Life Insurance Company ("Manufacturers Life"), a mutual life insurance company based in Toronto, Canada. Manufacturers Life and its subsidiaries, together, constitute one of the largest life insurance companies in North America and rank among the 60 largest life insurers in the world as measured by assets. Manufacturers Life and Manufacturers Life of America have received the following ratings from independent rating agencies: Standard and Poor's Insurance Rating Service -- AA+ (for claims paying ability), A.M. Best Company -- A++ (for financial strength), Duff & Phelps Credit Rating Co. -- AAA (for claims paying ability), and Moody's Investors Service, Inc. -- Aa3 (for financial strength). However, neither Manufacturers Life of America nor Manufacturers Life guarantees the investment performance of the Separate Account.

GENERAL INFORMATION ABOUT MANUFACTURERS LIFE OF AMERICA'S SEPARATE ACCOUNTS

Manufacturers Life of America is the legal owner of the assets in its separate accounts. The income, gains and losses of the separate accounts, whether or not realized, are, in accordance with applicable contracts, credited to or charged against the accounts without regard to the other income, gains or losses of Manufacturers Life of America. Manufacturers Life of America will at all times maintain assets in the accounts with a total market value at least equal to the reserves and other liabilities relating to Variable Account or Fixed Account benefits under all Policies participating in the accounts. While the assets of Separate Account Two may not be charged with liabilities which arise from any other business Manufacturers Life of America conducts, the assets of Separate Account A may be so charged. However, all obligations under the Policies are general corporate obligations of Manufacturers Life of America.

The investments made by the separate accounts are subject to the requirements of applicable state laws. These investment requirements may differ between those for separate accounts supporting variable obligations and those for separate accounts supporting fixed obligations.

MANUFACTURERS LIFE OF AMERICA'S SEPARATE ACCOUNT TWO: THE VARIABLE ACCOUNTS

Manufacturers Life of America established its Separate Account Two on May 25, 1983 as a separate account under Pennsylvania law. Since December 9, 1992 the Separate Account has been operated under Michigan law. This account holds assets that are segregated from all of Manufacturers Life of America's other assets. Separate Account Two is currently used only to support the Variable Account obligations under variable annuity contracts.

Separate Account Two is registered with the Securities and Exchange Commission ("S.E.C.") under the Investment Company Act of 1940 ("1940 Act") as a unit investment trust. A unit investment trust is a type of investment company which invests its assets in specified securities, such as the shares of one or more investment companies, rather than in a portfolio of unspecified securities. Registration under the 1940 Act does not involve any supervision by the S.E.C. of the management or investment policies or practices of Separate Account Two. For state law purposes Separate Account Two is treated as a part or division of Manufacturers Life of America.

GENERAL INFORMATION ABOUT NASL SERIES TRUST

Each sub-account of Separate Account Two will purchase shares only of a particular portfolio of NASL Series Trust. NASL Series Trust is registered under the 1940 Act as an open-end management investment company. Separate Account Two will purchase and redeem shares of NASL Series Trust at net asset value.

Shares will be redeemed to the extent necessary for Manufacturers Life of America to provide benefits under the Policies, to transfer assets from one sub-account to another or to the General Account or Separate Account A as requested by Policyowners, and for other purposes consistent with the Policies. Any dividend or capital gain distribution received from a portfolio will be reinvested immediately at net asset value in shares of that portfolio and retained as assets of the corresponding sub-account. NASL Series Trust shares are issued to fund benefits under both variable annuity contracts and variable life insurance policies issued by Manufacturers Life of America, or other insurance companies affiliated with the Company. Shares of NASL Series Trust will also be issued to Manufacturers Life of America's general account for certain limited investment purposes including initial portfolio seed money. For a description of the procedures for handling potential conflicts of interest arising from the funding of such benefits, see the accompanying NASL Series Trust prospectus.

NASL Series Trust receives investment advisory services from NASL Financial Services, Inc. NASL Financial Services, Inc. is a registered investment adviser under the Investment Advisers Act of 1940. NASL Series Trust also employs subadvisers. The following subadvisers provide investment subadvisory services to the indicated portfolios:

                  PORTFOLIO                                      SUBADVISER
---------------------------------------------   ---------------------------------------------
Aggressive Growth Portfolios
     Pacific Rim Emerging Markets Trust         Manufacturers Adviser Corporation*
     Emerging Growth Trust                      Warburg, Pincus Counsellors, Inc.
     International Stock Trust                  Rowe Price-Fleming International, Inc.
Equity Portfolios
     Quantitative Equity Trust
       (formerly Common Stock Fund)             Manufacturers Adviser Corporation*
     Real Estate Securities Trust               Manufacturers Adviser Corporation*
Balanced Portfolio
     Balanced Trust                             Founders Asset Management, Inc.
Bond Portfolio
     Capital Growth Bond Trust                  Manufacturers Adviser Corporation*
Money Market Portfolio
     Money Market Trust                         Manufacturers Adviser Corporation*

---------------

* Manufacturers Adviser Corporation is an indirect wholly-owned subsidiary of Manufacturers Life.

INVESTMENT OBJECTIVES AND CERTAIN POLICIES OF THE PORTFOLIOS

The investment objectives and certain policies of the Portfolios currently available to policyowners through corresponding sub-accounts are set forth below. There is, of course, no assurance that these objectives will be met.

EMERGING GROWTH TRUST. The investment objective of the Emerging Growth Trust is maximum capital appreciation. Warburg, Pincus Counsellors, Inc. manages the Emerging Growth Trust and will pursue this objective by investing primarily in a portfolio of equity securities of domestic companies. The Emerging Growth Trust ordinarily will invest at least 65% of its total assets in common stocks or warrants of emerging growth companies that represent attractive opportunities for maximum capital appreciation.

BALANCED TRUST. The investment objective of the Balanced Trust is current income and capital appreciation. Founders Asset Management, Inc. is the manager of the Balanced Trust and seeks to attain this objective by investing in a balanced portfolio of common stocks, U.S. and foreign government obligations and a variety of corporate fixed-income securities.

CAPITAL GROWTH BOND TRUST. The investment objective of the Capital Growth Bond Trust is to achieve growth of capital by investing in medium-grade or better debt securities, with income as a secondary consideration. Manufacturers Adviser Corporation manages the Capital Growth Bond Trust. The Capital

Growth Bond Trust differs from most "bond" funds in that its primary objective is capital appreciation, not income.

MONEY MARKET TRUST. The investment objective of the Money Market Trust is to obtain maximum current income consistent with preservation of principal and liquidity. Manufacturers Adviser Corporation manages the Money Market Trust and seeks to achieve this objective by investing in high quality, U.S. dollar denominated money market instruments.

QUANTITATIVE EQUITY TRUST (FORMERLY COMMON STOCK FUND). The investment objective of the Quantitative Equity Trust is to achieve intermediate and long-term growth through capital appreciation and current income by investing in common stocks and other equity securities of well established companies with promising prospects for providing an above-average rate of return. Manufacturers Adviser Corporation manages the Quantitative Equity Trust.

REAL ESTATE SECURITIES TRUST. The investment objective of the Real Estate Securities Trust is to achieve a combination of long-term capital appreciation and satisfactory current income by investing in real estate related equity and debt securities. Manufacturers Adviser Corporation manages the Real Estate Securities Trust.

INTERNATIONAL STOCK TRUST. The investment objective of the International Stock Trust is to achieve long-term growth of capital. Rowe Price-Fleming International, Inc. manages the International Stock Trust and seeks to obtain this objective by investing primarily in common stocks of established, non-U.S. companies.

PACIFIC RIM EMERGING MARKETS TRUST. The investment objective of the Pacific Rim Emerging Markets Trust is to achieve long-term growth of capital. Manufacturers Adviser Corporation manages the Pacific Rim Emerging Markets Trust and seeks to achieve this investment objective by investing in a diversified portfolio that is comprised primarily of common stocks and equity-related securities of corporations domiciled in countries of the Pacific Rim region.

A full description of the NASL Series Trust, its investment objectives, policies and restrictions, the risks associated therewith, its expenses, and other aspects of its operation is contained in the accompanying NASL Series Trust prospectus, which should be read together with this prospectus.

DESCRIPTION OF THE POLICIES

PURCHASING A POLICY

The Policies are designed for use in connection with retirement plans entitled to special tax treatment under Sections 401 or 408 of the Code and retirement plans and trusts not entitled to any special tax treatment. The Policies are appropriate for group or sponsored plans with individual accounts or for purchase directly by individuals. (See Other Matters -- "Special Provisions for Group or Sponsored Arrangements".) A Policy will generally be issued to persons up to age 75. In certain circumstances Manufacturers Life of America may, in its sole discretion, issue a Policy to persons above age 75.

Except where application information and the initial purchase payment are supplied by electronic transmission, persons seeking to purchase Policies must submit an application and a check for the initial purchase payment. The application, whether written, or via electronic transmission, is subject to underwriting standards adopted by Manufacturers Life of America and Manufacturers Life of America reserves the right to reject any application. A properly completed application that is accompanied by the initial purchase payment and all information necessary for the processing of the application will normally be accepted within two business days. An incomplete application which is subsequently made complete will normally be accepted within two business days of completion; however, if an application is not completed properly or necessary information is not obtained within 5 working days, Manufacturers Life of America will offer to return the purchase payment.

Special provisions for electronic transmission of application information and purchase payments. In jurisdictions where it is not prohibited, Manufacturers Life of America will accept transmittal of initial and subsequent purchase payments by electronic transfer to the Service Office provided the transmission is (i) initiated by a broker-dealer from whom Manufacturers Life of America has agreed to accept such transfers and (ii) accompanied by the information necessary to issue a Policy and/or allocate the premium payments.

Initial purchase payments made via electronic transfer and accompanied by the information necessary to issue a Policy will normally be accepted within two business days. If the accompanying information is incomplete but is subsequently made complete, it will normally be accepted within two business days; however, if the requested information cannot be obtained within five business days, Manufacturers Life of America will inform the broker-dealer, on the applicant's behalf, of the reasons for the delay and offer to return the purchase payment.

Based on the information provided by the electronic transmission, Manufacturers Life of America will generate an application and Policy to be forwarded to the applicant for signature.

"FREE LOOK" RIGHT

Within ten days after receiving a Policy, the Policyowner may return it for cancellation by mailing it to the Service Office. Within seven days after receipt, except where state insurance law requires return of any purchase payments made, Manufacturers Life of America will refund the Policy Value plus or minus any applicable Market Value Adjustment.

RESTRICTIONS APPLICABLE TO PURCHASE PAYMENTS

Purchase payments are made directly by the Policyowner. They may be made at any time until the Annuity Commencement Date or until the Policy is fully surrendered. If the Policyowner is an individual, purchase payments will not be permitted after the Policyowner's death unless the beneficiary is the Policyowner's spouse. If the Policyowner is not an individual, purchase payments will not be permitted after the Annuitant's death, unless the Policyowner is the trustee of a trust which is part of a qualified retirement plan described in section 401(a) of the Code. See Description of the Policies -- "Provisions on Death" (Death of the Policyowner and Death of the Annuitant). Purchase payments must be made to the Manufacturers Life of America Service Office.

The minimum initial purchase payment is $5,000 ($2,000 for Qualified Plans). This can be allocated to the Variable Accounts, the Guaranteed Interest Account or the Fixed Accounts. Subsequent purchase payments must be at least $500. If an additional purchase payment would cause the Policy Value to exceed $1,000,000, or if the Policy Value should already exceed $1,000,000, the prior approval of Manufacturers Life of America will be required for an additional purchase payment. If, for any reason, the Policy Value should fall to zero, the Policy and all rights of the Policyowner and any other person under the Policy, will terminate and no further purchase payments may be made.

Manufacturers Life of America reserves the right to alter the minimum payment amounts on 90 days written notice to the Policyowner and it further reserves the right to institute a pre-authorized payment plan which will provide for automatic monthly deductions and which may permit smaller payments.

A Policyowner should specify how each purchase payment is to be allocated. The percentage allocation to any account may be any whole number between 0 and 100, provided the total percentage allocations equal 100. A Policyowner may change the way in which Net Premiums are allocated at any time without charge. The change will take effect on the date a written or telephonic request for change satisfactory to Manufacturers Life of America is received at its Service Office. If no allocation is specified, a purchase payment will be allocated using the same percentages as specified in the last allocation request received from the Policyowner. Such allocation will be made at the end of the Business Day in which the purchase payment is received at the Manufacturers Life of America Service Office. Manufacturers Life of America will send a confirmation of its receipt of each purchase payment.

POLICY VALUE

The Policy Value at any time is equal to the sum of the Variable Policy Value, the Fixed Account Value and the Guaranteed Interest Account Value. The Policy Value is available to the Policyowner through a partial withdrawal or a full surrender. See "Surrender or Withdrawal Rights" below. The portion of the Policy Value based on the Variable Policy Value is not guaranteed and will vary each Business Day with the investment performance of the underlying Portfolios.

Reserves for Policy Values allocated to the Guaranteed Interest Account will be held in the General Account of Manufacturers Life of America. Reserves for Policy Values allocated to the Fixed Accounts will either be held in Separate Account A or in the General Account of Manufacturers Life of America, depending upon the requirements of the jurisdiction in which a Policy is purchased.

THE FIXED ACCOUNTS

Manufacturers Life of America established its Separate Account A on December 1, 1992 as a separate account under Michigan law. It is not a registered investment company. This account holds assets that are segregated from all of Manufacturers Life of America's other assets. Separate Account A is currently used only to support the Fixed Account obligations under variable annuity contracts. These Fixed Account obligations are based on interest rates credited to Fixed Accounts and do not depend on the investment performance of Separate Account A. Any gain or loss in Separate Account A accrues solely to Manufacturers Life of America and Manufacturers Life of America assumes any risk associated with the possibility that the value of the assets in Separate Account A might fall below the reserves and other liabilities that must be maintained. Should the value of the assets in Separate Account A fall below such reserves and other liabilities, Manufacturers Life of America will transfer assets from its General Account to Separate Account A to make up the shortfall. Manufacturers Life of America reserves the right to transfer to its General Account any assets of Separate Account A in excess of such reserves and other liabilities and to maintain assets in Separate Account A which support any number of annuities which Manufacturers Life of America offers or may offer. The assets of Separate Account A are not insulated from the claims of Manufacturers Life of America's creditors and may be charged with liabilities which arise from other business conducted by Manufacturers Life of America. Thus Manufacturers Life of America may, at its discretion if permitted by applicable state law, transfer existing Fixed Account assets to, or place future Fixed Account allocations in, its General Account for purposes of administration.

The assets of Separate Account A will be invested in those assets chosen by Manufacturers Life of America and permitted by applicable state laws for separate account investments.

The Policyowner may allocate Net Premiums directly to the Fixed Accounts or transfer Policy Values to the Fixed Accounts provided such allocations are permitted by the Policyowner's jurisdiction. Each allocation to a Fixed Account is accounted for separately and earns a fixed rate of interest for a set period of time called a "Guarantee Period".

Currently, Guarantee Periods ranging from 1 to 10 years are offered under the Policies.

To the extent permitted by law, Manufacturers Life of America reserves the right at any time to offer Guarantee Periods with durations that differ from those available at the date of this prospectus. Manufacturers Life of America also reserves the right at any time to stop accepting new allocations, transfers or renewals for a particular Guarantee Period. These actions may be taken upon 60 days written notice to the Policyowner.

If the Policyowner surrenders, withdraws or transfers any Policy Value attributable to the Fixed Accounts prior to the end of the applicable Guarantee Period, a Market Value Adjustment will apply. (See Description of the Policies -- "Policy Charges" -- Market Value Adjustment).

If Manufacturers Life of America does not receive written notice at least 7 days prior to the end of the Guarantee Period of a Fixed Account indicating what action to take with respect to funds in the Fixed Account upon maturity thereof, the funds will be allocated to a new Fixed Account for the same Guarantee Period as the matured Fixed Account. If the same Guarantee Period is no longer available, we will use the next shortest available Guarantee Period; provided that Manufacturers Life of America will not allocate funds to a Guarantee period that extends beyond the Elected Annuity Date. If the required Guarantee Period is not available, funds will be transferred to the Guaranteed Interest Account.

FIXED ACCOUNT VALUE. The value of a Policyowner's interest in a Fixed Account reflects all interest credited to or accrued to date on the Fixed Account, all purchase payments or transfers allocated to the Fixed Account, any withdrawals or transfers from the Fixed Account, any applicable withdrawal or other charges deducted from the account, and any applicable Market Value Adjustments previously made.

THE GUARANTEED INTEREST ACCOUNT

As noted above, Policyowners may accumulate value on a variable basis, by allocating purchase payments to one or more sub-accounts of Separate Account Two, or on a fixed basis by allocating purchase payments either to one or more of the Fixed Accounts, or, if permitted by the Policyowner's jurisdiction, to the Guaranteed Interest Account. Amounts allocated to the Guaranteed Interest Account will earn a minimum interest rate of 3% per annum. Manufacturers Life of America may credit interest at a rate in excess of 3% per annum; however, it is not obligated to do so. The rate of interest credited is subject to change daily. No specific formula governs the determination of the rate to be credited in excess of 3% per annum.

GUARANTEED INTEREST ACCOUNT VALUE. The value of a Policyowner's interest in the Guaranteed Interest Account reflects all interest credited to or accrued to date on the account, all purchase payments or transfers allocated to the Guaranteed Interest Account, any withdrawals or transfers from the Guaranteed Interest Account and any applicable withdrawal and other charges deducted from the Guaranteed Interest Account.

THE VARIABLE ACCOUNTS

VARIABLE POLICY VALUE. Upon receipt of a purchase payment at its Service Office, Manufacturers Life of America credits the Policy with a number of units for each Variable Account based upon the portion of the purchase payment allocated to the Variable Account. Units are also credited to reflect any transfers to a Variable Account. Units are cancelled whenever amounts are deducted, transferred or withdrawn from a Variable Account, any charge or deduction is assessed against a Variable Account, on the Annuity Commencement Date, or on payment of proceeds payable on death.

The number of units credited or cancelled for a specific transaction is based on the dollar amount of the transaction divided by the value of the unit on the Business Day on which the transaction occurs. The number of units credited with respect to an initial payment submitted with a completed purchase application will be based on the applicable unit values for either the Business Day on which the payment is received at the Manufacturers Life of America's Service Office or other office or entity so designated by Manufacturers Life of America or the following Business Day, depending on when the application is accepted. Units will be credited with respect to any subsequent purchase payments allocated to, or transfers into, a Variable Account based on the applicable unit values of the Business Day on which the payment or transfer request is so received. The number of units cancelled in connection with partial withdrawals, transfers out of a Variable Account or deduction of charges from a Variable Account will also be based on the applicable unit values of the Business Day on which the requests for a partial withdrawal or transfer are so received, or on which deductions are made.

Units are valued at the end of each Business Day. A Business Day is deemed to end at the time of the determination of the net asset value of the Fund shares. When an order involving the crediting or cancelling of units is received after the end of a Business Day or on a day which is not a Business Day, the order will be processed on the basis of unit values determined on the next Business Day. Similarly, any determination of Policy Value or Variable Account Value to be made on a day which is not a Business Day will be made on the next Business Day.

The value of a unit of each Variable Account was initially fixed at $10.00. For each subsequent Business Day the unit value of a particular Variable Account is the value of the adjusted net assets of that account at the end of the Business Day divided by the total number of units.

The value of a unit may increase, decrease or remain the same, depending on the investment performance of a Variable Account from one Business Day to the next. The unit value for any Variable Account for any Business Day is the result of
(a) minus (b) divided by (c), where:

(a)  is the net assets of the Variable Account as of the end of such Business
     Day;

(b) is a charge not exceeding .000027397 for each calendar day since the preceding Business Day, multiplied by the net assets of the Variable Account as of the end of such Business Day, corresponding to a charge of 0.80% per annum for mortality and expense risks, and 0.20% per annum for the administration charge; and

(c)  is the total number of units of the Variable Account.

Manufacturers Life of America reserves the right to adjust the above formula to provide for any taxes determined by it to be attributable to the operations of Separate Account Two.

ANNUITY VALUE GUARANTEE

The Annuity Value Guarantee guarantees that, in those jurisdictions where permitted, under certain conditions the Policy Value available at the Annuity Commencement Date will be the greater of the Policy Value or an amount reflecting the purchase payments and withdrawals made by the Policyowner.

Such amount is calculated as follows: (1) when the Policy is issued, the amount is set equal to the initial purchase payment; (2) each time a purchase payment is made the amount is increased by the amount of the purchase payment; and (3) each time a withdrawal is made, the amount is reduced by the same percentage as the Gross Withdrawal Amount bears to the Policy Value.

This Guarantee will be effective only for Policies owned individually or jointly with another individual, unless otherwise required by state law, and only if the Annuity Commencement Date is a date within 30 days of the later of the tenth Policy Anniversary or the first Policy Anniversary after the original policyowner (or the older of two original joint Policyowners) is age 65. If the Annuity Commencement Date does not fall within this time frame, the Policy may still be eligible for this Guarantee. Thereafter eligibility will re-occur every fifth anniversary, provided the Annuity Commencement Date is within 30 days thereof.

The Policyowner will cease to be eligible for the Annuity Value Guarantee if, at any time, (i) the Policyowner makes a withdrawal or transfers money out of a Fixed Account prior to that account's Maturity Date or (ii) the Annuity Commencement Date is prior to the Maturity Date of any Fixed Account to which the Policyowner has allocated values.

TRANSFERS OF POLICY VALUE

Subject to the restrictions described below, transfers may be made among any of the accounts at any time during the Policy Year free of charge. Manufacturers Life of America does, however, reserve the right to limit, upon notice, the maximum number of transfers a Policyowner may make to one per month or six at any time within a Policy Year. In addition, Manufacturers Life of America also reserves the right to modify or terminate the transfer privilege at any time in accordance with applicable law.

The minimum dollar amount of all transfers pursuant to a single transfer request, except for transfers pursuant to the Asset Allocation Balancer program or transfers designed to change percentage allocations of assets, is $500. The maximum amount that may be transferred from the Guaranteed Interest Account in any one Policy Year is the greater of $500 or 15% of the Guaranteed Interest Account Value at the previous Policy anniversary. Any transfer which involves a transfer out of the Guaranteed Interest Account may not involve a transfer to the Variable Accounts' Money Market Trust.

Transfer requests must be satisfactory to Manufacturers Life of America and in writing, or by telephone if a currently valid telephone transfer authorization form is on file. Although failure to follow reasonable procedures may result in Manufacturers Life of America's liability for any losses due to unauthorized or fraudulent telephone transfers, Manufacturers Life of America will not be liable for following instructions communicated by telephone that it reasonably believes to be genuine. Manufacturers Life of America will employ reasonable procedures to confirm that instructions communicated by telephone are genuine. Such procedures shall consist of confirming a valid telephone authorization form is on file, tape recording all telephone transactions and providing written confirmation thereof.

LIMITATIONS. To the extent that surrenders, partial withdrawals and transfers out of a Variable Account exceed net premium allocations and transfers into that Variable Account, portfolio securities of the underlying Fund may have to be sold. Excessive sales of the Fund's portfolio securities in such a situation could be detrimental to that Fund and to Policyowners with Policy Values allocated to Variable Accounts investing in that Fund. To protect the interests of all Policyowners, the Policy's transfer privilege is limited as described below.

So long as effecting all requested transfers out of the Equity Index Trust Sub-account in a particular Business Day would not reduce the number of shares of the underlying Equity Index Trust outstanding at the close of the prior Business Day by more than 5%, all such requests will be effected. However, net transfers out of that sub-account greater than 5% would be permitted only if, and to the extent that, in the judgment of Manufacturers Adviser Corporation, they would not result in detriment to the underlying Equity Index Trust or to the interests of Policyowners or others with assets allocated to that Portfolio. If and when transfers must be limited to avoid such detriment, some requests will not be effected. In determining which requests will be effected, transfers pursuant to the Dollar Cost Averaging program will be effected first, followed by Asset Allocation Balancer transfers, written requests next and telephone requests last. Within each such group, requests will be processed in the order received, to the extent possible. Policyowners whose transfer requests are not effected will be so notified. Current S.E.C. rules preclude Manufacturers Life of America from processing at a later date those requests that were not effected. Accordingly, a new transfer request would have to be submitted in order to effect a transfer that was not effected because of the limitations described in this paragraph. Manufacturers Life of America may be permitted to limit transfers in certain other circumstances. (See Description of the Policies -- "Other General Policy Provisions" -- Deferral of Payments).

DOLLAR COST AVERAGING

Manufacturers Life of America will offer Policyowners a Dollar Cost Averaging program. Under this program amounts will be automatically transferred at predetermined intervals from one Variable Account to any other Variable Account(s), or a Fixed Account or the Guaranteed Interest Account.

Under the Dollar Cost Averaging program the Policyowner will designate a dollar amount of available assets to be transferred at predetermined intervals from one Variable Account into any other Variable Account(s) or a Fixed Account or the

GUARANTEED INTEREST ACCOUNT. Each transfer under the Dollar Cost Averaging program must be at least $500 and Manufacturers Life of America reserves the right to change this minimum at any time upon notice to the Policyowner. Currently, there is no charge for this program if Policy Value exceeds $15,000; otherwise a charge of $5 per transfer or series of transfers occurring on the same transfer date will apply. If insufficient funds exist to effect a Dollar Cost Averaging transfer, including the charge, if applicable, the transfer will not be effected and the Policyowner will be so notified. Manufacturers Life of America reserves the right to cease to offer the Dollar Cost Averaging program on 90 days' written notice to the Policyowner.

ASSET ALLOCATION BALANCER

Manufacturers Life of America will also offer Policyowners the ability to have amounts automatically transferred among stipulated accounts to maintain an allocated percentage in each stipulated account.

Under the Asset Allocation Balancer program the Policyowner will designate an allocation of Policy Value among the Variable Accounts. Every six Policy Months, Manufacturers Life of America will move amounts out of Variable Accounts and into other Variable Accounts as necessary to maintain the Policyowner's chosen allocation. Currently, there is no charge for this program. A change to the policyowner's premium allocation instructions will automatically result in a change in Asset Allocation Balancer instructions so that the two are identical unless the Policyowner instructs Manufacturers Life of America otherwise or has a Dollar Cost Averaging request in effect. Manufacturers Life of America reserves the right to institute a charge for this program or to cease to offer the Asset Allocation Balancer Program on 90 days' written notice to the Policyowner.

SURRENDER OR WITHDRAWAL RIGHTS

At any time prior to the Elected Annuity Date, a Policyowner may fully surrender the Policy for, or make a partial withdrawal in an amount not exceeding, its Policy Value, reduced by any applicable withdrawal or record-keeping charge and any applicable withholding taxes and reduced or augmented by any applicable Market Value Adjustment. (See Description of the Policies -- "Policy Charges".) For certain Qualified Policies, exercise of the right to surrender may require the consent of the Policyowner's spouse under regulations promulgated by the Treasury or Labor Department.

In any Policy Year after the first and before the Elected Annuity Date, up to 10% of the Policy Value as of the most recent Policy Anniversary may be surrendered or withdrawn free of the withdrawal charge. In states where permitted, if the Policyowner is a Charitable Remainder Trust, in any Policy Year after the first and before the Elected Annuity Date, the Policyowner may withdraw, free of the withdrawal charge, the greater of (i) 10% of the Policy Value as of the most recent Policy Anniversary or (ii) Cumulative Net Earnings under the Policy. During the first Policy Year, if the Policyowner is a Charitable Remainder Trust, the Policyowner may withdraw, free of the withdrawal charge, up to 10% of the cumulative Net Premiums as reduced by prior withdrawals. The amount received on withdrawal will be adjusted for any applicable Market Value Adjustment. Amounts surrendered or withdrawn during a Policy Year which exceed the foregoing sums will be subject to a withdrawal charge.

In the case of a full surrender of a Policy, Manufacturers Life of America will pay the Policy Value reduced by any applicable withdrawal or record-keeping charges and any applicable withholding taxes, and adjusted by any applicable Market Value Adjustment as of the Business Day on which the request for surrender is received at its Service Office, and the Policy will be cancelled. In the case of a partial withdrawal from the Variable Accounts, Manufacturers Life of America will pay the amount requested and cancel that number of units credited to each Variable Account necessary to equal the amount of the partial withdrawal plus any applicable withdrawal charges and withholding taxes. In the case of a partial withdrawal from the Fixed Account or the Guaranteed Interest Account, Manufacturers Life of America will pay the amount requested. The Fixed Account Value and/or the Guaranteed Interest Account Value will be reduced by the amount withdrawn and any applicable withdrawal charges and withholding taxes, and adjusted by any applicable Market Value Adjustment. In any event, should there not be sufficient funds available in the designated account or accounts equal to the Gross Withdrawal Amount, Manufacturers Life of America will notify the Policyowner and await further instruction before effecting any withdrawal. (For a discussion of withholding taxes see Federal Tax Matters -- "Tax Treatment of the Policies".)

For a partial withdrawal, the Policyowner should specify the account(s) from which the withdrawal should be made. If no specification is indicated, the withdrawal will not be made and the Policyowner will be so notified.

There is no limit on the frequency of partial withdrawals; however, the requested withdrawal must be at least $500. Any request for a partial withdrawal or a full surrender of a Policy must be in writing and delivered to the Manufacturers Life of America Service Office. If the amount to be withdrawn exceeds $10,000, it must be accompanied by a guarantee of the Policyowner's signature by a commercial bank, trust company, member of the National Association of Securities Dealers, Inc., a notary public, or any other individual or association designated by Manufacturers Life of America.

SPECIAL POLICY ACCESS

In those states where permitted, if the Policyowner should become terminally ill, he or she will be permitted to make one full surrender or partial withdrawal without imposition of withdrawal charges. If partial withdrawal is chosen, the Survivor Benefit Amount and Annuity Value Guarantee, if applicable, will be reduced accordingly. To be eligible, Manufacturers Life of America must receive written evidence acceptable to Manufacturers Life of America, including a written statement from a licensed medical doctor, that the Policyowner is terminally ill and has a life expectancy of one year or less and the consent of any irrevocable beneficiary and any assignee.

There is currently no charge associated with this feature. However, Manufacturers Life of America reserves the right to impose an administrative charge not to exceed $150 for a partial withdrawal or full surrender pursuant to this provision.

PROVISIONS ON DEATH

In the discussions that follow, references to the age, death, life expectancy, or marital status of a Policy owner do not apply to a Policyowner who owns a Policy other than individually or jointly with another person, except the Survivor Benefit amount which will apply upon death of the annuitant if the Policyowner is a charitable remainder trust. In addition, references to the death of the original Policyowner include the first to die of two joint Policyowners.

SURVIVOR BENEFIT AMOUNT

Upon occurrence of the death of the original Policyowner, Manufacturers Life of America will compare the Policy Value to the Survivor Benefit Amount and, if the Policy Value is lower, Manufacturers Life of America will deposit sufficient funds into the Money-Market Variable Account to make the Policy Value equal the Survivor Benefit Amount. Any funds which Manufacturers Life of America deposits into the Money-Market Variable Account will not be deemed a purchase payment for purposes of calculating withdrawal charges.

The Survivor Benefit Amount is calculated as follows: (1) when the Policy is issued, the Survivor Benefit Amount is set equal to the initial purchase payment; (2) each time a purchase payment is made, the Survivor Benefit Amount is increased by the amount of the purchase payment; (3) each time a withdrawal is made, the Survivor Benefit Amount is reduced by the same percentage as the Gross Withdrawal Amount bears to the Policy Value; (4) in jurisdictions where it is allowed, on every sixth Policy Anniversary Manufacturers Life of America will set the Survivor Benefit Amount to the greater of its current value or the Policy Value on that Policy Anniversary, provided the original Policyowner is still alive and is not older than age 85.

Subsequent to the death of the original Policyowner, the Variable Policy Value will continue to reflect the investment performance of the selected Variable Accounts.

JOINT OWNERSHIP

If the Policy is owned jointly, the proceeds of the Survivor Benefit Amount will be payable on the first death of a Policyowner. However, if the surviving Policyowner is the spouse of the deceased and elects to continue the Policy, payment of the Survivor Benefit Amount will be deferred. The Survivor Benefit Amount will continue to be calculated as described above if payment is deferred.

If the surviving Policyowner is not the spouse of the deceased Policyowner, the proceeds of the Survivor Benefit Amount will be payable as set out in the non-spousal ownership provisions of the section entitled Provisions on Death -- "Death of the Policyowner".

DEATH OF THE POLICYOWNER

DEATH PRIOR TO ANNUITY COMMENCEMENT DATE. If any Policyowner dies before the Elected Annuity Date, all amounts will remain as allocated by that Policyowner until Manufacturers Life of America receives further instructions from the new Policyowner, or the surviving Policyowner if the Policy was owned jointly. The new or surviving Policyowner can make withdrawals, transfer amounts, assign the policy and name a payee, prior to payment of the Policy Value as described below.

If the new or surviving Policyowner is the spouse, he or she can:

(a)  continue the Policy and may make further purchase payments; or

(b) make a full surrender or partial withdrawal of the Policy Value within 60 days after the death without imposition of a Market Value Adjustment or withdrawal charge except with respect to withdrawal of purchase payments received after the death of the Policyowner; or

(c) elect to receive payment under a guaranteed annuity option. If the payment is made as an annuity, the Policy Value used to provide the annuity will be determined as of the date Manufacturers Life of America receives written notification of the election at its Service Office.

However, if a partial withdrawal or a full surrender of the Policy Value occurs more than 60 days after the death of the Policyowner, the payment will be based on the Policy Value determined as of the date of payment, adjusted for any applicable Market Value Adjustment and withdrawal charge. (See Description of the Policies -- "Market Value Adjustment" and "Policy Charges".)

The Policy will continue under option (a) in the absence of a written notification from the surviving spouse to do otherwise.

If the new or surviving Policyowner is not the spouse, he or she can:

(a) continue the Policy. If this option is selected, no further purchase payments can be made, and the Policy must be surrendered within 5 years of the death. Applicable Market Value Adjustments and withdrawal charges will be imposed. (See Description of the Policies -- "Market Value Adjustment" and "Policy Charges".); or

(b) make a full surrender or partial withdrawal of the Policy Value within 60 days after the death without imposition of a Market Value Adjustment or withdrawal charge; or

(c) elect to receive payment under a guaranteed annuity option. If the payment is made as an annuity, (i) the Policy Value used to provide the annuity will be determined as of the date Manufacturers Life of America receives written notification of the election at its Service Office, (ii) the only Annuity Options available are options 1, 2(b), or 2(c) of the Annuity Options described in Appendix A, (iii) the period selected for payment must not extend beyond the new or surviving Policyowner's life expectancy, and
     (iv) payments under the Annuity Option selected must begin no later than December 31 of the year following death of the Policyowner.

The Policy will continue under option (a) in the absence of written notification to do otherwise.

DEATH AFTER ANNUITY COMMENCEMENT DATE. If the Policyowner dies after the Annuity Commencement Date, payments will continue under the annuity option selected if the terms of the annuity so provide.

DEATH OF THE ANNUITANT

DEATH PRIOR TO ANNUITY COMMENCEMENT DATE. If the Policyowner is an individual who is not the Annuitant, and the Annuitant dies before the Annuity Commencement Date, the Policy will continue and the Policyowner may continue to make purchase payments. If the Policyowner has appointed a contingent Annuitant, he or she will become the new Annuitant. If no such appointment has been made, the Policy owner must appoint a new Annuitant within 60 days of the death of the original Annuitant; otherwise the Policyowner will be deemed to be the new Annuitant.

If the Policyowner is not an individual, the Policy is not a Qualified Policy owned by the trustee of a plan described in Section 401 of the Code, and the Annuitant dies before the Annuity Commencement Date, the Policyowner can:

(a) continue the Policy. If this option is selected, no further purchase payments can be made, and the Policy must be surrendered for a lump sum within 5 years of the Annuitant's death. Market Value Adjustments and all applicable charges will continue to be imposed. (See Description of the Policies -- "Market Value Adjustment" and "Policy Charges".); or

(b) make a full surrender or partial withdrawal of the Policy Value within 60 days after the Annuitant's death without imposition of a Market Value Adjustment or withdrawal charge.

The Policy will continue under option (a) in the absence of written notification to do otherwise.

If the Policyowner is not an individual, the Policy is a Qualified Policy owned by a trustee of a plan described in Section 401 of the Code, and the Annuitant dies before the Annuity Commencement Date, the Policyowner can:

(a) continue the Policy. If this option is selected, a new Annuitant must be appointed and no further purchase payments can be made. Market Value Adjustments and all applicable charges will continue to be imposed. (See Description of the Policies -- "Market Value Adjustment" and "Policy Charges".); or

(b) make a full surrender or partial withdrawal of the Policy Value within 60 days after the Annuitant's death without imposition of a Market Value Adjustment or withdrawal charge.

The Policy will continue under option (a) in the absence of written notification to do otherwise.

DEATH AFTER ANNUITY COMMENCEMENT DATE. If the Policyowner is an individual who is not the Annuitant and the Annuitant dies after the Elected Annuity Date, payments will continue under the annuity option selected if the terms of the annuity so provide.

COMMENCEMENT OF ANNUITY PAYMENTS

The Policyowner elects an annuity date in the application (the "Elected Annuity Date"). The Policyowner may change the Elected Annuity Date to any date prior to the end of the Policy Year in which the Annuitant reaches age 85 except in the case of Qualified Policies and Policies where the owner is a Charitable Remainder Trust. If the Policyowner is a Charitable Remainder Trust there is no required annuitization age. Written request for change of the Elected Annuity Date must be received by the Manufacturers Life of America Service Office at least thirty days prior to the new Elected Annuity Date.

Annuity payments will be made by application of the Policy Value to provide an annuity. Annuity payments will be made on a fixed basis only; the Policy Value will no longer reflect the investment performance of the Variable Accounts, the Fixed Accounts or the Guaranteed Interest Account. The annuity options available are described in Appendix A under "Annuity Options". The date on which the first annuity payment is made is the Annuity Commencement Date.

There are legal restrictions on the Elected Annuity Date selected for Qualified Policies. In general, the Annuity Commencement Date for Qualified Policies owned by an individual cannot be later than April 1 following the calendar year in which the Policyowner attains age 70 1/2. There are some exceptions to this requirement. If the Policy is owned by the trustee of a trust established pursuant to an employer retirement plan, the Elected Annuity Date is determined by the terms of the trust and plan.

Annuity payments may be made monthly, quarterly, semi-annually or annually. If application of the Policy Value would result in annuity payments of less than $20 monthly, $60 quarterly, $100 semi-annually or $200 annually, Manufacturers Life of America will pay the Policy Value to the Policyowner in a single sum in lieu of annuity payments.

SUBSTITUTION OF PORTFOLIO SHARES

Although Manufacturers Life of America believes it to be highly unlikely, it is possible that in the judgment of its management, one or more of the Portfolios may become unsuitable for investment by Separate Account Two because of a change in investment policy or a change in the tax laws, because the shares are no longer available for investment, or for some other reason. In that event, Manufacturers Life of America may seek to substitute the shares of another Portfolio or of an entirely different mutual fund. Before this can be done, the approval of the S.E.C. and one or more state insurance departments may be required.

Manufacturers Life of America also reserves the right to combine other registered separate accounts with Separate Account Two investing in additional Portfolios of the NASL Series Trust or another investment company, to establish additional sub-accounts within Separate Account Two, to operate Separate Account Two as a management investment company or other form permitted by law, to transfer assets from Separate Account Two to another registered separate account and from another registered separate account to Separate Account Two, and to deregister Separate Account Two under the 1940 Act. Any such change would be made only if permissible under applicable federal and state law.

POLICY CHARGES

The various charges and deductions applicable to the Policy and the separate accounts are set forth below.

WITHDRAWAL CHARGE

A withdrawal charge (contingent deferred sales charge) may be imposed on partial withdrawals from, and the full surrender of, a Policy. In any Policy Year after the first and before the Elected Annuity Date, up to 10% of the Policy Value as of the most recent Policy Anniversary may be surrendered or withdrawn free of the withdrawal charge. In states where permitted, if the Policyowner is a Charitable Remainder Trust, in any Policy Year after the first and before the Elected Annuity Date, the Policyowner may withdraw, free of the withdrawal charge, the greater of (i) 10% of the Policy Value as of the most recent Policy Anniversary, or (ii) the Cumulative Net Earnings under the Policy. During the first Policy Year, if the Policyowner is a Charitable Remainder Trust, the Policyowner may withdraw, free of the withdrawal charge, up to 10% of the cumulative Net Premiums as reduced by prior withdrawals. The amount received on withdrawal will be adjusted for any applicable Market Value Adjustment. The withdrawal charge is deducted as a percentage of amounts withdrawn in a Policy Year in excess of the foregoing sums minus any applicable record-keeping charge (imposed on Policy Anniversaries and on full surrenders made on other than a Policy Anniversary) and plus or minus any applicable Market Value Adjustment.

The withdrawal charge is designed to partially compensate Manufacturers Life of America for the cost of selling and distributing the Policies. The cost includes agents' commissions, advertising, agent training and the printing of prospectuses and sales literature.

The withdrawal charge is determined by applying a percentage to the Gross Withdrawal Amount subject to the withdrawal charge. The applicable percentage depends upon when the purchase payments to which the withdrawal or surrender is deemed attributable were made, as indicated in the following schedule:

  NUMBER OF COMPLETE POLICY YEARS ELAPSED             THE WITHDRAWAL
     SINCE PURCHASE PAYMENT WAS MADE:                   CHARGE IS
  ---------------------------------------             --------------
              0-2.99                                         8%
              3                                              6%
              4                                              4%
              5                                              2%
              6 or more                                    None

Where the Gross Withdrawal Amount is deemed attributable to purchase payments made in different Policy Years, different percentages will be applied to the portions of the Gross Withdrawal Amount attributable to such payments.

For purposes of determining the withdrawal charge applicable to a full surrender or partial withdrawal, any Gross Withdrawal Amount, other than an amount not subject to a withdrawal charge by reason of the free withdrawal provisions described above, will be deemed to be a liquidation of a purchase payment. The oldest previously unliquidated purchase payment will be deemed to have been liquidated first, then the next oldest and so forth. In addition, all purchase payments made during a Policy Year will be deemed to have been made on the first day of that year. Once all purchase payments have been liquidated, additional amounts surrendered or withdrawn will not be subject to a withdrawal charge. Thus, in no event may aggregate withdrawal charges exceed 8% of the total purchase payments made.

No withdrawal charge will be applied: (1) if the Policy Value is applied to an annuity, (2) when a full surrender or partial withdrawal is made within 60 days of the death of the original Policyowner (except that a withdrawal charge will be applied to a Gross Withdrawal Amount consisting of purchase payments made after the date of death of the original Policyowner), (3) when the Policyowner is not an individual and a full surrender or partial withdrawal is made within 60 days of the death of the Annuitant, or (4) upon a full surrender or the first partial withdrawal made after the Policyowner becomes terminally ill. (See Description of the Policies -- "Provisions on Death" and "Special Policy Access".)

On a full surrender of the Policy, the Gross Withdrawal Amount is the Policy Value. Upon full surrender, the Policyowner will receive the Gross Withdrawal Amount adjusted by any applicable Market Value Adjustment, less applicable withdrawal charges and withholding taxes, and less the record-keeping charge.

On a partial withdrawal, the Policyowner will receive the amount he or she requests. Manufacturers Life of America will calculate the Gross Withdrawal Amount such that after all applicable withdrawal charges, withholding taxes and Market Value Adjustments have been applied, the Policyowner will receive the amount requested. See Appendix B for examples of the application of withdrawal charges.

Withdrawal charges on a partial withdrawal will be deducted from the accounts proportionately to the Gross Withdrawal Amount, adjusted by any applicable Market Value Adjustments attributable to the respective accounts. Should there not be sufficient funds available in the designated account or accounts equal to the Gross Withdrawal Amount, Manufacturers Life of America will notify the Policyowner and await further instruction before effecting any withdrawal.

Manufacturers Life of America does not expect to recover its total sales expenses through the withdrawal charge. To the extent that the withdrawal charge is insufficient to recover sales expenses, Manufacturers Life of America will pay sales expenses from its other assets or surplus. These assets may include proceeds from the mortality and expense risks charges described below.

RECORD-KEEPING CHARGE

A record-keeping charge equal to 2% of the Policy Value up to a maximum of $30 will be deducted from Policy Value on the last day of each Policy Year during the Accumulation Period. This charge will also be deducted upon full surrender of a Policy on a date other than the last day of a Policy Year. The charge will be taken before any withdrawal charge is applied and before any applicable Market Value Adjustment. It will be deducted from the Variable Policy Value, the Fixed Account Value and the Guaranteed Interest Account Value in the same proportion that the value in each account bears to the Policy Value.

The record-keeping charge is paid to Manufacturers Life of America to compensate it for certain costs associated with the Policies and the operations of the separate accounts, including the establishing and maintaining of account and tax records for each Policyowner; communicating with Policyowners by mailing confirmations of transactions, Policy Anniversary statements, annual reports of NASL Series Trust and annually updated prospectuses for NASL Series Trust and the Policy and by responding to Policyowner requests to change information contained in his or her records such as names, addresses, allocation percentages, beneficiary or Annuitant designation, participation in the Dollar Cost Averaging or Asset Allocation Balancer programs, certain Fixed Account transactions such as calculations of Market Value Adjustments and transfers solely between Fixed Accounts, and responding to written or oral inquiries by Policyowners regarding the operations of the Policy, the separate accounts or NASL Series Trust. Although these expenses may rise in the future, Manufacturers Life of America guarantees that it will not increase the amount of the record-keeping charge applicable to outstanding Policies.

DOLLAR COST AVERAGING CHARGE

Currently, there is no charge for Dollar Cost Averaging transfers if Policy Value exceeds $15,000, otherwise there is a charge of $5.00 per transfer or series of transfers taking place on the same transfer date. This charge will be deducted from the account from which funds are transferred. If insufficient funds exist to effect a Dollar Cost Averaging transfer, including the charge, if applicable, the transfer will not be effected.

SPECIAL POLICY ACCESS CHARGE

There is currently no charge associated with this feature. However, Manufacturers Life of America reserves the right to impose an administrative charge not to exceed $150 for a partial withdrawal or full surrender pursuant to the provision.

PREMIUM TAX DEDUCTION

Manufacturers Life of America will deduct any premium or similar state or local tax attributable to a Policy. Currently, such taxes, if any, range up to 3.5% depending on applicable law. Although the deduction can be made from purchase payments or from Policy Value, it is anticipated that premium taxes will be deducted from the Policy Value at the time it is applied to provide an annuity unless required otherwise by applicable law. When deducted at the Annuity Commencement Date, the premium tax deduction will be taken from the Variable Policy Value, the Fixed Account Value and the Guaranteed Interest Account Value in the same proportion that the value in each account bears to the Policy Value.

Other than the premium taxes above, Manufacturers Life of America makes no charge for federal, state or local taxes that may be attributable to the separate accounts or to the operations of Manufacturers Life of America with respect to the Policies. However, if Manufacturers Life of America incurs any such such taxes, it may make a charge therefor, in addition to the foregoing.

MORTALITY AND EXPENSE RISKS CHARGES

A charge at an annual rate of .45% is made for mortality and expense risks that Manufacturers Life of America assumes. This charge is deducted monthly at .0375% of assets at the beginning of each Policy Month from the Variable Account Value and the Fixed Account Value.

A charge at an annual rate of .80% is also made for mortality and expense risks that Manufacturers Life of America assumes. This charge is deducted daily from the assets of Separate Account Two.

The mortality risks assumed are (i) the risk that Annuitants may live for longer periods of time than the periods indicated in the mortality tables on which Manufacturers Life of America calculated the annuity tables in the Policies,
(ii) the risk that mortality will cause a Policy to terminate before the assumed Annuity Commencement Date and (iii) the risk that mortality will cause Manufacturers Life of America to incur higher costs than anticipated for the Survivor Benefit Amount. The expense risks assumed are that the expenses of administration of and recordkeeping for the Policies will be greater than Manufacturers Life of America estimated. Manufacturers Life of America will realize a gain from these charges to the extent they are not needed to pay expenses under the Policies.

Although it is difficult to specify precisely the breakdown between expense and mortality risk elements of the mortality and expense risks charge, Manufacturers of America estimates that approximately .85% is for mortality risks and .40% for expense risks. A little more than half of the mortality risk element is estimated to be attributable to risks taken in connection with the Survivor Benefit Amount (a death benefit guarantee). As both the daily and monthly charges are imposed in connection with the same risks, each charge could be estimated to be divided into mortality risk and expense risk components at the same ratio as for the overall estimate.

ADMINISTRATION CHARGE

A charge at an annual rate of 0.20% of the Variable Account Value is made for the administration of the Policy. This charge is deducted daily by assessing a charge against the assets of Separate Account Two.

The administration charge is paid to Manufacturers Life of America to compensate it for costs associated with administration of the Policies and the separate accounts including those related to allocation of initial and subsequent purchase payments, processing purchase applications, withdrawals, surrenders, unit value calculations, transfers, calculation of proceeds payable on death, payment of proceeds payable on death, cash management prior to Policy issue, and establishing and maintaining computer system support for those or other administrative functions. Manufacturers Life of America reserves the right to increase the amount of the administration charge applicable to outstanding Policies in the future if costs associated with the Policies and the operations of the separate accounts should rise above current levels.

MARKET VALUE ADJUSTMENT

A Market Value Adjustment ("MVA") will apply when money is removed from a Fixed Account prior to the Maturity Date for any of the following reasons: full surrender, partial withdrawal, transfer to another account (including another Fixed Account), or to purchase an annuity. However, the MVA will be waived if the amount is removed within the one month period prior to the Maturity Date.

The MVA will be applied after any transfer or contract charge is deducted, but before the application of any withdrawal charges.

The MVA reflects the difference between the Guaranteed Rate for the applicable Fixed Account, and the current Guaranteed Rate for the time period equal to the remaining Guarantee Period ("Current Rate"). Generally, if the Guaranteed Rate is higher than the Current Rate, the MVA will be positive. If the Guaranteed Rate is lower than the Current Rate, the MVA will be negative.

On a full surrender, a positive MVA will increase the amount received by the Policyowner, while a negative MVA will decrease the amount received by the Policyowner.

On a transfer, the amount of the requested transfer from a Fixed Account will not reflect any adjustment by the MVA. Any such adjustment will be reflected in the amount transferred to the new account(s). A positive MVA will increase the amount transferred into the new account(s), while a negative MVA will decrease the amount so transferred.

On the Annuity Commencement Date, a positive MVA will increase the amount applied to provide an annuity, while a negative MVA will decrease the amount applied to provide an annuity.

On a partial withdrawal, a positive MVA will decrease the Gross Withdrawal Amount required to provide the requested amount. A negative MVA will increase the Gross Withdrawal Amount so required.

The actual MVA is a proportion of the Gross Withdrawal Amount, determined by the following formula:

                                (1+G) exp N - 1
                                   (1+C)

where:

G is the Guaranteed Rate for the money being subjected to the MVA.

C is the Guaranteed Rate offered by Manufacturers Life of America for deposits for a time period equal to the number of years remaining in the Guarantee Period, rounded up to the next full year (the "Current Rate"). If at the time of the MVA calculation, Manufacturers Life of America does not offer a Guarantee Period with the required number of years, then the rate C will be found by linear interpolation of the current rates for available Guarantee Periods.

N is the number of full months remaining in the Guarantee Period divided by 12.

See Appendix B for examples of MVA calculations.

OTHER GENERAL POLICY PROVISIONS

DEFERRAL OF PAYMENTS

Manufacturers Life of America reserves the right to postpone the transfer or payment of any value or benefit available under a Policy based upon the assets allocated to Separate Account Two for any period during which:

(1) the New York Stock Exchange ("Exchange") is closed for trading (other than customary weekend and holiday closings) or trading on the Exchange is otherwise restricted; or

(2) an emergency exists as defined by the S.E.C. or the S.E.C. requires that trading be restricted; or

(3) the S.E.C., by order, so permits a delay for the protection of security holders.

Manufacturers Life of America also reserves the right to delay transfer or payment of assets from the Fixed Accounts or the Guaranteed Interest Account for up to six months and will pay interest at a rate determined by it if there is a delay in payment for more than 30 days. In addition, transfers may be denied under the circumstances previously set forth. (See Description of the Policies -- "Provisions on Transfers".)

ANNUAL STATEMENTS

Within 30 days after each Policy Anniversary, Manufacturers Life of America will send the Policyowner a statement showing:

(1) the summary of each active account up to the most recent Policy Anniversary including the Policy Value up to the Policy Anniversary date; and

(2) a description of the transactions affecting each active account during the Policy Year including total units cancelled, amounts deducted from each account for fees, and total units and amounts credited to each account as allocations or interest.

RIGHTS OF OWNERSHIP

The Policyowner is the person entitled to exercise all rights under a Policy. As such, any Policy rights or privileges may be exercised without the consent of the Annuitant, beneficiary or any other individual, except as provided by the Policyowner.

Except as discussed below, ownership of the Policy may be changed or the Policy collaterally assigned at any time prior to the Annuity Commencement Date, subject to the rights of any irrevocable beneficiary or other person. Any change of ownership or assignment must be made in writing and will not take effect until received at the Manufacturers Life of America Service Office. Manufacturers Life of America assumes no responsibility for the validity of any assignment.

In the case of a Qualified Policy, there may be restrictions on the privileges of ownership. Some plans do not permit the exercise of certain of the Policyowner's rights without the written consent of the Policyowner's spouse. Among the rights limited are the right to choose an optional form of payment; to make withdrawals; or to surrender the Policy.

A Qualified Policy which is not owned by a trustee of a trust which qualifies under section 401(a) of the Code, may not be sold, assigned, transferred, discounted or pledged as collateral for a loan or as security for the performance of an obligation or for any other purpose to any person other than to Manufacturers Life of America except as may be provided by applicable state or federal law. Ownership of a Qualified Policy which is owned by a trustee of a Qualified Plan may not be transferred to a participant prior to the Annuity Commencement Date. The transfer of a Qualified Policy to a participant prior to the Annuity Commencement Date would jeopardize the plan's qualified status as the Policy does not contain the restrictions on a participant's rights on withdrawal or on and after the Annuity Commencement Date required for plans under the Employee Retirement Income Security Act.

Change of Annuitant. The Policyowner may change the Annuitant prior to the Annuity Commencement Date. Eligible Annuitants are: (i) the Policyowner, (ii) Policyowner's spouse, or (iii) the Policyowner's parent(s), brother(s), sister(s), or child(ren).

If the Policyowner is not an individual, the Annuitant(s) may not be changed except with respect to certain Qualified Plans. In any event, the Annuitant(s) may not be changed after the Annuity Commencement Date.

Change of Elected Annuity Date. The Elected Annuity Date may be changed from that stated in the application to an earlier or later date. The new date cannot be later than the end of the Policy Year in which the Annuitant reaches age 85. A written request to change the Elected Annuity Date must be received by the Manufacturers Life of America Service Office at least 30 days prior to the new Elected Annuity Date. (See Description of the Policies --"Annuity Value Guarantee").

Selection of Payee. The Policyowner must select a Payee to receive any payments due under the Policy. If the Payee is the Policyowner, any payments remaining on the Policyowner's death will be paid to the beneficiary. If a Payee other than the Policyowner has been selected, any payments remaining on the Policyowner's death will continue to be made to the Payee until Manufacturers Life of America receives written notice from the beneficiary to change the Payee.

The Payee for annuity payments should be chosen from the following:

(a)  The Annuitant;

(b)  The Annuitant's spouse, parent(s), brother(s), sister(s), child(ren); or

(c)  The Policyowner, if the Policyowner is an individual.

Any other choice of Payee will require the consent of Manufacturers Life of
America:

Change of Payee. The Policyowner may change the Payee at any time upon 30 days' written notice to Manufacturers Life of America. Such notice must specify the date on which payments to the new Payee should begin. A change in the Payee will not require the Payee's consent.

BENEFICIARY

Ownership of the Policy will pass to the designated beneficiary on the death of the Policyowner. The beneficiary is the person designated in the application or as subsequently designated. The beneficiary may be changed at any time by written notice to Manufacturers Life of America. Any change will be effective on the date written notice is received at the Manufacturers Life of America Service Office. If no beneficiary survives the Policyowner, ownership will pass to the Policyowner's estate. In the case of Qualified Policies, regulations promulgated by the Departments of Labor and Treasury prescribe certain limitations on the designation of a beneficiary.

MODIFICATION

A Policy may not be modified by Manufacturers Life of America without the consent of the Policyowner, except where required to conform to any applicable law or regulation or any ruling issued by a government agency.

FEDERAL TAX MATTERS

TAXATION OF MANUFACTURERS LIFE OF AMERICA

Manufacturers Life of America is taxed as a life insurance company under Subchapter L of the Code. Since the operations of Separate Account Two are part of, and are taxed with, the operations of Manufacturers Life of America, Separate Account Two is not separately taxed as a "regulated investment company" under Subchapter M of the Code. Under existing federal income tax laws, investment income and capital gains of Separate Account Two are not taxed to the extent they are applied to increase reserves under the Policies. Since, under the Policies, investment income and realized capital gains of Separate Account Two are automatically applied to increase reserves, Manufacturers Life of America does not anticipate that it will incur any federal income tax liability attributable to Separate Account Two, other than a federal income tax based on premiums received which is currently absorbed by Manufacturers Life of America, and therefore Manufacturers Life of America does not intend to make provision for any such taxes. However, if changes in the federal tax laws or interpretations thereof result in Manufacturers Life of America being taxed on such income or gains, or taxes currently absorbed are increased, then Manufacturers Life of America may impose a charge against Separate Account Two in order to make provision for such taxes.

TAX TREATMENT OF THE POLICIES

The Policies are designed for use in connection with retirement savings plans that may or may not qualify for special income tax treatment under the provisions of the Code. The following discussion of federal income tax aspects of amounts received under a variable annuity contract is not exhaustive, does not purport to cover all situations, and is not intended as tax advice. A qualified tax adviser should always be consulted with regard to the application of law to individual circumstances.

The United States Congress has, in the past, considered legislation that, if enacted, would have taxed the inside build-up in certain annuities. While this proposal was not enacted, Congress remains interested in the taxation of the inside build-up of annuity contracts. Policyholders should consult their tax advisor regarding the status of new, similar provisions before purchasing the Policy.

Section 72 of the Code governs taxation of annuities in general. Under existing provisions of the Code, except as described below, any increase in the value of a Policy is not taxable to the Policyowner or Annuitant until received, either in the form of annuity payments, as contemplated by the Policy, or in some other form of distribution. However, as a general rule, deferred Policies held by a corporation, trust or other similar entity, as opposed to a natural person, are not treated as annuity contracts for federal tax purposes. The investment income on such Policies is taxed as ordinary income that is received or accrued by the Policyowner during the taxable year.

In certain circumstances policies will be treated as held by a natural person if the nominal owner is a non-natural person and the beneficial owner is a natural person, but this special exception will not apply in the case of any employer who is the nominal owner of a Policy providing non-qualified deferred compensation for its employees. Exceptions to the general rule (of immediate taxation) for Policies held by a corporation, trust or similar entity may apply with respect to (1) annuities held by an estate of a decedent, (2) Policies issued in connection with qualified retirement plans, or IRAs, (3) certain annuities purchased by employers upon the termination of a qualified retirement plan, (4) certain annuities used in connection with structured settlement agreements, and (5) annuities purchased with a single premium when the annuity starting date is no later than a year from purchase of the annuity.

When annuity payments commence, each payment is taxable under Section 72 of the Code as ordinary income in the year of receipt if the Policyowner has not previously been taxed on any portion of the purchase payments. If any portion of the purchase payments has been included in the taxable income of the Policyowner, this aggregate amount will be considered the "investment in the contract." For fixed annuity payments, there is no tax on the portion of each payment which represents the same ratio that the "investment in the contract" bears to the total expected value of the annuity payments for the term of the annuity; the remainder of each payment is taxable. However, once the total amount of the taxpayer's "investment in the contract" is excluded using this ratio, annuity payments will be fully taxable. If annuity payments cease before the total amount of the taxpayer's "investment in the contract" is recovered, the unrecovered amount will be allowed as a deduction to the Policyowner in his or her last taxable year.

In the case of a withdrawal, amounts received are taxable as ordinary income to the extent that the Policy Value (determined without regard to any withdrawal charges) before the withdrawal exceeds the "investment in the contract." Amounts loaned under an annuity or amounts received pursuant to an assignment or pledge of an annuity are treated as withdrawals. There are special rules for loans to participants from annuities held in connection with qualified retirement plans or IRA's. With respect to contracts issued after April 22, 1987, if an individual transfers an annuity without adequate consideration to a person other than his or her spouse (or to his or her former spouse incident to divorce), he or she will be taxed on the difference between the value of the annuity minus any withdrawal charges and the "investment in the contract" at the time of transfer. In such case, the transferee's "investment in the contract" will be increased to reflect the increase in the transferor's income.

In addition, there is a 10% penalty tax on the taxable amount of any payment unless the payment is: (a) received on or after the date that the Policyowner reaches age 59 1/2; (b) attributable to the Policyowner's becoming disabled as defined in the Code; (c) made to a beneficiary on the death of the Policyowner;
(d) made to a beneficiary on the death of the primary annuitant if the Policyowner is not a natural person; (e) made as a series of substantially equal periodic payments for the life of the taxpayer (or the joint lives of the taxpayer and beneficiary), subject to certain recapture rules; (f) made under an annuity that is purchased with a single premium whose annuity starting date is no later than a year from purchase of the annuity; (g) attributable to "investment in the contract" before August 14, 1982; or (h) made with respect to certain annuities issued in connection with structured settlement agreements. Special rules may apply to annuities issued in connection with qualified retirement plans.

For both withdrawals and annuity payments under some types of plans qualifying for special federal income tax treatment ("qualified plans"), there may be no "investment in the contract" and the total amount received may be taxable.

Where the Policy is owned by an individual, Manufacturers Life of America will withhold and remit to the U.S. Government a part of the taxable portion of each distribution made under a Policy unless the distributee notifies Manufacturers Life of America at or before the time of the distribution that he or she elects not to have any amounts withheld. The withholding rates applicable to the taxable portion of periodic annuity payments are the same as the withholding rates generally applicable to payments of wages. The withholding rate applicable to the taxable portion of nonperiodic payments (including withdrawals prior to the annuity commencement date) is 10%. Where the Policy is not owned by an individual or it is owned in connection with a qualified plan, or when the owner is a non-resident alien, special withholding rules may apply.

In certain circumstances, owners of variable annuity policies may be considered the owners, for federal income tax purposes, of the assets of the separate account used to support their policies. In those circumstances, income and gains from the separate account assets would be includible in the variable policyowner's gross income. The IRS has stated in published rulings that a variable policyowner will be considered the owner of separate account assets if the policyowner possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets. The Treasury Department has also announced, in connection with the issuance of regulations concerning diversification, that those regulations "do not provide guidance concerning the circumstances in which investor control of the investments of a segregated asset account may cause the investor (i.e., the policyowner), rather than the insurance company, to be treated as the owner of the assets in the account." This announcement also stated that guidance would be issued by way of regulations or rulings on the "extent to which policyowners may direct their investments to particular sub-accounts without being treated as owners of the underlying assets."

The ownership rights under the Policy are similar to, but different in certain respects from, those described by the IRS in rulings in which it was determined that policyowners were not owners of separate account assets. For example, the Policy has many more Portfolios to which Policyowners may allocate premium payments and Policy Values than were available in the policies described in the rulings. These differences could result in a policyowner being treated as the owner of a pro rata portion of the assets of the Separate Account. In addition, the Company does not know what standards will be set forth, if any, in the regulations or rulings which the Treasury Department has stated it expects to issue. Manufacturers Life of America therefore reserves the right to modify the Policy as necessary to attempt to prevent a Policyowner from being considered the policyowner of a pro rata share of the assets of the Separate Account.

For purposes of determining a Policyowner's gross income from distributions which are not in the form of an annuity, the Code provides that all deferred annuities issued by the same company to the same Policyowner during any calendar year shall be treated as one annuity. Additional rules may be promulgated under this provision to prevent avoidance of its effect. For further information on current aggregation rules under this and other Code provisions, the Policyowner should consult his or her tax adviser.

PURCHASE OF POLICIES BY QUALIFIED PLANS

The Policies are available for use with several types of qualified plans. The tax rules applicable to participants in such qualified plans vary according to the type of plan and the terms and conditions of the plan itself. Therefore, no attempt is made to provide more than general information about the use of the Policies with the various types of qualified plans. Policyowners, Annuitants and beneficiaries are cautioned that the rights of any person to any benefits under such qualified plans may be subject to the terms and conditions of the Policy. Following are brief descriptions of the various types of qualified plans in connection with which Manufacturers Life of America will issue a Policy.

INDIVIDUAL RETIREMENT ANNUITIES. Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an "Individual Retirement Annuity" or "IRA". These IRAs are subject to limits on the amount that may be contributed, the persons who may be eligible and on the time when distributions may commence. Distributions from certain other types of qualified plans may be "rolled over" on a tax-deferred basis into an IRA. Sales of the Policies for use with IRAs may be subject to special requirements of the Internal Revenue Service. Distributions from these qualified plans are subject to special withholding rules. Consult your plan administrator before taking a distribution which you wish to roll over. A direct rollover from a qualified plan is permitted and is exempt from the special withholding rules. When issued in connection with an IRA, a Policy will be amended as necessary to conform to the requirements of federal laws governing such plans.

Corporate and Self-Employed (H.R. 10 and Keogh) Pension and Profit Sharing Plans. Section 401(a) of the Code permits corporate employers to establish various types of tax-favored retirement plans for employees. Self-employed individuals may establish plans for themselves and their employees. Such retirement plans may permit the purchase of the Policies in order to provide benefits under the plans. Employers intending to use Policies in connection with such plans should seek competent advice.

PURCHASE OF POLICIES BY CHARITABLE REMAINDER TRUSTS

The Policies may be purchased by Charitable Remainder Trusts. If a Charitable Remainder Trust is the Policyowner, the character of amounts received by the income beneficiary of the Charitable Remainder Trust depends on the character of the income in the trust. To the extent the trust has any undistributed ordinary income, amounts received by the income beneficiary from the trust are taxed as ordinary income. The Internal Revenue Service has held in at least one private letter ruling that any increase in the value of a Policy will be treated as income to the trust in the year it accrues regardless whether it is actually received by the trust. However, a private letter ruling cannot be relied on as precedent by anyone other than the taxpayer who requests it.

STATE AND LOCAL GOVERNMENT DEFERRED COMPENSATION PLANS

Section 457 of the Code permits employees of state and local governments, rural electric cooperatives and tax-exempt organizations to defer a portion of their compensation without paying current taxes. The employees must be participants in an eligible deferred compensation plan. To the extent Policies are used in connection with an eligible plan, employees are considered general creditors of the employer and the employer as owner of the Policy has the sole right to the proceeds of the Policy. Those who intend to use Policies in connection with such plans should seek qualified advice as to the tax and legal consequences of such an investment.

ADDITIONAL INFORMATION ABOUT MANUFACTURERS LIFE OF AMERICA

DESCRIPTION OF BUSINESS

Manufacturers Life of America's primary purpose is to issue and sell variable universal life and variable annuity products in the United States. However, Manufacturers Life of America also commenced establishment of branch operations in Taiwan to develop and market traditional insurance for the Taiwanese market. Manufacturers Life of America began capitalizing this operation in 1993 and commenced full operations in 1995.

RESPONSIBILITIES ASSUMED BY MANUFACTURERS LIFE

Manufacturers Life and Manufacturers USA have entered into an agreement with ManEquity, Inc. pursuant to which Manufacturers Life or Manufacturers USA, on behalf of ManEquity, Inc., will pay the sales commissions in respect of the Policies and certain other policies issued by Manufacturers Life of America, prepare and maintain all books and records required to be prepared and maintained by ManEquity, Inc. with respect to the Policies and such other policies, and send all confirmations required to be sent by ManEquity, Inc. with respect to the Policies and such other policies. ManEquity, Inc. will promptly reimburse Manufacturers Life or Manufacturers USA for all sales commissions paid by Manufacturers Life and will pay Manufacturers Life for its other services under the agreement in such amounts and at such times as agreed to by the parties.

Manufacturers Life and Manufacturers USA have also entered into a Service Agreement with Manufacturers Life of America pursuant to which Manufacturers Life and Manufacturers USA will provide to Manufacturers Life of America all issue, administrative, general services and record-keeping functions on behalf of Manufacturers Life of America with respect to all of its insurance policies including the Policies. Under this agreement Manufacturers Life of America is obligated to reimburse operating expenses and costs incurred by Manufacturers Life or Manufacturers USA on behalf of Manufacturers Life of America. For 1994, 1995 and 1996, Manufacturers Life of America paid $21,326,446, $23,211,484, and $26,982,466, respectively, to Manufacturers Life pursuant to the agreement.

Finally, Manufacturers USA has entered into an excess reinsurance arrangement with Manufacturers Life of America for certain obligations arising under the Survivor Benefit Amount. Except for its obligations to Manufacturers Life of America under this reinsurance agreement, Manufacturers USA has no financial obligation for any variable Policy benefits.

Manufacturers Life of America's ultimate parent company, Manufacturers Life, is a Canadian-based mutual life insurance company with worldwide operations and assets of $68.6 Billion (Canadian Dollars) and surplus of $4.3 Billion (Canadian Dollars) as of December 31, 1996. As in the past, Manufacturers Life of America may look to its ultimate parent company to provide the necessary capital to finance its operations.

The vast majority of Manufacturers Life's business in the United States will be sold directly through Manufacturers USA after December 31, 1996. However, subsidiary companies are used for certain special purposes. The primary purpose of this subsidiary, Manufacturers Life of America, is to issue and sell variable universal life and variable annuity products. Manufacturers Life of America has no direct employees.

Manufacturers Life of America owns no property.

                            SELECTED FINANCIAL DATA

                                                        FOR THE YEARS ENDED DECEMBER 31
                                           ---------------------------------------------------------
                                             1996         1995        1994       1993*       1992*
                                           ---------------------------------------------------------
                                                                (IN THOUSANDS)
UNDER GENERALLY ACCEPTED ACCOUNTING
  PRINCIPLES:
Total Revenues                             $  73,532    $ 62,174    $ 60,322
Net loss                                      (8,407)     (6,846)     (6,726)
Total Assets                               1,062,603     854,814     654,968
Long Term Obligations                          8,500     167,390     159,019
Capital and Surplus                          116,630     110,520     101,839

* selected financial data under generally accepted accounting principles is not available for the 1993 and 1992 fiscal years. See Management's Discussion and Analysis and Notes to the Consolidated Financial Statements for additional information.

                                                        FOR THE YEARS ENDED DECEMBER 31
                                           ---------------------------------------------------------
                                             1996         1995        1994        1993        1992
                                           ---------------------------------------------------------
ON STATUTORY BASIS**:
Total Revenues                             $ 202,666    $165,756    $197,426    $129,272    $ 41,316
Net loss                                     (15,961)    (13,705)    (19,661)    (13,277)     (5,307)
Total Assets                                 795,083     588,742     403,086     253,392     136,065
Long Term Obligations                          8,500       8,500          --          --          --
Capital and Surplus                           76,202      56,298      49,396      50,656      55,544

** Statutory accounting practices differ in certain respects from generally accepted accounting principles. The significant differences relate to consolidation accounting, investments, deferred acquisition costs, deferred income taxes, non-admitted asset balances and reserve calculation assumptions. All information presented elsewhere in this document is presented under generally accepted accounting principles.

MANAGEMENT DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

The following analysis of the consolidated results of operations and financial condition of the Manufacturers Life Insurance Company of America, (hereafter referred to as the Company) should be read in conjunction with the Consolidated Financial Statements and the related Notes to Consolidated Financial Statements.

CORPORATE STRUCTURE

The Company is a U.S. direct wholly-owned subsidiary of The Manufacturers Life Insurance Company (U.S.A.), which in turn is a direct wholly-owned subsidiary of the Manulife Reinsurance Corporation (U.S.A.) ("MRC"). MRC is an indirectly wholly-owned subsidiary of The Manufacturers Life Insurance Company ("Manufacturers Life"), a Canadian mutual insurance company. Manufacturers Life, with consolidated assets of $68.6 billion ($Can), actively operates in fourteen countries worldwide. Manufacturers Life has been doing business in the United States since 1903.

Manufacturers Life and its subsidiaries have consistently received excellent ratings from Standard & Poor's Insurance Rating Service, A. M. Best Company, Moody's Investors Service Inc. and Duff & Phelps Credit Rating Co.

RECENT DEVELOPMENTS

REORGANIZATION

In 1996, the ownership of the Company was transferred from MRC, to The Manufacturers Life Insurance Company (U.S.A.) ("ManUSA"). This was part of a more general corporate reorganization of Manufacturers Life's U.S. operations. This transfer of ownership had no material effect on the operations or consolidated financial statements of the Company.

Also in 1996, the ownership of Manulife Holding Corporation was transferred from MRC to the Company. Manulife Holding Corporation is a holding company for a number of U.S. non-insurance subsidiaries primarily supporting variable products, as well as for Manufacturers Life Mortgage Securities Corporation (hereafter referred to as MLMSC), which is an issuer of $159 million of mortgage backed U.S. dollar bonds. See note 2 to the consolidated financial statements for additional information.

ADOPTION OF GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

During 1996, the Company adopted generally accepted accounting principles ("GAAP") in conformity with the requirements of the Financial Accounting Standards Board. Prior to 1996, the Company prepared its financial statements in conformity with statutory accounting practices prescribed or permitted by the Insurance Department of the State of Michigan which were considered GAAP for mutual life insurance companies and their wholly-owned direct and indirect subsidiaries. As discussed in note 2 to the consolidated financial statements, the effect of the adoption of GAAP has been reflected retroactively and the previously issued 1995 and 1994 financial statements have been restated for the change. A description of the accounting policies can be found in note 3 to the consolidated financial statements. Selected financial data presented in this annual report has been presented on a GAAP basis and also on a statutory basis for the most recent five years. GAAP information was not available prior to 1994, and is not comparable to statutory basis information presented for 1993 and 1992.

MARKETING AND PRODUCT DISTRIBUTION

The Company focuses on two major businesses:

VARIABLE PRODUCTS IN THE U.S.: Products sold include both Variable Universal Life and Variable Annuities. In recent years the Company has experienced significant growth in the sale of its variable products due to increasing estate planning needs from aging baby-boomers as estates are passed from generation to generation.

TAIWAN: In 1993 the Company entered the Taiwan market as a startup venture to sell traditional insurance products. The Company anticipates a large potential for this market. The Company operates in Taiwan using a branch of the Company. During 1995 the Company commenced full operations which have resulted in significant recruitment and training expenditures. These expenditures are expected to positively impact future operations as market share increases. The business written in Taiwan consists of traditional individual life insurance, such as whole life and endowment contracts, and is marketed by the Company's own agency force.

In addition, the Company has assumed reinsurance from its parent company, ManUSA. The Company reinsures an in force individual participating life insurance block of business which does not include any new business.

                    REVIEW OF CONSOLIDATED OPERATING RESULTS

FINANCIAL SUMMARY

                                                              1996          1995         1994
                                                            -----------------------------------
                                                                        (IN '000'S)
Premiums                                                    $  12,898     $ 15,293     $ 27,578
Fee Income                                                     40,434       24,986       18,259
Net Investment Income                                          19,651       18,729       17,691
Other Revenues                                                    668           82          361
Realized Capital Gains (Losses)                                  (119)       3,084       (3,567)
                                                            -----------------------------------
Total Revenues                                                 73,532       62,174       60,322
Policyholder Benefits                                          14,473       16,905       28,768
Policyholder Dividends                                            872        1,886          965
                                                            -----------------------------------
Loss Before Taxes                                             (12,316)     (10,806)     (10,269)
Income Tax Benefit                                              3,909        3,960        3,543
Net Loss                                                    $  (8,407)    $ (6,846)    $ (6,726)
                                                            -----------------------------------
General Account Assets                                        394,509      374,409      352,232
Separate Account Assets                                       668,094      480,405      302,736
                                                            -----------------------------------
Total Assets                                                $1,062,603    $854,814     $654,968
General Account Liabilities                                 $ 277,879     $263,889     $250,394
Separate Account Liabilities                                  668,094      480,405      302,736
                                                            -----------------------------------
Capital and Surplus                                           116,630      110,520      101,839
                                                            -----------------------------------

NET LOSS

The Company reported a consolidated net loss in 1996 of $8.4 million, compared to the 1995 net loss of $6.8 million ($6.7 million net loss in 1994). The main contributors to these losses were as follows:

                                                                      1996      1995      1994
                                                                     --------------------------
                                                                           (IN MILLIONS)
US Operations                                                        $  9.1     $ 2.5     $(3.0)
Taiwan Operations                                                     (17.5)     (9.3)     (3.7)
                                                                     --------------------------
Net Loss                                                             $  8.4     $ 6.8     $ 6.7
                                                                     --------------------------

Net income from US operations improved to $9.1 million in 1996 from $2.5 million in 1995 (a $3.0 million net loss in 1994). This improvement in both 1996 and 1995 is a result of increased policy fees which more than offset costs associated with increased sales. The net loss from Taiwan operations increased to $17.5 million in 1996 from $9.3 million in 1995 (a $3.7 million net loss in 1994). The increased net loss in 1996 and 1995 was a result of significant start-up costs incurred in Taiwan, particularly associated with producer recruitment.

PREMIUMS

Premium revenue for 1996 was $12.9 million compared to $15.3 million in 1995 ($27.6 million in 1994). Of the total, premiums related to sales of traditional life insurance contracts in Taiwan in 1996, 1995 and 1994 were $12.2 million, $9.3 million and $2.2 million respectively. The increase in premiums in Taiwan are a result of the growing operation discussed previously. Premiums related to US operations decreased to $0.7 million in 1996 from $6.0 million in 1995 and $25.4 million in 1994. The US premiums relate solely to a block of Corporate-owned life insurance business assumed from ManUSA for which the initial premium assumed of $25.4 million was received in 1994, with very little renewal premium received thereafter.

Total general account and separate account deposits not included in premiums above were as follows:

                                                                   1996       1995       1994
                                                                 ------------------------------
                                                                           (IN 000'S)
Variable Life Insurance                                          $144,438   $108,323   $ 93,492
Variable Annuities                                                 36,130     37,834     73,586
                                                                 --------   --------   --------
Total                                                            $180,568   $146,157   $167,078
                                                                 --------   --------   --------

The growth in variable life insurance deposits continued while single premium variable annuity premiums continued to decrease in 1996 and 1995. The deposit growth for variable life is consistent with the Company's commitment to develop variable core "estate/business planning products". A survivorship variable universal life product launched in late 1995 showed significant growth in 1996. With the merger of Manufacturers Life and North American Life Assurance Company in 1996, the sale of variable annuities in the Company will be de-emphasized and the majority of variable annuity sales will be made through an affiliated company, North American Security Life Insurance Company.

FEE INCOME

Fee income for 1996 was $40.4 million, compared to $25 million in 1995 ($18.3 million in 1994). Strong investment performance in 1996 and a growing maturing block of in-force business resulted in higher separate account values and, therefore, higher fee income, which is earned on a percentage of the net value of invested assets in the separate account portfolios. The variable universal life and annuity business accounted for 85% of the fee income earned by the Company in 1996 compared to 94% in 1995 and 89.6% in 1994. Fee income from investment advisory subsidiaries increased at a somewhat greater rate than that from the variable universal life and annuity business.

NET INVESTMENT INCOME

Net investment income was $19.7 million in 1996 compared to $18.7 million in 1995 ($17.7 million in 1994). The Company's performance in 1996 reflects similar investment income results compared to 1995. The increase in 1995 compared to 1994 is due to the strengthening of the stock market in 1995.

REALIZED CAPITAL GAINS

In 1996, the Company had realized capital losses of $0.1 million, compared to gains of $3.1 million in 1995 ($3.6 million realized losses in 1994). The Company occasionally sells bonds to provide cash flow and the realized gains or losses are a result of this activity and will vary as interest rates fluctuate from year to year.

POLICYHOLDER BENEFITS

Policyholder benefits decreased to $14.5 million in 1996, compared to $16.9 million in 1995 ($28.8 million in 1994). Death claims experience in 1996 was favorable compared to expected levels and to prior years.

REVIEW OF CONSOLIDATED FINANCIAL CONDITION

The Company had total consolidated assets of $1,063 million at December 31, 1996, an increase of $208 million or 24.3% from 1995. This change is principally a result of separate account asset growth of $187.7 million due to strong investment performance of the underlying investment funds and consumer preference for participation in the stock market through separate accounts.

INVESTMENTS

The following table outlines by type of investment the carrying value of the general account investment portfolio of the Company:

INVESTMENT TYPE                                                              1996       1995
--------------                                                             -------------------
                                                                               (IN '000'S)
Fixed maturities                                                           $ 51,708   $ 66,968
Equities                                                                     21,572     23,345
Mortgage loans                                                                  645      7,314
Policy Loans                                                                  9,822      6,955
Cash and Short-Term Investments                                              17,493     17,881
                                                                           --------   --------
Total Investments                                                          $101,240   $122,463
                                                                           --------   --------

General account investments decreased by $21.3 million or 17% from 1995. This change is due to a decrease in fixed maturities of $15.3 million in order to pay operating costs relating to the Taiwan operation and to meet costs of new business strain, as well as a decrease in mortgage loans of $6.7 million due to principal repayments.

FIXED MATURITIES

The Company's fixed maturity bond portfolio of $51.7 million represents 51% of investments at the end of 1996, compared to 55% at the end of 1995.

At December 31, 1996, 85.9% of the bond portfolio was rated "A" or higher, and 97.5% was rated investment grade, "BBB" or higher. The corresponding percentages at the end of 1995 were 80.1% and 92.8%.

FIXED MATURITIES BY INVESTMENT GRADE

                                                               1996                  1995
                                                         ---------------------------------------
                                                                       (IN '000'S)
AAA                                                      $16,953     32.7%     $31,268     46.7%
AA                                                         5,483     10.6%       4,017      6.0%
A                                                         21,973     42.5%      18,362     27.4%
BBB                                                        6,032     11.7%       8,528     12.7%
BB & lower, and unrated                                    1,267      2.5%       4,793      7.2%
                                                         ---------------------------------------
Total Fixed Maturities                                   $51,708               $66,968
                                                         =======================================

EQUITY SECURITIES

The Company's equity portfolio of $21.6 million represents 21% of investments at the end of 1996, compared to 19% at the end of 1995. The equities consist entirely of investments in mutual funds sponsored by an affiliate.

MORTGAGE LOANS

The Company's mortgage loans have decreased from $7.3 million in 1995 to $0.6 million in 1996. This reflects the maturities of the MLMSC mortgages and the reinvestment in the Guaranteed Annuity Contract asset described below.

POLICY LOANS

Policy loans represented 10% of investments at December 31, 1996, compared to 6% in 1995. Most individual life insurance policies provide the individual policyholder with the right to obtain a policy loan from the Company. Such loans are made in accordance with the terms of the respective policies, are carried at the unpaid balance, and are fully secured by the cash surrender value of the policies on which the respective loans are made.

IMPAIRED ASSETS

Allowances for losses on investments are established when an asset or portfolio of assets becomes impaired as a result of deterioration in credit quality to the extent that there is no longer assurance of timely realization of the carrying value of assets and related investment income. The carrying value of an impaired asset is reduced to the net realizable value of the asset at the time of recognition of impairment.

The Company had no provisions for impairments as at December 31, 1996 and 1995.

GUARANTEED ANNUITY CONTRACTS

As the mortgages in MLMSC have matured, the funds have been invested in a Guaranteed Annuity Contract with the Company's parent, ManUSA. An interest rate of 8% is credited to the GAC asset. This GAC asset will mature on March 1, 1997, the same date that the mortgage backed security issued by MLMSC matures.

DERIVATIVES

The Company did not enter into any derivative transactions during 1996 or 1995.

                            POLICYHOLDER LIABILITIES

The following table shows the distribution of Policyholder Liabilities and Separate Account Liabilities by line of business at December 31:

POLICYHOLDER LIABILITIES

                                                                           1996         1995
                                                                         ---------------------
                                                                              (IN '000'S)
LIFE INSURANCE:
  Taiwan                                                                 $ 15,305     $  8,549
  Reinsurance                                                              44,497       47,386
  Variable Life                                                            32,113       30,194
                                                                         ---------------------
TOTAL                                                                    $ 91,915     $ 86,129
                                                                         =====================

SEPARATE ACCOUNT LIABILITIES

                                                                           1996         1995
                                                                         ---------------------
                                                                              (IN '000'S)
Variable Life Insurance                                                  $399,403     $257,412
Variable Annuities                                                        268,691      222,993
                                                                         ---------------------
TOTAL                                                                    $668,094     $480,405
                                                                         =====================

Separate account liabilities are $668 million, an increase of 39% over 1995. This reflects the growing popularity of variable products in the marketplace and the increase in existing fund values due to the increase in the stock market in 1996.

Taiwan reserves, although still small, have shown a rapid increase in 1996. This reflects the start-up operation in Taiwan. Taiwan reserves are expected to continue to rise rapidly in the near future.

ASSET/LIABILITY MANAGEMENT

The Company has established a target portfolio mix which takes into account the risk attributes of the liabilities supported by the assets, expectations of market performance, and a generally conservative investment philosophy. Preservation of capital and maintenance of income flows are key objectives.

LIQUIDITY AND CAPITAL REQUIREMENTS

The General account liabilities consist of traditional insurance whose liquidity requirements do not fluctuate significantly from one year to the next. The majority of the Company's cash flows arise from policyholder transactions related to the Separate account, and, as such, the assets and liabilities of these products are exactly matched.

The Company maintains a prudent amount invested in cash and short term investments. At the end of 1996, this amounted to $17.5 million or 17.3% of total investments compared to $17.9 million in 1995 or 14.6%. In addition, the Company's liquidity is managed by maintaining an easily marketable portfolio of fixed maturities. Because of the excess of expense over income, which arises from the costs of new policy issues, the continued success in generating sales will not only result in losses in the results from operations, but will create a cash flow strain as well. The Company's consolidated statements of cash flows indicate this in that operating activities used cash of $20.5 million and $29.6 million in 1996 and 1995 respectively compared to providing cash of $10 million in 1994. As a result, the Company looks to its parent, ManUSA, for the necessary capital to support its operations. In 1995 a surplus note for $8.5 million was issued to the Company from ManUSA. In 1996, a $15 million contribution of capital was made to the Company by its Parent to provide further liquidity. Manufacturers Life has entered into a claims paying guarantee with the Company.

On March 1, 1997, the bonds payable of $159 million issued by MLMSC matured. The Company's Parent, ManUSA, transferred an amount equal to the Guaranteed Annuity Contract value to the Company to repay the bonds.

The Company has no material commitments for capital expenditures.

CAPITAL REQUIREMENTS AND SOLVENCY PROTECTION

In order to enhance the regulation of insurer solvency, the NAIC enforces minimum Risk Based Capital (RBC) requirements. The requirements are designed to monitor capital adequacy and to raise the level of protection that statutory surplus provides for policyholders. The RBC model law required that life insurance companies report on a formula-based RBC standard which is calculated by applying factors to various assets, premium and reserve items. The formula takes into account risk characteristics of the life insurer, including asset risk, insurance risk, interest risk and business risk. If an insurer's ratio falls below certain thresholds, regulators will be authorized, and in some circumstance required, to take regulatory action.

The Company's policy is to maintain capital and surplus balances well in excess of the minimums required under government regulations in all jurisdictions in which the Company does business.

RISK MANAGEMENT PRACTICES AND PROCEDURES

Risk management is a fundamental element of the Company's financial strength and profitability, and is essential to its continuing success. The Company is committed to comprehensive risk management policies and procedures which measure and control risk in all of its business activities and allow for periodic by internal and external auditors and regulators.

The key risk faced by the Company are credit, claims, pricing and business risk. The nature of these risks and how they are managed is explained in the following sections.

CREDIT RISK

Credit risk is the risk that a party to a financial instrument will fail to fully honor its financial obligations to the Company. Senior management within the Investments operations establishes policies and procedures for the management of credit risk which limits concentration by issuer, connections, rating sector and geographic region. Limits are placed on all personnel in terms of ability to commit the Company to credit instruments. Credit and commitment exposures are monitored using a rigorous reporting process and are subject to a formal quarterly review.

CLAIMS RISK

The Company is always subject to the risk of change in the life expectancy of the population. Claims trends are therefore monitored on an ongoing basis. The Company uses both its own and industry experience to develop estimates of future claims.

The management of ongoing claims risk for an insurer includes establishing appropriate criteria to determine the insurability of applicants as well as managing the exposure to large dollar claims. Underwriting standards have been established to manage the insurability of applicants. Renewal underwriting standards are also in place for business that renews on a periodic basis (primarily group life and health insurance). Management performs periodic reviews to ensure compliance with standards.

Exposure to large claims is managed by establishing policy retention limits. Policies in excess of the limits are reinsured with MRC. Underwriting standards and policy retention limits are reviewed on a periodic basis.

PRICING RISK

The process of pricing products includes the estimation of many factors including future investment yields, mortality and morbidity experience, expenses, rates of policy surrender, and taxes. Pricing risk is the risk that actual experience in the future will not develop as estimated in pricing. Some products are designed such that adjustments to premiums or benefits can be made for experience variations, while for other products no such changes are possible.

The Company manages pricing risks by setting standards and guidelines for pricing. These standards and guidelines cover pricing methods and assumption setting, profit margin objectives, required scenario analysis, and documentation. They also address the areas of pricing software, approved pricing personnel, and pricing approvals. These standards and guidelines ensure that an appropriate level of risk is borne by the Company and that an appropriate return is provided to the policyholders.

BUSINESS RISK

Business risk comprises operating risk as well as other risks. Operating risk is the exposure to inadequate internal controls, including inadequate control of risk management. Other risks include legal, political, competitive and environmental risks. Business risks expose the Company to potential loss of earnings.

The Company manages operating risks by establishing appropriate internal control policies and procedures. The Company centrally manages business risk using risk identification and compliance monitoring processes. Diversification of businesses is an integral part of the Company's business risk management strategy.

A controllership function has been established in each operation and is responsible for day-to-day management of operating risk including compliance with Company control policies.

Internal and external auditors review the adequacy of internal controls and report to senior management and the Board of Directors on a quarterly and an annual basis, respectively.

The Company has coordinated its operational compliance departments under the supervision of its corporate legal function. This structure ensures compliance with all legal and regulatory requirements in all jurisdictions in which the Company does business. All customer-related communications, product brochures and selling tools, and procedures for compliance therewith, are subject to review by the compliance function. Compliance is monitored on an ongoing basis.

EXECUTIVE OFFICERS AND DIRECTORS

     The directors and executive officers of Manufacturers Life of America, together with their principal occupations during the past five years, are as follows:

                                POSITION WITH
                                MANUFACTURERS LIFE OF
NAME                            AMERICA                    PRINCIPAL OCCUPATION
----------------------------    -----------------------    ------------------------------------
Sandra M. Cotter (34)           Director                   Attorney -- 1989-present, Dykema,
                                (since December 1992)      Gossett

                                POSITION WITH
                                MANUFACTURERS LIFE OF
NAME                            AMERICA                    PRINCIPAL OCCUPATION
----------------------------    -----------------------    ------------------------------------
James D. Gallagher (42)         Director, Secretary and    Vice President, Secretary and
                                General Counsel            General Counsel -- January
                                                           1997-present, ManUSA; Vice
                                                           President, Legal Services U.S.
                                                           Operations -- January 1996-present,
                                                           The Manufacturers Life Insurance
                                                           Company; Vice President, secretary
                                                           and General Counsel -- 1994-present,
                                                           North American Security Life; Vice
                                                           President and Associate General
                                                           Counsel -- 1991- 1994, The
                                                           Prudential Insurance Company of
                                                           America
Bruce Gordon* (53)              Director                   Vice President, U.S. Operations --
                                (Since May 1996)           Pensions -- 1990-present, The
                                                           Manufacturers Life Insurance Company
Donald A. Guloien (40)          President and Director     Senior Vice President, Business
                                (since September 1990)     Development -- 1994-present, The
                                                           Manufacturers Life Insurance
                                                           Company, Vice President, U.S.
                                                           Individual Business -- 1990-1994,
                                                           The Manufacturers Life Insurance
                                                           Company Mr. Guloien is also a
                                                           director of Manulife Series Fund,
                                                           Inc.
Theodore Kilkuskie (41)         Director                   Vice President, U.S. Individual
                                                           Insurance -- January 1997-present,
                                                           Man USA; Vice President, U.S.
                                                           Individual Insurance -- June
                                                           1995-present, The Manufacturers Life
                                                           Insurance Company; Executive Vice
                                                           President, Mutual Funds -- January
                                                           1995-May 1995, State Street
                                                           Research; Vice President, Mutual
                                                           Funds -- 1987-1994, Metropolitan
                                                           Life Insurance Company
Joseph J. Pietroski (58)        Director (since July       Senior Vice President, General
                                1982)                      Counsel and Corporate Secretary --
                                                           1988-present, The Manufacturers Life
                                                           Insurance Company

                                POSITION WITH
                                MANUFACTURERS LIFE OF
NAME                            AMERICA                    PRINCIPAL OCCUPATION
----------------------------    -----------------------    ------------------------------------
John D. Richardson (59)         Chairman and Director      Senior Vice President and General
                                (since January 1995)       Manager, U.S. Operations -- 1995-
                                                           present, The Manufacturers Life
                                                           Insurance Company; Senior Vice
                                                           President and General Manager,
                                                           Canadian Operations 1992-1994, The
                                                           Manufacturers Life Insurance
                                                           Company; Senior Vice President,
                                                           Financial Services -- 1992, The
                                                           Manufacturers Life Insurance
                                                           Company; Executive Vice Chairman and
                                                           CFO -- 1989-1991, Canada Trust
John R. Ostler (44)             Vice President, Chief      Financial Vice President -- 1992-
                                Actuary and Treasurer      present, The Manufacturers Life
                                                           Insurance Company; Vice President,
                                                           Insurance Products -- 1990-1992, The
                                                           Manufacturers Life Insurance Company
Douglas H. Myers** (42)         Vice President, Finance    Assistant Vice President and
                                and Compliance             Controller, U.S. Operations --
                                Controller                 1988-present, The Manufacturers Life
                                                           Insurance Company
Joseph Mounsey (48)             Senior Vice President      Senior Vice President, Investment --
                                                           1994-present, The Manufacturers Life
                                                           Insurance Company; Senior Vice
                                                           President, International Investments
                                                           1991-1994, The Manufacturers Life
                                                           Insurance Company
Victor Apps (48)                Senior Vice President      Senior Vice President and General
                                and General Manager        Manager, Greater China Division --
                                                           1995-present, The Manufacturers Life
                                                           Insurance Company; Vice President
                                                           and General Manager, Greater China
                                                           Division -- 1993-1995, The
                                                           Manufacturers Life Insurance
                                                           Company; International Vice
                                                           President, Asia Pacific Division --
                                                           1988-1993, The Manufacturers Life
                                                           Insurance Company
Robert A. Cook (42)             Vice President             Vice President, Product Management
                                                           -- 1996-present, The Manufacturers
                                                           Life Insurance Company; Sales and
                                                           Marketing Director, U.S. Division --
                                                           1994-1995 The Manufacturers Life
                                                           Insurance Company; Vice President,
                                                           Corporation Strategic Review --
                                                           1992-1993, The Manufacturers Life
                                                           Insurance Company

------------------
 * Bruce Gordon is also a director of ManEquity, Inc.
** Douglas Myers is also a director and president of ManEquity, Inc.

Legal fees were paid to the firm of Dykema Gossett during Manufacturers Life of America's last fiscal year. A director of Manufacturers Life of America is associated with that firm; however, legal fees so paid did not exceed 5% of Dykema Gossett's consolidated gross revenues during its last full fiscal year.

EXECUTIVE COMPENSATION

All of the executive officers of the Company also serve as officers of Manufacturers Life and receive no compensation directly from the Company. Allocations have been made as to such officers' time devoted to duties as executive officers of the Company and its subsidiaries. The aggregate allocated cash compensation of the president of the Company for services rendered in all capacities to the Company and its subsidiaries during 1996 was $19,666. This consisted of salary ($12,684), profit-sharing ($5,460), flexible spending benefits ($1,522) and incentive plans (not eligible). No executive officer had allocated cash compensation in excess of $100,000. These figures include salary, applicable profit-sharing and incentive plans and flexible spending benefits.

In addition to cash compensation, all officers are entitled to a standard benefit package including medical, health and pension. There are no other benefit packages which currently enhance overall compensation by more than 10%.

Directors of the Company who are also officers or employees of Manufacturers Life or its affiliates receive no compensation in addition to their compensation as officers or employees of Manufacturers Life or its affiliates. Directors who are not also officers or employees will receive compensation as set by the Board. No shares of the Company are owned by any executive officer or director.

Executive officers participate in certain plans sponsored by Manufacturers Life. A short-term profit sharing plan is in place for all employees of Manufacturers Life and its subsidiaries at "director" level and above. Pay-outs under the short-term profit sharing plan are based on a percentage of salary and the employee's level in the organization. Manufacturers Life also maintains a Long Term Incentive Plan for officers of Manufacturers Life who have attained the title of Vice-President. Benefits are directly linked to long-term growth as measured by changes in Manufacturers Life's surplus.

Manufacturers Life maintains a defined benefit pension plan for the benefit of all Canadian Staff which vests at two years of service. Benefit pay-out is a function of years of service and salary including all contractual incentive compensation.

Pay-outs under this program are regulated by the various provincial benefit acts and Section 248 of the Income Tax Act (Canada).

The maximum yearly pension benefit as permitted by Section 248 of the Income Tax Act (Canada) is $1,266 per year of service. There are no years of service restrictions limiting overall pay-outs under this section. The maximum yearly benefit is currently earned at a salary of $72,419. The yearly allowable benefit will be indexed commencing 1999 based on increases in average industrial wages.

All executive officers of the Company currently accrue maximum yearly benefits under this plan.

In addition there is a supplemental pension arrangement available to officers of Manufacturers Life who have attained the title of Vice President. This is an unfunded, non-qualified arrangement intended to provide additional pension income consistent with the executive's pre-retirement income.

Combined pension benefits at age 65 under these arrangements is as follows:

                                                          YEARS OF SERVICE
                                   ---------------------------------------------------------------
        REMUNERATION*                15            20            25            30            35
--------------------------------------------------------------------------------------------------
$ 125,000                           24,879        33,172        41,465        49,758        58,052
   150,000                          30,394        40,525        50,657        60,788        70,919
   200,000                          41,423        55,231        69,039        82,847        96,655
   250,000                          52,453        69,937        87,422       104,906       122,390
   300,000                          63,482        84,643       105,804       126,965       148,126
   400,000                          85,541       114,055       142,569       171,083       199,597
   500,000                         107,600       143,467       179,334       215,201       251,068
   600,000                         129,659       172,879       216,099       259,319       302,539
   700,000                         151,718       202,291       252,864       303,437       354,010
   800,000                         173,777       231,703       289,629       347,555       405,481
   900,000                         195,836       261,115       326,394       391,673       456,952
 1,000,000                         217,895       290,527       363,159       435,791       508,423

* Remuneration table is based on a 100% time allocation to Manufacturers Life of America.

Normal retirement age is 65. Pay-out is annuity based with either single life with a ten year guarantee or joint life with a five year guarantee.

Donald Guloien, President and Chief Operating Officer, has 15 years and 9 months of credited service.

LEGAL PROCEEDINGS

There are no pending legal proceedings affecting Separate Account Two or Manufacturers Life of America.

STATE REGULATIONS

Manufacturers Life of America is subject to regulation and supervision by the Michigan Department of Insurance, which periodically examines its financial condition and operations. It is also subject to the insurance laws and regulations of all jurisdictions in which it is authorized to do business. The Policy has been filed with insurance officials and meets all standards set by law in each jurisdiction where it is sold.

Manufacturers Life of America is required to submit annual statements of its operations, including financial statements, to the insurance departments of the various jurisdictions in which it does business for the purposes of determining solvency and compliance with local insurance laws and regulations.

OTHER MATTERS

SPECIAL PROVISIONS FOR GROUP OR SPONSORED ARRANGEMENTS

Where permitted by state insurance laws, Policies may be purchased under group or sponsored arrangements, as well as on an individual basis. A "group arrangement" includes a program under which a trustee, employer or similar entity purchases Policies covering a group of individuals on a group basis. A "sponsored arrangement" includes a program under which an employer permits group solicitation of its employees or an association permits group solicitation of its members for the purchase of Policies on an individual basis.

Charges and deductions described above (see Description of the Policies -- "Policy Charges") may be reduced for Policies issued in connection with group or sponsored arrangements. Such arrangements may also include sales without withdrawal charges and certain other charges to employees, officers, directors, agents, immediate family members of the foregoing and employees of agents of Manufacturers Life and its subsidiaries. Manufacturers Life of America will reduce the charges and deductions in accordance with its rules in effect as of the date an application for a Policy is approved. To qualify for such a reduction, a group or sponsored arrangement must satisfy certain criteria as to, for example, size of the group, expected number of participants and anticipated premium payments from the group. Generally, the sales contacts and effort, administrative costs and mortality risks and expense risks costs per Policy vary based on such factors as the size of the group or sponsored arrangements, the purposes for which Policies are purchased and certain characteristics of its members.

The amount of reduction and the criteria for qualification will reflect the reduced sales effort and administrative, mortality and expense risks costs resulting from sales to qualifying groups and sponsored arrangements.

Manufacturers Life of America may modify from time to time on a uniform basis, both the amounts of reductions and the criteria for qualification. Reductions in these charges will not be unfairly discriminatory against any person, including the affected Policyowners and all other owners of the Policies.

SALE OF THE POLICIES

ManEquity, Inc., an indirect wholly-owned subsidiary of Manufacturers Life, will act as the principal underwriter of, and continuously offer, the Policies pursuant to a Distribution Agreement with Manufacturers Life of America.

ManEquity, Inc. is registered as a broker-dealer under the Securities Exchange Act of 1934 and is a member of the National Association of Securities Dealers. The Policies will be sold by registered representatives of either ManEquity, Inc. or other broker-dealers having distribution agreements with ManEquity, Inc. who are also authorized by state insurance departments to do so.

For the years ended December 31, 1994, December 31, 1995 and December 31, 1996, ManEquity, Inc. received $2,389,494, $3,355,185, and $3,045,326, respectively, as compensation for sales of other variable annuity policies issued by Separate Account Two by its registered representatives. Of these amounts $2,283,353, $3,262,711, and $2,957,985, respectively, were remitted to Manufacturers Life to reimburse it for commissions paid to such registered representatives. The total of all compensation received by ManEquity, Inc. for sales of variable products, including products issued by Separate Account Two, for the year ended December 31, 1996 was $21,492,659.

Agents will receive commissions on purchase payments not to exceed 4% thereof and, each year beginning with the seventh Policy Anniversary, 0.50% of the Policy Value at the respective Policy Anniversary. Under certain circumstances agents may be eligible for a bonus payment of not exceeding 1% of purchase payments. In addition, agents who meet certain productivity and persistency standards will be eligible for additional compensation.

VOTING RIGHTS

As stated above, all of the assets held in the Variable Accounts will be invested in shares of a particular Portfolio of NASL Series Trust. Manufacturers Life of America is the legal owner of those shares and as such has the right to vote upon certain matters that are required by the 1940 Act to be approved or ratified by the shareholders of a mutual fund and to vote upon any other matters that may be voted upon at a shareholders' meeting. However, Manufacturers Life of America will vote shares held in the Variable Accounts in accordance with instructions received from Policyowners having an interest in such Accounts. Shares held in each Variable Account for which no timely instructions from Policyowners are received, including shares not attributable to Policies, will be voted by Manufacturers Life of America in the same proportion as those shares in that Variable Account for which instructions are received. Should the applicable federal securities laws or regulations change so as to permit Manufacturers Life of America to vote shares held in the Variable Accounts in its own right, it may elect to do so.

The number of shares in each Variable Account for which instructions may be given by a Policyowner is determined by dividing the portion of that Policy's Variable Policy Value derived from participation in that Variable Account, if any, by the value of one share of the corresponding Fund. The number will be determined as of a date chosen by Manufacturers Life of America, but not more than 90 days before the shareholders' meeting. Fractional votes are counted. Voting instructions will be solicited in writing at least 14 days prior to the shareholders' meeting.

FURTHER INFORMATION

A registration statement under the Securities Act of 1933 has been filed with the S.E.C. relating to the offering described in the prospectus. The prospectus does not include all the information set forth in the registration statement. The omitted information may be obtained at the S.E.C.'s principal office in Washington, D.C. upon payment of the prescribed fee.

For further information you may also contact Manufacturers Life of America's Service Office, the address and telephone number of which are on the first page of this prospectus.

LEGAL MATTERS

The legal validity of the Policies has been passed on by James D. Gallagher, Esq., Vice President, Secretary and General Counsel of Manufacturers Life of America. Jones & Blouch L.L.P., Washington, D.C. has passed on certain matters relating to the federal securities laws.

EXPERTS

The financial statements of The Manufacturers Life Insurance Company of America and the financial statements of Separate Account Two of The Manufacturers Life Insurance Company of America appearing in this prospectus for the year ended December 31, 1996 have been audited by Ernst & Young LLP, independent auditors, to the extent indicated in their reports thereon also appearing elsewhere herein. Such financial statements have been included herein in reliance upon such reports given upon the authority of such firm as experts in auditing and accounting.

PERFORMANCE AND OTHER COMPARATIVE INFORMATION

From time to time, in advertisements or in reports to Policyowners, Manufacturers Life of America may quote various independent quotation services for the purpose of comparing Manufacturers Life of America's Policies' performance and other rankings with other companies' variable annuity policies and for the purpose of comparing any of the Portfolios of NASL Series Trust with other mutual funds with similar investment objectives. Performance rankings are not to be considered indicative of the future performance of the Portfolios. The quotation services which are currently followed by Manufacturers Life of America include Lipper Analytical Services, Inc.("Lipper"), Morningstar, Inc., Variable Annuity Research and Data Service, and Money Magazine; however, other nationally recognized rating services may be quoted in the future. The performance of certain indices may also be quoted in advertisements or in reports to Policyowners. These indices include Standard & Poor's 500 Index, National Association of Real Estate A11 REIT's Index, Salomon Brothers (broad corporate index), Dow Jones Industrial Average, Donoghue Prime Money Fund Index, 3 month Treasury Bills, the National Association of Securities Dealers Automated Quotation System, the Financial Times Actuaries World Index, and the following Lipper Indices: Money-Market Funds, Corporate Bond Funds, Balanced Funds, Growth Funds, Small-Company Growth Funds, Real Estate Funds, International Funds and Pacific Region Funds. These comparisons may include graphs, charts, tables or examples.

ADVERTISING PERFORMANCE OF VARIABLE ACCOUNTS

Manufacturers Life of America may publish advertisements or distribute sales literature that contain performance data relating to the sub-accounts of Separate Account Two. Performance data will include average annual return quotations for one year, five year (when applicable) and ten year (when applicable) periods ending the last day of the month. Quotations for the period since inception of the Portfolio underlying a sub-account will replace such periods for a Portfolio that has not been in existence for a full five year or ten year period. In the case of a new Portfolio that is less than one year old, the one year figure would be replaced by an aggregate for the period since inception. Average annual total returns may also be advertised for three year periods and one year periods as of the last day of any month.

Average annual total return is the average annual compounded rate of return that equates a purchase payment to the market value of that purchase payment on the last day of the period for which the return is calculated. Aggregate total return, which will also be advertised from time to time, is the percentage change that equates a purchase payment to the market value of that purchase payment on the last day of the period. For the purpose of the calculations it is assumed that an initial payment of $1000 is made on the first day of the period for which the total return is calculated. All recurring charges are reflected in the calculations. Asset charges are reflected in changes in unit values. For purposes of the calculations, the annual administration charge is estimated by dividing the total administration charges collected during a given year by the average total assets attributable to the Policies during that year (including amounts allocated to both Separate Account Two and the Guaranteed Interest Account), multiplying that percentage by the average of the beginning and ending values of the hypothetical investment and subtracting the result from the year end account value. The contingent deferred sales charge that would be applicable to withdrawals at the end of periods for which the total return is measured are assumed to be deducted at the end of the period.

The Policies have been offered to the public only since May 4, 1994. However, total return data may be advertised for as long a period of time as the underlying Portfolio has been active. The results for any period prior to the policies being offered would be calculated as if the policies had been offered during that period, deducting all recurring charges, including the annual record-keeping charge of $30 per policy, the daily mortality and expense and administration charges and the additional mortality and expense charge of
 .449928% annually (deducted monthly at a rate of .037494%). The average Policy Value for any period prior to the first full year in which the Policies are offered is determined assuming an initial deposit of $40,000 per Policy.

Total returns if surrendered for the period ending December 31, 1996 were as follows:

                                                                                                   AVG. ANNUAL
                                       AVG. ANNUAL    AVG. ANNUAL    AVG. ANNUAL    AVG. ANNUAL    TOTAL RETURN
NASL SERIES                            TOTAL RETURN   TOTAL RETURN   TOTAL RETURN   TOTAL RETURN      SINCE
TRUST PORTFOLIOS                         ONE YEAR     THREE YEARS    FIVE YEARS**   TEN YEARS**     INCEPTION*
---------------------------------------------------------------------------------------------------------------
Emerging Growth                              n/a            n/a            n/a            n/a            n/a
Balanced                                     n/a            n/a            n/a            n/a            n/a
Capital Growth Bond***                     -7.14%          1.44%          4.26%          5.83%          9.13%
Quantitative Equity***                      6.86%          9.00%          9.44%           n/a           9.03%
     (formerly Common Stock)
Real Estate Securities***                  22.08%         10.17%         14.94%           n/a          11.69%
Money Market                               -4.81%          0.72%          1.79%          3.97%          4.04%
International Stock                          n/a            n/a            n/a            n/a            n/a
Pacific Rim Emerging Markets***            -0.50%           n/a            n/a            n/a           1.54%

* June 26, 1984 for the Capital Growth Bond Trust; June 18, 1985 for the Money Market Trust; May 1, 1987 for the Quantitative Equity and Real Estate Securities Trusts; October 4, 1994 for the Pacific Rim Emerging Markets Trust; and December 31, 1996 for the Emerging Growth, Balanced and International Stock Trust.

** Policies have only been offered since May 4, 1994. Performance data for earlier periods are hypothetical figures based on the performance of the Portfolio in which policy assets may be invested.

*** On December 31, 1996 Manulife Series Fund, Inc. merged with NASL Series
    Trust. Performance presented for these sub-accounts is based upon the performance of the respective predecessor Manulife Series Fund portfolios for periods to December 31, 1996.

Total returns if not surrendered are as follows:

                                                                                                   AVG. ANNUAL
                                       AVG. ANNUAL    AVG. ANNUAL    AVG. ANNUAL    AVG. ANNUAL    TOTAL RETURN
             NASL SERIES               TOTAL RETURN   TOTAL RETURN   TOTAL RETURN   TOTAL RETURN      SINCE
          TRUST PORTFOLIOS               ONE YEAR     THREE YEARS    FIVE YEARS**   TEN YEARS**     INCEPTION*
---------------------------------------------------------------------------------------------------------------
Emerging Growth                              n/a            n/a            n/a            n/a            n/a
Balanced                                     n/a            n/a            n/a            n/a            n/a
Capital Growth Bond***                      0.94%          3.99%          5.02%          5.83%          9.13%
Quantitative Equity***
  (formerly Common Stock)                  16.15%         11.75%         10.25%           n/a           9.03%
Real Estate Securities***                  32.69%         12.95%         15.79%           n/a          11.69%
Money Market                                3.46%          3.26%          2.54%          3.97%          4.04%
International Stock                          n/a            n/a            n/a            n/a            n/a
Pacific Rim Emerging Markets***             8.15%           n/a            n/a            n/a           4.98%

* June 26, 1984 for the Capital Growth Bond Trust; June 18, 1985 for the Money Market Trust; May 1, 1987 for the Quantitative Equity and Real Estate Securities Trusts; October 4, 1994 for the Pacific Rim Emerging Markets Trust; and December 31, 1996 for the Emerging Growth, Balanced and International Stock Trust.

** Policies have only been offered since May 4, 1994. Performance data for earlier periods are hypothetical figures based on the performance of the Portfolio in which policy assets may be invested.

*** On December 31, 1996 Manulife Series Fund, Inc. merged with NASL Series
    Trust. Performance presented for these sub-accounts is based upon the performance of the respective predecessor Manulife Series Fund portfolios for periods to December 31, 1996.

Aggregate total returns if surrendered as of the end of each year since inception are as follows:

                      1996    1995    1994     1993    1992    1991    1990     1989    1988    1987     1986    1985    1984
                     ---------------------------------------------------------------------------------------------------------
Emerging Growth         N/A     N/A      N/A     N/A     N/A     N/A      N/A     N/A     N/A      N/A     N/A     N/A     N/A
Balanced                N/A     N/A      N/A     N/A     N/A     N/A      N/A     N/A     N/A      N/A     N/A     N/A     N/A
Capital Growth
  Bond***             -7.14%  10.42%  -13.46%   0.89%  -3.72%   6.62%   -3.04%   4.16%  -2.49%  -10.92%  12.51%  16.22%   4.86%
Quantitative
  Equity***
  (formerly Common
  Stock)               6.86%  19.27%  -13.19%   3.67%  -3.53%  20.20%  -13.08%  20.68%   0.20%  -22.58%    N/A     N/A     N/A
Real Estate
  Securities***       22.08%   5.39%  -11.90%  12.75%  11.46%  30.95%  -13.50%  -0.42%   2.03%  -16.61%    N/A     N/A     N/A
Money Market          -4.81%  -3.88%   -5.64%  -6.78%  -6.12%  -3.79%   -1.77%  -0.96%  -2.74%   -3.38%  -3.76%  -5.17%    N/A
International Stock     N/A     N/A      N/A     N/A     N/A     N/A      N/A     N/A     N/A      N/A     N/A     N/A     N/A
Pacific Rim Emerging
  Markets***          -0.50%   1.78%  -13.50     N/A     N/A     N/A      N/A     N/A     N/A      N/A     N/A     N/A     N/A

*** On December 31, 1996 Manulife Series Fund, Inc. merged with NASL Series
    Trust. Performance presented for these sub-accounts is based upon the performance of the respective predecessor Manulife Series Fund portfolios for periods to December 31, 1996.

Aggregate total returns as of the end of each year since inception, if not surrendered are as follows:

                      1996    1995    1994     1993    1992    1991    1990     1989    1988    1987     1986    1985    1984
                     ---------------------------------------------------------------------------------------------------------
Emerging Growth         N/A     N/A      N/A     N/A     N/A     N/A      N/A     N/A     N/A      N/A     N/A     N/A     N/A
Balanced                N/A     N/A      N/A     N/A     N/A     N/A      N/A     N/A     N/A      N/A     N/A     N/A     N/A
Capital Growth
  Bond***              0.94%  18.42%   -5.93%   8.89%   4.28%  14.62%    4.96%  12.16%   5.51%   -3.17%  20.51%  24.22%  12.86%
Quantitative
  Equity***
  (formerly Common
  Stock)              16.15%  27.27%   -5.64%  11.67%   4.47%  28.20%   -5.52%  28.68%   8.20%  -15.85%    N/A     N/A     N/A
Real Estate
  Securities***       32.69%  13.99%   -4.24%  20.75%  19.46%  38.95%   -5.98%   7.58%  10.03%   -9.35%    N/A     N/A     N/A
Money Market           3.46%   4.12%    2.36%   1.22%   1.88%   4.21%    6.23%   7.04%   5.26%    4.62%   4.24%   2.03%    N/A
International Stock     N/A     N/A      N/A     N/A     N/A     N/A      N/A     N/A     N/A      N/A     N/A     N/A     N/A
Pacific Rim Emerging
  Markets***           8.15%   9.60%   -1.90%    N/A     N/A     N/A      N/A     N/A     N/A      N/A     N/A     N/A     N/A

*** On December 31, 1996 Manulife Series Fund, Inc. merged with NASL Series
    Trust. Performance presented for these sub-accounts is based upon the performance of the respective predecessor Manulife Series Fund portfolios for periods to December 31, 1996.

All of the above performance data are based on the actual historical performance of the Portfolios for specified periods, and the figures are not intended to indicate future performance.

                              FINANCIAL STATEMENTS

The financial statements of Manufacturers Life of America included herein should be distinguished from the financial statements of Separate Account Two and should be considered only as bearing upon the ability of Manufacturers Life of America to meet its obligations under the Policies.

                         Report of Independent Auditors

To the Board of Directors
The Manufacturers Life Insurance
Company of America

We have audited the accompanying statement of assets and liabilities of Separate Account Two of The Manufacturers Life Insurance Company of America (comprising, respectively, Emerging Growth Sub-Account, Quantitative Equity Sub-Account, Real Estate Securities Sub-Account, Balanced Sub-Account, Capital Growth Bond Sub-Account, Money Market Sub-Account, International Stock Sub-Account and Pacific Rim Emerging Markets Sub-Account) as of December 31, 1996, the related statements of operations and the statements of changes in net assets for each of the periods presented herein. These financial statements are the responsibility of The Manufacturers Life Insurance Company of America's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Separate Account Two of The Manufacturers Life Insurance Company of America at December 31, 1996, the results of its operations and the changes in its net assets for each of the periods presented herein, in conformity with generally accepted accounting principles.

                                                                            LOGO
                                                               ERNST & YOUNG LLP
Philadelphia, Pennsylvania
January 31, 1997

                            Separate Account Two of
              The Manufacturers Life Insurance Company of America

                      Statement of Assets and Liabilities

                               December 31, 1996

                                                   EMERGING         QUANTITATIVE      REAL ESTATE
                                                    GROWTH            EQUITY          SECURITIES
                                                  SUB-ACCOUNT       SUB-ACCOUNT       SUB-ACCOUNT
                                                  -----------------------------------------------
ASSETS
Investment in NASL Series Trust -- at market
  value:
  Emerging Growth Trust,
     3,818,720 shares (cost $78,530,226)          $78,665,625
  Quantitative Equity Trust,
     2,207,827 shares (cost $36,005,560)                            $38,261,638
  Real Estate Securities Trust,
     2,365,997 shares (cost $35,503,640)                                              $40,103,643
  Balanced Trust,
     3,378,894 shares (cost $52,814,145)
  Capital Growth Bond Trust,
     1,511,501 shares (cost $16,740,567)
  Money Market Trust,
     2,056,361 shares (cost $21,485,905)
  International Stock Trust,
     666,853 shares (cost $7,107,566)
  Pacific Rim Emerging Markets Trust,
     520,189 shares (cost $5,548,100)
                                                  -----------------------------------------------
NET ASSETS                                        $78,665,625       $38,261,638       $40,103,643
                                                  ===============================================
Units outstanding                                   1,681,075         1,274,256         1,190,829
                                                  ===============================================
Net asset value per unit                               $46.79            $30.03            $33.68
                                                  ===============================================

See accompanying notes.

                  CAPITAL                        INTERNATIONAL    EMERGING
 BALANCED       GROWTH BOND     MONEY MARKET        STOCK          MARKETS
SUB-ACCOUNT     SUB-ACCOUNT     SUB-ACCOUNT      SUB-ACCOUNT     SUB-ACCOUNT        TOTAL
--------------------------------------------------------------------------------------------
                                                                                 $78,665,625
                                                                                  38,261,638
                                                                                  40,103,643
$55,447,658                                                                       55,447,658
                $16,475,360                                                       16,475,360
                                 $20,563,580                                      20,563,580
                                                  $7,648,804                       7,648,804
                                                                  $5,670,062     $ 5,670,062
--------------------------------------------------------------------------------------------
$55,447,658     $16,475,360      $20,563,580      $7,648,804      $5,670,062     $262,836,370
--------------------------------------------------------------------------------------------
 2,312,513         851,595        1,375,204         652,940         502,325
============================================================================================
    $23.98          $19.35           $14.95          $11.71          $11.29
============================================================================================

                            Separate Account Two of
              The Manufacturers Life Insurance Company of America

                            Statement of Operations

                          Year ended December 31, 1996

                                                                                      REAL
                                                 EMERGING         QUANTITATIVE       ESTATE
                                                  GROWTH            EQUITY          SECURITIES
                                                SUB-ACCOUNT       SUB-ACCOUNT       SUB-ACCOUNT
                                                ---------------------------------------------
Investment income:
  Dividend income                               $12,289,740       $5,719,842        $6,506,602
Expenses:
  Mortality and expense risks charge               797,219           301,648          310,604
                                                ---------------------------------------------
Net investment income                           11,492,521         5,418,194        6,195,998
                                                ---------------------------------------------
Realized and unrealized gain (loss) on
  investments:
  Realized gain (loss) from security
     transactions:
     Proceeds from sales                        15,539,340         3,532,903        4,955,444
     Cost of securities sold                    13,278,588         2,675,844        4,539,516
                                                ---------------------------------------------
Net realized gain (loss)                         2,260,752           857,059          415,928
                                                ---------------------------------------------
Unrealized appreciation (depreciation)
  of investments
  Beginning of year                             11,362,638         3,843,935        1,406,388
  End of year                                      135,399         2,256,078        4,600,003
                                                ---------------------------------------------
Net unrealized (depreciation) appreciation
  during the year                               (11,227,239)      (1,587,857)       3,193,615
                                                ---------------------------------------------
Net realized and unrealized (loss) gain on
  investments                                   (8,966,487)         (730,798)       3,609,543
                                                ---------------------------------------------
Net increase in net assets derived from
  operations                                    $2,526,034        $4,687,396        $9,805,541
                                                =============================================

See accompanying notes.

                                                                 PACIFIC RIM
                  CAPITAL                        INTERNATIONAL    EMERGING
 BALANCED       GROWTH BOND     MONEY MARKET        STOCK          MARKETS
SUB-ACCOUNT     SUB-ACCOUNT     SUB-ACCOUNT      SUB-ACCOUNT     SUB-ACCOUNT        TOTAL
--------------------------------------------------------------------------------------------
$ 7,586,381      $ 947,959       $1,696,385       $ 201,618       $ 232,102      $35,180,629
    513,035        153,637          200,655          56,247          43,640        2,376,685
--------------------------------------------------------------------------------------------
  7,073,346        794,322        1,495,730         145,371         188,462       32,803,944
--------------------------------------------------------------------------------------------
  5,270,972      2,577,602       18,226,080         528,260         859,389       51,489,990
  4,431,525      2,754,011       17,579,208         467,824         720,409       46,446,925
--------------------------------------------------------------------------------------------
    839,447       (176,409)         646,872          60,436         138,980        5,043,065
--------------------------------------------------------------------------------------------
  5,762,687        113,528          434,988         218,320         152,770       23,295,254
  2,633,513       (265,207)        (922,325)        541,238         121,962        9,100,661
--------------------------------------------------------------------------------------------
           )
 (3,129,174       (378,735)      (1,357,313)        322,918         (30,808)     (14,194,593)
--------------------------------------------------------------------------------------------
 (2,289,727)      (555,144)        (710,441)        383,354         108,172       (9,151,528)
--------------------------------------------------------------------------------------------
$ 4,783,619      $ 239,178       $  785,289       $ 528,725       $ 296,634      $23,652,416
============================================================================================

                            Separate Account Two of
              The Manufacturers Life Insurance Company of America

                      Statements of Changes in Net Assets

                     Years ended December 31, 1996 and 1995

                                            EMERGING GROWTH             QUANTITATIVE EQUITY          REAL ESTATE SECURITIES
                                      ---------------------------------------------------------------------------------------
                                              SUB-ACCOUNT                   SUB-ACCOUNT                   SUB-ACCOUNT
                                       YEAR ENDED     YEAR ENDED     YEAR ENDED     YEAR ENDED     YEAR ENDED     YEAR ENDED
                                       DEC. 31/96     DEC. 31/95     DEC. 31/96     DEC. 31/95     DEC. 31/96     DEC. 31/95
                                      ---------------------------------------------------------------------------------------
FROM OPERATIONS
Net investment income (loss)          $ 11,492,521    $ 1,178,986    $ 5,418,194    $  (199,735)   $ 6,195,998    $   213,629
Net realized gain (loss)                 2,260,752      1,683,869        857,059        251,649        415,928        223,127
Net unrealized (depreciation)
  appreciation of investments
  during the year                      (11,227,239)    11,908,991     (1,587,857)     4,970,753      3,193,615      3,143,212
                                      ---------------------------------------------------------------------------------------
Net increase in net assets derived
  from operations                        2,526,034     14,771,846      4,687,396      5,022,667      9,805,541      3,579,968
                                      ---------------------------------------------------------------------------------------
FROM CAPITAL TRANSACTIONS
Additions (deductions) from:
  Transfer of net premiums               8,295,774      9,075,130      5,288,553      3,138,683      1,841,736      2,395,793
  Transfer on death                       (118,285)       (40,037)      (109,077)        (7,409)       (85,142)       (17,513)
  Transfer on terminations              (4,028,509)    (3,053,099)      (940,409)      (681,944)    (1,184,528)    (1,232,704)
  Transfer of maturity                     (69,790)        83,583          2,897         67,266       (114,691)         4,515
  Net interfund transfers               (3,149,315)     2,606,912      4,181,441      1,459,853        806,658     (2,418,292)
                                      ---------------------------------------------------------------------------------------
                                           929,875      8,672,489      8,423,405      3,976,449      1,264,033     (1,268,201)
                                      ---------------------------------------------------------------------------------------
Net increase in net assets               3,455,909     23,444,335     13,110,801      8,999,116     11,069,574      2,311,767
NET ASSETS
Beginning of year                       75,209,716     51,765,381     25,150,837     16,151,721     29,034,069     26,722,302
                                      ---------------------------------------------------------------------------------------
End of year                           $ 78,665,625    $75,209,716    $38,261,638    $25,150,837    $40,103,643    $29,034,069
                                      =======================================================================================

See accompanying notes.

         BALANCED                 CAPITAL GROWTH BOND              MONEY MARKET
       SUB-ACCOUNT                    SUB-ACCOUNT                   SUB-ACCOUNT
--------------------------------------------------------------------------------------
YEAR ENDED      YEAR ENDED     YEAR ENDED     YEAR ENDED     YEAR ENDED     YEAR ENDED
DEC. 31/96      DEC. 31/95     DEC. 31/96     DEC. 31/95     DEC. 31/96     DEC. 31/95
--------------------------------------------------------------------------------------
$ 7,073,346     $ (353,870)    $  794,322     $  919,430     $1,495,730     $ (155,245)
    839,447        233,943       (176,409)       (76,983)       646,872        322,742
           )
 (3,129,174      8,830,332       (378,735)     1,343,599     (1,357,313)       531,125
--------------------------------------------------------------------------------------
  4,783,619      8,710,405        239,178      2,186,046        785,289        698,622
--------------------------------------------------------------------------------------
  6,209,407      5,071,298      3,085,222      2,368,800      6,867,931     10,039,733
    (67,227)       (84,545)        (5,719)       (12,196)       (81,747)       (27,370)
 (2,862,825)    (1,647,362)    (1,276,684)      (719,239)    (2,221,277)    (2,420,434)
      5,141         12,834          7,396         25,737          6,170        (38,588)
   (595,285)       377,983       (632,752)       438,281     (3,344,848)    (2,334,352)
--------------------------------------------------------------------------------------
  2,689,211      3,730,208      1,177,463      2,101,383      1,226,229      5,218,989
--------------------------------------------------------------------------------------
  7,472,830     12,440,613      1,416,641      4,287,429      2,011,518      5,917,611
 47,974,828     35,534,215     15,058,719     10,771,290     18,552,062     12,634,451
--------------------------------------------------------------------------------------
$55,447,658     $47,974,828    $16,475,360    $15,058,719    $20,563,580   $18,552,062
======================================================================================

                            Separate Account Two of
              The Manufacturers Life Insurance Company of America

                 Statement of Changes in Net Assets (continued)

                     Years ended December 31, 1996 and 1995

                                                                            PACIFIC RIM
                                          INTERNATIONAL STOCK            EMERGING MARKETS
                                      ---------------------------------------------------------------------------------------
                                              SUB-ACCOUNT                   SUB-ACCOUNT                      TOTAL
                                       YEAR ENDED     YEAR ENDED     YEAR ENDED     YEAR ENDED     YEAR ENDED     YEAR ENDED
                                       DEC. 31/96     DEC. 31/95     DEC. 31/96     DEC. 31/96     DEC. 31/96     DEC. 31/96
                                      ---------------------------------------------------------------------------------------
FROM OPERATIONS
Net investment income (loss)          $    145,371   $     64,804   $    188,462   $     15,504   $ 32,803,944   $  1,683,503
Net realized gain (loss)                    60,436          5,799        138,980         23,810      5,043,065      2,667,956
Net unrealized (depreciation)
  appreciation
  of investments during the year           322,918        223,966        (30,808)       166,870    (14,194,593)    31,118,848
                                      ---------------------------------------------------------------------------------------
Net increase in net assets derived
  from operations                          528,725        294,569        296,634        206,184     23,652,416     35,470,307
                                      ---------------------------------------------------------------------------------------
FROM CAPITAL TRANSACTIONS
Additions (deductions) from:
  Transfer of net premiums               1,819,629      1,231,995      1,339,071        988,086     34,747,323     34,309,518
  Transfer on death                         (5,577)            --        (11,069)            --       (483,843)      (189,070)
  Transfer on terminations                (222,632)       (61,097)      (215,118)       (45,863)   (12,951,982)    (9,861,742)
  Transfer of maturity                          --             --             --             --       (162,877)       155,347
  Net interfund transfers                1,729,012      1,467,355      1,549,203        929,903        544,114      2,527,643
                                      ---------------------------------------------------------------------------------------
                                         3,320,432      2,638,253      2,662,087      1,872,126     21,692,735     26,941,696
                                      ---------------------------------------------------------------------------------------
Net increase in net assets               3,849,157      2,932,822      2,958,721      2,078,310     45,345,151     62,412,003
NET ASSETS
Beginning of year                        3,799,647        866,825      2,711,341        633,031    217,491,219    155,079,216
                                      ---------------------------------------------------------------------------------------
End of year                           $  7,648,804   $  3,799,647   $  5,670,062   $  2,711,341   $262,836,370   $217,491,219
                                      =======================================================================================

See accompanying notes.

                            Separate Account Two of
              The Manufacturers Life Insurance Company of America

                         Notes to Financial Statements

                               December 31, 1996

1.   ORGANIZATION

Separate Account Two of The Manufacturers Life Insurance Company of America (the "Separate Account") is a unit investment trust registered under the Investment Company Act of 1940, as amended. The Separate Account is comprised of investment sub-accounts available for allocation of net premiums under variable annuity policies (the "Policies") issued by The Manufacturers Life Insurance Company of America ("Manufacturers Life of America"). The Separate Account was established by Manufacturers Life of America, a life insurance company organized in 1983 under Michigan law. Manufacturers Life of America is an indirect, wholly-owned subsidiary of The Manufacturers Life Insurance Company ("Manulife Financial"), a Canadian mutual life insurance company. On January 1, 1996, Manulife Financial merged with North American Life Assurance Company and as a result, acquired control of the NASL Series Trust.

Effective December 31, 1996, Manulife Series Fund, Inc. was merged into the NASL Series Trust. As a result, the following sub-accounts of the Separate Account were renamed to correspond with the fund names of the NASL Series Trust.

MANULIFE SERIES FUND, INC. SUB-ACCOUNTS          NASL SERIES TRUST SUB-ACCOUNTS
Emerging Growth Equity Fund                      Emerging Growth Trust
Common Stock Fund                                Quantitative Equity Trust
Real Estate Securities Fund                      Real Estate Securities Trust
Balanced Assets Fund                             Balanced Trust
Capital Growth Bond Fund                         Capital Growth Bond Trust
Money Market Fund                                Money Market Trust
International Fund                               International Stock Trust
Pacific Rim Emerging Markets Funds               Pacific Rim Emerging Markets Trust

All references hereinafter to NASL Series Trust would have been to Manulife Series Fund, Inc. prior to December 31, 1996.

The assets of the Separate Account are the property of Manufacturers Life of America. The portion of the Separate Account's assets applicable to the Policies will not be charged with liabilities arising out of any other business Manufacturers Life of America may conduct.

The net assets may not be less than the amount required under state insurance law to provide for death (without regard to the minimum death benefit guarantee) and other Policy benefits.

Additional assets are held in Manufacturers Life of America's general account to cover the contingency that the guaranteed minimum death benefit might exceed the death benefit which would have been payable in the absence of such guarantee.

2.   SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies followed by the Separate Account in preparation of its financial statements:

a. Valuation of Investments -- Investments are made among the eight Trusts of NASL Series Trust and are valued at the reported net asset values of these Trusts. Transactions are recorded on the trade date. Net investment income and net realized gains on investments in NASL Series Trust are reinvested.

b. Realized gains and losses on the sale of investments are computed on the first-in, first-out basis.

c.   Dividend income is recorded on the ex-dividend date.

                            Separate Account Two of
              The Manufacturers Life Insurance Company of America

                  Notes to Financial Statements -- (Continued)

2.   SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
d. Federal Income Taxes -- Manufacturers Life of America, the Separate Account's sponsor, is taxed as a "life insurance company" under the Internal Revenue Code. Under these provisions of the Code, the operations of the Separate Account form part of the sponsor's total operations and are not taxed separately.

The current year's operations of the Separate Account are not expected to affect the sponsor's tax liabilities and, accordingly, no charges were made against the Separate Account for federal, state and local taxes. However, in the future, should the sponsor incur significant tax liabilities related to the Separate Account's operations, it intends to make a charge or establish a provision within the Separate Account for such taxes.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.   MORTALITY AND EXPENSE RISKS CHARGE

Manufacturers Life of America deducts from the assets of the Separate Account a daily charge equivalent to an annual rate of 1.0% of the average net value of the Separate Account's assets for mortality and expense risks.

4.   PURCHASES AND SALES OF NASL SERIES TRUST SHARES

Purchases and sales of the shares of common stock of NASL Series Trust for the year ended December 31, 1996 were $106,195,420 and $51,489,990, respectively and for the year ended December 31, 1995 were $66,126,070 and $37,679.041, respectively.

5.   RELATED PARTY TRANSACTIONS

ManEquity, Inc., a registered broker-dealer and indirect wholly-owned subsidiary of Manulife Financial, acts as the principal underwriter of the Policies pursuant to a Distribution Agreement with Manufacturers Life of America. Registered representatives of either ManEquity, Inc. or other broker-dealers having distribution agreements with ManEquity, Inc. who are also authorized as variable life insurance agents under applicable state insurance laws, sell the Policies. Registered representatives are compensated on a commission basis.

Manufacturers Life of America has a formal service agreement with its affiliate, Manulife Financial, which can be terminated by either party upon two months notice. Under this Agreement, Manufacturers Life of America pays for legal, actuarial, investment and certain other administrative services.

                CONSOLIDATED FINANCIAL STATEMENTS AND SCHEDULES

                        THE MANUFACTURERS LIFE INSURANCE
                               COMPANY OF AMERICA

                  YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                      WITH REPORT OF INDEPENDENT AUDITORS

                         REPORT OF INDEPENDENT AUDITORS

THE BOARD OF DIRECTORS
  THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA

     We have audited the accompanying consolidated balance sheets of The Manufacturers Life Insurance Company of America as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in capital and surplus and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above, present fairly, in all material respects, the consolidated financial position of The Manufacturers Life Insurance Company of America at December 31, 1996 and 1995, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

     As discussed in Note 2 to the financial statements, in 1996 the Company adopted certain accounting changes to conform with generally accepted accounting principles for mutual life insurance enterprises, and retroactively restated the 1995 and 1994 financial statements for the change.

                                                                            LOGO
                                                               ERNST & YOUNG LLP
Philadelphia, Pennsylvania
March 21, 1997

              THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA

                          CONSOLIDATED BALANCE SHEETS

                                                                         AS AT DECEMBER 31
                                                                       ----------------------
                                                                         1996          1995
                                                                       ---------     --------
                                                                           ($ THOUSANDS)
ASSETS
INVESTMENTS:
Securities available-for-sale, at fair value: (note 4)
  Fixed maturity (amortized cost: 1996 $50,456; 1995 $62,757)......    $  51,708     $ 66,968
  Equity (cost: 1996 $19,450; 1995 $22,441)........................       21,572       23,345
Mortgage loans.....................................................          645        7,314
Policy loans.......................................................        9,822        6,955
Cash and short-term investments....................................       17,493       17,881
                                                                       ----------    --------
Total Investments..................................................    $ 101,240     $122,463
                                                                       ==========    ========
Guaranteed annuity contracts (note 5)..............................      171,691      155,335
Deferred acquisition costs (note 6)................................      102,610       78,829
Income taxes recoverable...........................................       10,549        5,156
Deferred income taxes (note 7).....................................        1,041        1,616
Other assets.......................................................        7,378       11,010
Separate account assets............................................      668,094      480,405
                                                                       ----------    --------
TOTAL ASSETS.......................................................    $1,062,603    $854,814
                                                                       ==========    ========
LIABILITIES, CAPITAL AND SURPLUS
LIABILITIES:
Policyholder Liabilities and accruals..............................    $  91,915     $ 86,129
Bonds payable (note 8).............................................      158,760      158,890
Surplus note (note 9)..............................................        8,500        8,500
Due to affiliates..................................................       11,122          463
Other liabilities..................................................        7,582        9,907
Separate account liabilities.......................................      668,094      480,405
                                                                       ----------    --------
TOTAL LIABILITIES..................................................    $ 945,973     $744,294
                                                                       ==========    ========
CAPITAL AND SURPLUS:
Common shares (note 10)............................................        4,502        4,502
Preferred shares (note 10).........................................       10,500       10,500
Contributed surplus................................................       98,569       83,569
Retained earnings..................................................        1,726       10,133
Net unrealized gain on securities available-for-sale (note 4)......        1,333        1,816
                                                                       ----------    --------
TOTAL CAPITAL AND SURPLUS..........................................      116,630      110,520
                                                                       ==========    ========
TOTAL LIABILITIES, CAPITAL AND SURPLUS.............................    $1,062,603    $854,814
                                                                       ==========    ========

     The accompanying notes are an integral part of these consolidated financial statements.

              THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA

                       CONSOLIDATED STATEMENTS OF INCOME

                                                              FOR THE YEARS ENDED DECEMBER 31
                                                             ----------------------------------
                                                               1996         1995         1994
                                                             --------     --------     --------
                                                                       ($ THOUSANDS)
REVENUE:
Premiums.................................................    $ 12,898     $ 15,293     $ 27,578
Fee income...............................................      40,434       24,986       18,259
Net investment income (note 4)...........................      19,651       18,729       17,691
Realized investment gains (losses).......................        (119)       3,084       (3,567)
Other....................................................         668           82          361
                                                             --------     --------     --------
TOTAL REVENUE............................................      73,532       62,174       60,322
                                                             ========     ========     ========
BENEFITS AND EXPENSES:
Policyholder benefits and claims.........................      14,473       16,905       28,768
Operating costs and expenses.............................      34,581       30,728       16,395
Commissions..............................................      10,431        5,859        8,923
Amortization of deferred acquisition costs (note 6)            13,240        5,351        3,289
Interest expense.........................................      12,251       12,251       12,251
Policyholder dividends...................................         872        1,886          965
                                                             --------     --------     --------
TOTAL BENEFITS AND EXPENSES..............................      85,848       72,980       70,591
                                                             --------     --------     --------
LOSS BEFORE INCOME TAXES.................................     (12,316)     (10,806)     (10,269)
                                                             --------     --------     --------
INCOME TAX BENEFIT (note 7)..............................       3,909        3,960        3,543
                                                             --------     --------     --------
NET LOSS.................................................    $ (8,407)    $ (6,846)    $ (6,726)
                                                             --------     --------     --------

     The accompanying notes are an integral part of these consolidated financial statements.

              THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA

           CONSOLIDATED STATEMENTS OF CHANGES IN CAPITAL AND SURPLUS

                                                           FOR THE YEARS ENDED DECEMBER 31
                                       -----------------------------------------------------------------------
                                                                               NET UNREALIZED
                                                                               GAINS (LOSSES)         TOTAL
                                       CAPITAL    CONTRIBUTED    RETAINED      ON SECURITIES         CAPITAL
                                        STOCK       SURPLUS      EARNINGS    AVAILABLE-FOR-SALE    AND SURPLUS
                                       -------    -----------    --------    ------------------    -----------
                                                                    ($ THOUSANDS)
1996
Balance, January 1...................  $15,002      $83,569      $ 10,133         $  1,816          $ 110,520
Net loss during the year.............                              (8,407)                             (8,407)
Change in unrealized gain(loss),
  net of taxes (note 4)..............                                                 (483)              (483)
Issuance of shares (note 10).........                15,000                                            15,000
                                       -------      -------      --------          -------          ---------
BALANCE, DECEMBER 31 (NOTE 10).......  $15,002      $98,569      $  1,726         $  1,333          $ 116,630
                                       =======      =======      ========          =======          =========
1995
Balance, January 1...................  $15,002      $70,999      $ 16,979         $ (1,141)         $ 101,839
Net loss during the year.............                              (6,846)                             (6,846)
Change in unrealized gain(loss),
  net of taxes (note 4)..............                                                2,957              2,957
Issuance of shares (note 10).........                12,570                                            12,570
                                       -------      -------      --------          -------          ---------
BALANCE, DECEMBER 31.................  $15,002      $83,569      $ 10,133         $  1,816          $ 110,520
                                       =======      =======      ========          =======          =========
1994
Balance, January 1...................  $35,002      $30,999      $  7,396         $ (1,592)         $  71,805
Cumulative effect of accounting
  change (note 2)....................                              16,309            1,353             17,662
Net loss during the year.............                              (6,726)                             (6,726)
Change in unrealized gain(loss),
  net of taxes.......................                                                 (902)              (902)
Capital restructuring of preferred
  shares.............................  (20,000)      20,000                                                 0
Issuance of shares (note 10).........                20,000                                            20,000
                                       -------      -------      --------          -------          ---------
BALANCE, DECEMBER 31.................  $15,002      $70,999      $ 16,979         $ (1,141)         $ 101,839
                                       =======      =======      ========          =======          =========

     The accompanying notes are an integral part of these consolidated financial statements.

              THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                              FOR THE YEARS ENDED DECEMBER 31
                                                            -----------------------------------
                                                              1996          1995         1994
                                                            ---------     --------     --------
                                                                       ($ THOUSANDS)
OPERATING ACTIVITIES:
Net Loss................................................    $  (8,407)    $ (6,846)    $ (6,726)
Adjustments to reconcile net loss to net cash used in
  operating activities:
  Additions to Policy liabilities.......................        3,287        7,329       27,338
  Deferred acquisition costs............................      (36,024)     (28,147)     (31,125)
  Amortization of deferred acquisition costs............       13,240        5,351        3,289
  Realized gain (losses) on investments.................          119       (3,084)       3,567
  Decreases (additions) to deferred income taxes........          473        1,168       (4,001)
  Other.................................................        6,844       (5,336)      17,673
                                                            ---------     --------     --------
Net cash provided by (used in) operating activities.....      (20,468)     (29,565)      10,015
                                                            =========     ========     ========
INVESTING ACTIVITIES:
Fixed maturity securities sold..........................      120,234       67,507       43,176
Fixed maturity securities purchased.....................     (108,401)     (76,402)     (72,819)
Equities sold...........................................       25,505        6,500       30,011
Equities purchased......................................      (22,203)      (1,726)     (18,245)
Mortgages purchased.....................................           --           --           --
Mortgages sold/principal repayments.....................        6,669       77,086       22,656
Policy loans advanced, net..............................       (2,867)      (2,461)      (1,471)
Guaranteed annuity contracts............................      (16,356)     (79,710)     (36,236)
                                                            ---------     --------     --------
Cash provided by (used in) investing activities.........        2,581       (9,206)     (32,928)
                                                            =========     ========     ========
FINANCING ACTIVITIES:
Receipts from variable life and annuity policies
  credited to policyholder account balances.............        5,493        9,017       10,533
Withdrawals of policyholder account balances on variable
  life and annuity policies.............................       (2,994)      (3,173)      (1,284)
Issuance of shares......................................       15,000       12,570       20,000
Issuance of surplus notes...............................           --        8,500           --
                                                            ---------     --------     --------
Cash provided by financing activities...................       17,499       26,914       29,249
                                                            =========     ========     ========
CASH AND SHORT-TERM INVESTMENTS:
Increase (decrease) during the year.....................         (388)     (11,857)       6,336
Balance, beginning of year..............................       17,881       29,738       23,402
                                                            ---------     --------     --------
BALANCE, END OF YEAR....................................    $  17,493     $ 17,881     $ 29,738
                                                            =========     ========     ========

     The accompanying notes are an integral part of these consolidated financial statements.

              THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               DECEMBER 31, 1996
                           (In Thousands of Dollars)

1.  ORGANIZATION

     The Manufacturers Life Insurance Company of America ("ManAmerica" or the "Company") is a wholly-owned subsidiary of The Manufacturers Life Insurance Company (U.S.A.) ("ManUSA" or the "Parent"), which is in turn a wholly-owned subsidiary of The Manufacturers Life Insurance Company ("Manulife Financial"), a Canadian-based mutual life insurance company. The Company markets variable annuity and variable life products in the United States and traditional insurance products in Taiwan.

2.  BASIS OF PRESENTATION

A)  ADOPTION OF GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

     The accompanying consolidated financial statements of The Manufacturers Life Insurance Company of America and its wholly-owned subsidiaries have been prepared in accordance with generally accepted accounting principles ("GAAP").

     Prior to 1996, the Company prepared its financial statements in conformity with statutory accounting practices prescribed or permitted by the Insurance Department of the State of Michigan which practices were considered GAAP for mutual life insurance companies and their wholly-owned direct and indirect subsidiaries. Financial Accounting Standard Board Interpretation 40, "Applicability of Generally Accepted Accounting Principles to Mutual Life Insurance and Other Enterprises" ("FIN 40") as amended, which is effective for 1996 annual financial statements and thereafter, no longer permits statutory based financial statements to be described as being prepared in conformity with GAAP. Accordingly, the Company has adopted GAAP including Statement of Financial Accounting Standards 120 ("FAS 120"), "Accounting and Reporting by Mutual Life Insurance Enterprises and by Insurance Enterprises for Certain Long Duration Participating Contracts", which addresses the accounting for long-duration insurance and reinsurance contracts, including all participating business.

     Pursuant to the requirements of FIN 40 and FAS 120, the effect of the changes in accounting have been applied retroactively and the previously issued 1995 and 1994 financial statements have been restated for the change. The effect of the changes applicable to years prior to January 1, 1994 has been presented as a restatement of surplus as of that date. As a result, surplus at January 1, 1994 increased by $17,662 net of applicable deferred taxes.

     The adoption had the effect of increasing net income for 1996, 1995 and 1994 by approximately $7,554, $6,859 and $12,934, respectively.

B)  REORGANIZATION

     On December 20, 1995, Manulife Reinsurance Corporation (U.S.A) ("MRC") transferred to the Company all of the common and preferred shares of Manufacturers Advisor Corporation ("MAC"), an investment fund management company.

     On December 31, 1996, ManUSA transferred to the Company all of the common and preferred shares of Manulife Holding Corporation ("Holdco"), an investment holding company. Holdco has primarily two wholly-owned subsidiaries, ManEquity Inc., a registered broker/dealer, and the Manufacturers Life Mortgage Securities Corporation ("MLMSC"), an issuer of mortgage-backed US Dollar bonds. The Company then transferred all the common and preferred shares of MAC to Holdco for two shares of $1 common stock of Holdco.

              THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA

     These transfers have been accounted for using the pooling-of-interests method of accounting. Under this method, the assets, liabilities, capital and surplus, revenues and expenses of each separate entity are combined retroactively at their historical carrying values to form the financial statements of the Company for all periods presented to give effect to the reorganization as if the structure in place at December 31, 1996 had been in place as of the earliest period presented in these consolidated financial statements. The accounts of all subsidiary companies are therefore combined and all significant inter-company balances and transactions are eliminated on combination. In addition, the capital and surplus of the Company has been restated retroactively to January 1, 1994 to reflect the capital structure in place at December 31, 1996.

     The revenues and net income reported by the separate entities and the combined amounts presented in the accompanying consolidated financial statements are as follows:

                                                                FOR THE YEARS ENDED DECEMBER 31
                                                                -------------------------------
                                                                 1996        1995        1994
                                                                -------     -------     -------
                                                                         ($ THOUSANDS)
REVENUE:
ManAmerica..................................................    $54,404     $45,655     $44,432
Holdco......................................................     15,543      13,828      14,087
MAC.........................................................      3,585       2,691       1,803
                                                                -------     -------     -------
TOTAL REVENUE...............................................    $73,532     $62,174     $60,322
                                                                =======     =======     =======
NET INCOME (LOSS):
ManAmerica..................................................    $(8,676)    $(7,402)    $(7,221)
Holdco......................................................       (670)        (10)        257
MAC.........................................................        939         566         238
                                                                -------     -------     -------
TOTAL NET LOSS..............................................    $(8,407)    $(6,846)    $(6,726)
                                                                =======     =======     =======

3.  SIGNIFICANT ACCOUNTING POLICIES

A)  PREPARATION OF FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from reported results using those estimates.

B)  INVESTMENTS

     The Company classifies all of its fixed maturity and equity securities as available-for-sale and records these securities at fair value. Realized gains and losses on sales of securities classified as available-for-sale are recognized in net income using the specific identification method. Changes in the fair value of securities available-for-sale are reflected directly in surplus after adjustments for deferred taxes and DAC. Discounts and premiums on investments are amortized using the effective interest method.

     Mortgage loans are reported at amortized cost, net of a provision for losses. The provision for losses is established for mortgage loans which are considered to be impaired when the Company has determined that it is probable that all amounts due under contractual terms will not be collected. Impaired loans are reported at the lower of unpaid principal or fair value of the underlying collateral.

     Policy loans are reported at aggregate unpaid balances which approximate fair value.

     Short-term investments include investments with maturities of less than one year at the date of acquisition.

              THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA

C)  DEFERRED ACQUISITION COSTS (DAC)

     Commissions and other expenses which vary with and are primarily related to the production of new business are deferred to the extent recoverable and included as an asset. DAC associated with variable annuity and variable life insurance contracts is charged to expense in relation to the estimated gross profits of those contracts. The amortization is adjusted retrospectively when estimates of current or future gross profits are revised. DAC associated with traditional life insurance policies is charged to expense over the premium paying period of the related policies. DAC is adjusted for the impact on estimated future gross profits assuming the unrealized gains or losses on securities had been realized at year-end. The impact of any such adjustments is included in net unrealized gains (losses) in Capital and Surplus. DAC is reviewed annually to determine recoverability from future income and, if not recoverable, it is immediately expensed.

D)  POLICYHOLDER LIABILITIES

     For variable annuity and variable life contracts reserves equal the policyholder account value. Account values are increased for deposits received and interest credited and are reduced by withdrawals, mortality charges and administrative expenses charged to the policyholders. Policy charges which compensate the Company for future services are deferred and recognized in income over the period earned, using the same assumptions used to amortize DAC.

     Policyholder liabilities for traditional life insurance policies sold in Taiwan are computed using the net level premium method and are based upon estimates as to future mortality, persistency, maintenance expense and interest rate yields that were established in the year of issue.

E)  SEPARATE ACCOUNTS

     Separate account assets and liabilities represent funds that are separately administered, principally for variable annuity and variable life contracts, and for which the contract holder, rather than the Company, bears the investment risk. Separate account contract holders have no claim against the assets of the general account of the Company. Separate account assets are recorded at market value. Operations of the separate accounts are not included in the accompanying financial statements.

F)  REVENUE RECOGNITION

     Fee income from variable annuity and variable life insurance policies consists of policy charges for the cost of insurance, expenses and surrender charges that have been assessed against the policy account balances. Policy charges that are designed to compensate the company for future services are deferred and recognized in income over the period benefited, using the same assumptions used to amortize DAC. Premiums on long-duration life insurance contracts are recognized as revenue when due. Investment income is recorded when due.

G)  EXPENSES

     Expenses for variable annuity and variable life insurance policies include interest credited to policy account balances and benefit claims incurred during the period in excess of policy account balances.

H)  REINSURANCE

     The Company is routinely involved in reinsurance transactions in order to minimize exposure to large risks. Life reinsurance is accomplished through various plans including yearly renewable term, co-insurance and modified co-insurance. Reinsurance premiums and claims are accounted for on a basis consistent with that used in accounting for the original policies issued and the terms of the reinsurance contracts. Premiums

              THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA and claims are reported net of reinsured amounts. Amounts paid with respect to ceded reinsurance contracts are reported as reinsurance receivables in other assets.

I)  FOREIGN EXCHANGE

     The Company's Taiwanese branch balance sheet and statement of income are translated at the current exchange and average exchange rates for the year respectively. Translation adjustments for foreign currency transactions that affect cash flows are reported in earnings.

J)  INCOME TAX

     Income taxes have been provided for in accordance with Statement of Financial Accounting Standards 109 ("FAS 109") "Accounting for Income Taxes." The Company joins ManUSA, MRC and Manulife Reinsurance Limited ("MRL") in filing a U.S. consolidated income tax return as a life insurance group under provisions of the Internal Revenue Code. In accordance with an income tax sharing agreement, the Company's income tax provision (or benefit) is computed as if the Company filed a separate income tax return. Tax benefits from operating losses are provided at the U.S. statutory rate plus any tax credits attributable to the Company, provided the consolidated group utilizes such benefits currently. Deferred income taxes result from temporary differences between the tax basis of assets and liabilities and their recorded amounts for financial reporting purposes. Income taxes recoverable represents amounts due from ManUSA in connection with the consolidated return.

4.  INVESTMENTS AND INVESTMENT INCOME

A)  FIXED MATURITY AND EQUITY SECURITIES

     At December 31, 1996, all fixed maturity and equity securities have been classified as available-for-sale and reported at fair value. The amortized cost and fair value is summarized as follows:

                                                                          AS AT DECEMBER 31,
                                         ------------------------------------------------------------------------------------
                                                                     GROSS                 GROSS
                                           AMORTIZED COST       UNREALIZED GAINS     UNREALIZED LOSSES         FAIR VALUE
                                         ------------------    ------------------    ------------------    ------------------
                                          1996       1995       1996       1995       1996       1995       1996       1995
                                         -------    -------    -------    -------    -------    -------    -------    -------
                                                                            ($ THOUSANDS)
FIXED MATURITY SECURITIES:
U.S. government.......................   $ 9,219    $15,145    $   386    $   690    $   (98)   $   (98)   $ 9,507    $15,737
Foreign governments...................     9,227      6,071        221        219         (8)        --      9,440      6,290
Corporate.............................    32,010     32,018        981      3,147       (230)       (13)    32,761     35,152
Mortgage backed.......................        --      9,523         --        272         --         (6)        --      9,789
                                         -------    -------    -------    -------    -------    -------    -------    -------
Total fixed maturity securities.......   $50,456    $62,757    $ 1,588    $ 4,328    $  (336)   $  (117)   $51,708    $66,968
Equity securities.....................   $19,450    $22,441    $ 2,134    $   923    $   (12)   $   (19)   $21,572    $23,345
                                         =======    =======    =======    =======    =======    =======    =======    =======

     Proceeds from sales of fixed maturity securities during 1996 were $120,234 (1995 $67,507; 1994 $43,176). Gross gains of $1,858 and gross losses of $1,837 were realized on those sales (1995 $2,630 and $218; 1994 $168 and $1,007 respectively).

     Proceeds from sale of equity securities during 1996 were $26,584 (1995 $6,500; 1994 $30,011). Gross gains of $NIL and gross losses of $140 were realized on those sales (1995 $785 and $113; 1994 $48 and $2,776 respectively).

     The contractual maturities of fixed maturity securities at December 31, 1996 are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay

              THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA obligations with or without prepayment penalties. Corporate requirements and investment strategies may result in the sale of investments before maturity.

                                                                       AMORTIZED COST    FAIR VALUE
                                                                       --------------    ----------
                                                                              ($ THOUSANDS)
Fixed maturity securities, including mortgage-backed securities
One year or less....................................................      $  3,315        $  3,367
Greater than 1; up to 5 years.......................................         2,568           2,658
Greater than 5; up to 10 years......................................        19,539          19,959
Due after 10 years..................................................        24,993          25,724
                                                                           -------         -------
TOTAL FIXED MATURITY SECURITIES.....................................      $ 50,415        $ 51,708
                                                                           =======         =======

UNREALIZED GAINS (LOSSES) ON SECURITIES AVAILABLE-FOR-SALE

     Net unrealized gains (losses) on fixed maturity and equity securities included in capital and surplus were as follows:

                                                                            AS AT DECEMBER 31
                                                                           -------------------
                                                                            1996        1995
                                                                           -------     -------
                                                                              ($ THOUSANDS)
Gross unrealized gains.................................................    $ 3,722     $ 5,251
Gross unrealized losses................................................       (348)       (136)
DAC and other fair value adjustments...................................     (1,321)     (2,317)
Deferred income taxes..................................................       (720)       (982)
                                                                           -------     -------
NET UNREALIZED GAINS (LOSSES) ON SECURITIES AVAILABLE-FOR-SALE.........    $ 1,333     $ 1,816
                                                                           =======     =======

B)  INVESTMENT INCOME

     Income by type of investment was as follows:

                                                                FOR THE YEARS ENDED DECEMBER 31
                                                                -------------------------------
                                                                 1996        1995        1994
                                                                -------     -------     -------
                                                                         ($ THOUSANDS)
Fixed maturity securities...................................    $ 4,447     $ 4,430     $ 1,712
Mortgage loans..............................................        278       3,076       8,844
Equity securities...........................................        671         646       1,245
Guaranteed annuity contracts................................     13,196       9,691       5,040
Other investments...........................................      1,419       1,235         957
                                                                -------     -------     -------
Gross investment income.....................................     20,011      19,078      17,798
                                                                -------     -------     -------
Investment expenses.........................................        360         349         107
                                                                -------     -------     -------
NET INVESTMENT INCOME.......................................    $19,651     $18,729     $17,691
                                                                =======     =======     =======

5.  GUARANTEED ANNUITY CONTRACTS

     The Company's wholly-owned subsidiary, MLMSC, invests amounts received as repayments of mortgage loans in annuities issued by ManUSA. These annuities are collateral for the 8 1/4% mortgage-backed bonds payable disclosed in note 8 below.

              THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA

6.  DEFERRED ACQUISITION COSTS

     The components of the change in DAC were as follows:

                                                              FOR THE YEARS ENDED DECEMBER 31
                                                             ----------------------------------
                                                               1996         1995         1994
                                                             --------     --------     --------
                                                                       ($ THOUSANDS)
Balance at January 1.....................................    $ 78,829     $ 60,124     $ 30,887
Capitalization...........................................      36,024       28,147       31,125
Accretion of interest....................................       6,344        4,992        3,351
Amortization.............................................     (19,159)     (10,852)      (6,295)
Effect of net unrealized gains (losses) on securities
  available for sale.....................................         996       (4,091)       1,401
Other....................................................        (424)         509         (345)
                                                             --------     --------     --------
BALANCE AT DECEMBER 31...................................    $102,610     $ 78,829     $ 60,124
                                                             ========     ========     ========

7.  INCOME TAXES

     Components of income tax benefit were as follows:

                                                              FOR THE YEARS ENDED DECEMBER 31
                                                             ----------------------------------
                                                               1996         1995         1994
                                                             --------     --------     --------
                                                                       ($ THOUSANDS)
Current expense (benefit)................................    $ (4,686)    $ (5,128)    $    458
Deferred expense (benefit)...............................         777        1,168       (4,001)
                                                             --------     --------     --------
TOTAL BENEFIT............................................    $ (3,909)    $ (3,960)    $ (3,543)
                                                             ========     ========     ========

     The Company's deferred income tax asset, which results from tax effecting the differences between financial statement values and tax values of assets and liabilities at each balance sheet date, relates to the following:

                                                                            AS AT DECEMBER 31
                                                                           -------------------
                                                                            1996        1995
                                                                           -------     -------
                                                                              ($ THOUSANDS)
Deferred tax assets:
  Differences in computing policy reserves.............................    $28,508     $22,503
  Policyholder dividends payable.......................................        283         411
  Other deferred tax assets............................................         --         402
  Net operating loss carryforwards.....................................         --       1,061
                                                                           -------     -------
DEFERRED TAX ASSETS....................................................     28,791      24,377
Deferred tax liabilities:
  Deferred acquisition costs...........................................     25,522      19,398
  Investments..........................................................        928       1,737
  Other deferred tax liabilities.......................................      1,300       1,626
                                                                           -------     -------
Gross deferred tax liabilities.........................................     27,750      22,761
                                                                           =======     =======
NET DEFERRED TAX ASSETS................................................    $ 1,041     $ 1,616
                                                                           =======     =======

              THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA

     The Company and its US insurance affiliates have available capital loss carryforwards of $83,500 which will expire in 1999.

8.  BONDS PAYABLE

     Bonds payable represent 8 1/4% Mortgage-backed US Dollar Bonds due March 1, 1997 which are collateralized by annuities disclosed in note 5 above. The bonds were repaid on March 1, 1997.

9.  SURPLUS NOTE

     The Company has an outstanding surplus debenture in the amount of $8,500 plus interest at 6.7% issued on December 31, 1995 to ManUSA which matures on December 31, 2005. Payments of principal and interest cannot be made without prior approval of the Insurance Commissioner of the State of Michigan and the Company's Board of Directors, and to the extent the Company has sufficient unassigned surplus on a statutory basis available for such payment.

10.  CAPITAL AND SURPLUS

     The Company has two classes of capital stock, as follows:

                                                                         AS AT DECEMBER 31
                                                                    ---------------------------
                                                                       1996            1995
                                                                    -----------     -----------
                                                                           ($ THOUSANDS)
AUTHORIZED:
5,000,000 Common shares, Par value $1.00
5,000,000 Preferred shares, Par value $100.00
ISSUED AND OUTSTANDING:
4,501,860 Common shares.........................................    $ 4,501,860     $ 4,501,859
105,000 Preferred shares........................................     10,500,000      10,500,000
                                                                    -----------     -----------
TOTAL...........................................................    $15,001,860     $15,001,859
                                                                    ===========     ===========

     During the year, the Company issued one common share to its Parent Company in return for a capital contribution of $15,000.

     During 1995, the Company issued two common shares to its Parent Company in return for a capital contribution of $12,570.

     During 1994, the Company issued one common share to its Parent Company in return for a capital contribution of $20,000.

     The Company is subject to statutory limitations on the payment of dividends to its Parent. Under Michigan Insurance Law, the payment of dividends to shareholders is restricted to the surplus earnings of the Company, unless prior approval is obtained from the Michigan Insurance Bureau.

     The aggregate statutory capital and surplus of the Company at December 31, 1996 was $76,202 (1995 $56,298). The aggregate statutory net loss of the Company for the year ended 1996 was $15,961 (1995 $13,705; 1994 $19,660). State regulatory authorities prescribe statutory accounting practices that differ in certain respects from generally accepted accounting principles followed by stock life insurance companies. The significant differences relate to investments, deferred acquisition costs, deferred income taxes, non-admitted asset balances and reserve calculation assumptions.

              THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA

11.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying values and the estimated fair values of certain of the Company's financial instruments at December 31, 1996 were as follows:

                                                                       CARRYING VALUE    FAIR VALUE
                                                                       --------------    ----------
                                                                              ($ THOUSANDS)
ASSETS:
Fixed maturity and equity securities................................      $ 73,280        $  73,280
Mortgage loans......................................................           645              645
Policy loans........................................................         9,822            9,822
Guaranteed annuity contract.........................................       171,691          171,691
LIABILITIES:
Bond payable........................................................       158,760          158,760
Surplus note........................................................         8,500            8,266

     The following methods and assumptions were used to estimate the fair values of the above financial instruments:

     FIXED MATURITY AND EQUITY SECURITIES: Fair values of fixed maturity and equity securities were based on quoted market prices, where available. Fair values were estimated using values obtained from independent pricing services.

     MORTGAGE LOANS: Fair value of mortgage loans was estimated using discounted cash flows using contractual maturities and discount rates that were based on U.S. Treasury rates for similar maturity ranges, adjusted for risk, based on property type.

     POLICY LOANS:  Carrying values approximate fair values.

     GUARANTEED ANNUITY CONTRACT:  Carrying values approximate fair values.

     BOND PAYABLE:  Carrying values approximate fair values.

     SURPLUS NOTE: Fair value was estimated using current interest rates that were based on U.S. Treasuries for similar maturity ranges.

12.  RELATED PARTY TRANSACTIONS

     The Company has a formal service agreement with Manulife Financial which can be terminated by either party upon two months' notice. Under the Agreement, the Company will pay direct operating expenses incurred each year by Manulife Financial on its behalf. Services provided under the agreement include legal, actuarial, investment, data processing and certain other administrative services. Costs incurred under this agreement were $26,982, $23,210 and $21,326 in 1996, 1995 and 1994 respectively. In addition, there were $6,934, $5,052 and $7,795 of agents bonuses allocated to the Company during 1996, 1995 and 1994, respectively, which are included in commissions.

     The Company has several reinsurance agreements with affiliated companies which may be terminated upon the specified notice by either party. These agreements are summarized as follows:

(a) The Company assumes two blocks of insurance from ManUSA under coinsurance treaties. The Company's risk is limited to $100,000 of initial face amount per claim plus a pro-rata share of any increase in face amount.

              THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA

(b) The Company cedes the risk in excess of $25,000 per life to MRC under the terms of an automatic reinsurance agreement

(c) The Company cedes a substantial portion of its risk on its Flexible Premium Variable Life policies to MRC under the terms of a stop loss reinsurance agreement.

     Selected amounts relating to the above treaties reflected in the financial statements are as follows:

                                                                FOR THE YEARS ENDED DECEMBER 31
                                                                -------------------------------
                                                                 1996        1995        1994
                                                                -------     -------     -------
                                                                         ($ THOUSANDS)
Life and annuity premiums assumed...........................    $   676     $ 5,959     $25,386
Policy reserves assumed.....................................     44,497      47,386      47,673
Policy reserves ceded.......................................        304       3,838       3,806

     The Company markets variable life insurance and variable annuity products through Separate Accounts which use NASL Series Trust as its investment vehicle. The NASL Series Trust is an entity sponsored by an affiliated company, North American Security Life Insurance Company.

13.  REINSURANCE

     In the normal course of business, the Company assumes and cedes reinsurance as a party to several reinsurance treaties with major unrelated insurance companies. The Company remains liable for amounts ceded in the event that reinsurers do not meet their obligations.

     The effects of reinsurance on premiums were as follows:

                                                                FOR THE YEARS ENDED DECEMBER 31
                                                                -------------------------------
                                                                 1996         1995        1994
                                                                -------      ------      ------
                                                                         ($ THOUSANDS)
Direct premiums.............................................    $12,998      $9,809      $2,380
Reinsurance assumed.........................................         --          --          --
Reinsurance ceded...........................................        776         475         188
                                                                -------      ------      ------
TOTAL PREMIUMS..............................................    $12,222      $9,334      $2,192
                                                                =======      ======      ======

     Reinsurance recoveries on ceded reinsurance contracts were $357, $170 and $57 during 1996, 1995 and 1994 respectively.

14.  FOREIGN OPERATIONS

     The Company markets traditional life insurance products in Taiwan through its Taiwanese Branch. The carrying amount of net assets located in Taiwan as at December 31, 1996 and 1995 was $15,080 and $1,125 respectively.

     The income (loss) before taxes related to the Taiwan and U.S. business was as follows:

                                                               FOR THE YEARS ENDED DECEMBER 31
                                                               --------------------------------
                                                                 1996        1995        1994
                                                               --------     -------     -------
                                                                        ($ THOUSANDS)
Taiwan.....................................................    $(17,530)    $(9,332)    $(3,763)
U.S........................................................       9,123       2,486      (2,963)
                                                               --------     -------     -------
TOTAL......................................................    $ (8,407)    $(6,846)    $(6,726)
                                                               ========     =======     =======

              THE MANUFACTURERS LIFE INSURANCE COMPANY OF AMERICA

15.  CONTINGENCIES

     The Company is subject to various lawsuits that have arisen in the course of its business. Contingent liabilities arising from litigation, income taxes and other matters are not considered material in relation to the financial position of the Company.

                                   APPENDIX A

ANNUITY OPTIONS

     The Policyowner may elect one of the following annuity options described below. If no option is specified, annuity payments will be made as a life annuity with a ten year certain period. Treasury or Labor Department regulations may require a different annuity option if no option is specified and may preclude the availability of certain options in connection with Qualified Policies. There may also be state insurance law requirements that limit the availability of certain options. The amounts payable under each option will be no less than amounts determined on the basis of tables contained in each Policy. Such tables are based on the 1983 Individual Annuity Mortality Tables and an assumed interest rate of 3% per year.

OPTION 1:       ANNUITY CERTAIN -- payments in equal installments for a period of not less than five years and not more than twenty years.
OPTION 2(A):    LIFE ANNUITY WITHOUT REFUND -- payments in equal installments during the lifetime of an Annuitant. Upon the death of the Annuitant, payments will cease. Since there is no guarantee that any minimum number of payments will be made, the payee may receive only one payment if he or she dies before the date the second payment is due.
OPTION 2(B):    LIFE ANNUITY WITH CERTAIN PERIOD -- payments in equal installments during the lifetime of an Annuitant and if the Annuitant dies before installments have been paid for a designated period, either five, ten or twenty years, payments will continue for the remainder of the period selected.
OPTION 2(C):    LIFE ANNUITY WITH INSTALLMENT REFUND -- payments in equal installments during the lifetime of an Annuitant and if the Annuitant dies before the total installments paid equal the Policy Value applied to provide the annuity, payments will continue until the Policy Value has been paid.
OPTION 3(A):    JOINT AND SURVIVOR ANNUITY WITHOUT REFUND -- payments in equal installments during the lifetime of two Annuitants with payments continuing in full amount to the survivor upon death of either. Since there is no guarantee that any minimum number of payments will be made, the payees may receive only one payment if they both die before the date the second payment is due.
OPTION 3(B):    JOINT AND SURVIVOR ANNUITY WITH CERTAIN PERIOD -- payments in equal installments during the lifetime of two Annuitants and if both die before installments have been paid for a ten year period, payments will continue for the remainder of the period.

Under Options 2(b), 2(c) and 3(b), upon the death of the Annuitant or second to die of joint Annuitants, the beneficiary may elect to receive the commuted value of any remaining payments. Any such commutation will be at the interest rate used to determine the amount of the annuity payments plus 1/2%.

                                   APPENDIX B

              SAMPLE CALCULATIONS OF MARKET VALUE ADJUSTMENTS AND
                              WITHDRAWAL CHARGES 1

MVA FORMULA

The MVA factor is equal to:

        (1+G)   exp N
        -------        -1
        (1+C)

EXAMPLE ONE: NEGATIVE MVA AND NO WITHDRAWAL CHARGE

Assume the following:

Type of Account:                                     Fixed
Type of Transaction:                                 Transfer
Time remaining in the Guarantee Period:              30 months, 5 days
Guaranteed Rate:                                     6%
Current Rate for new 3-year deposits:                8%
Transfer Requested:                                  $10,000
Withdrawal Charge:                                   0%
Other Charges:                                       $35 transfer charge

In this example,
        N = 30/12 = 2.5
        G = .06
        C = .08

The MVA factor equals:
          1.06 exp 2.5 - 1 = -0.0457
          1.08

Manufacturers Life of America will deduct a Gross Withdrawal Amount of
$10,000.00.

From this, Manufacturers Life of America will deduct the transfer charge of $35. This will leave $9,965.00.

The amount of the MVA adjustment would be $9,965.00 X -0.0457, or -$455.40.

The cash transferred to another account(s) would be $9,965.00 -$455.40, or $9,509.60.

1 The assumed fixed interest rates used in the examples in this Appendix illustrate the operation of the Market Value Adjustment and are not intended to reflect the levels of interest rates currently offered on the Fixed Accounts.

EXAMPLE TWO: POSITIVE MVA AND NO WITHDRAWAL CHARGE

Assume the following:

Type of Account:                                               Fixed
Type of Transaction:                                           Partial Withdrawal
Time remaining in the Guarantee Period:                        47 months
Guaranteed Rate:                                               6%
Current Rate for new 3-year deposits:                          4%
Current Rate for new 4-year deposits:                          Not Offered
Current Rate for new 5-year deposits:                          6%
Cash Withdrawal Requested:                                     $10,000
Withdrawal Charge:                                             0%
Other Charges:                                                 None

In this example,
     N = 47/12 = 3.91677
     G = .06
     C = .05

The time remaining in the Guarantee Period, rounded to the next full year, is 4 years. Since the 4-year deposit is not available, interpolate between the 3-year rate and the 5-year rate, to get a rate of 5%.

The MVA factor equals:
     1.06 exp. 3.91677 - 1
     1.05
     = 0.0378

We will take out a Gross Withdrawal Amount of $9,635.77

The amount of the MVA adjustment would be $9,635.77 X 0.0378, or $364.23.

The cash received by the Policyowner would be $9,635.77 + $364.23, or $10,000.

EXAMPLE THREE: WITHDRAWAL CHARGE AND NO MVA

Assume the following:

Type of Account:                                               Variable
Type of Transaction:                                           Partial Withdrawal
Cash Withdrawal Requested:                                     $10,000
Withdrawal Charge:                                             6%*
Other Charges:                                                 None

The Gross Withdrawal Amount will be $10,638.30.

The withdrawal charge will be $10,638.30 X 6%, or $638.30.

The cash received by the Policyowner would be $10,638.30 - $638.30, or $10,000.

* In this example, Manufacturers Life of America assumes that a 10% free withdrawal has already been taken earlier in the year, and that the withdrawal charge percentage applies to the total Policy Value. In other situations the withdrawal charge may not apply to the total Policy Value.

EXAMPLE FOUR: NEGATIVE MVA AND WITHDRAWAL CHARGE

Assume the following:

Type of Account:                                               Fixed
Type of Transaction:                                           Surrender
Time remaining in the Guarantee Period:                        30 months, 5 days
Guaranteed Rate:                                               6%
Current Rate for new 3-year deposits:                          8%
Policy Value:                                                  $10,000
Withdrawal Charge:                                             6%*
Other Charges:                                                 $30 record-keeping charge

In this example,
          N = 30/12 = 2.5
          G = .06
          C = .08

The MVA factor equals:
          1.06 exp. 2.5 - 1
          1.08
          = -0.0457

On a surrender, the Gross Withdrawal Amount is the Policy Value, or $10,000 in this example.

Manufacturers Life of America will deduct the record-keeping charge of $30, leaving $9,970.

The amount of the MVA adjustment would be $9,970 X -0.0457, or $455.63.

This leaves an amount of $9,970.00 - $455.63, or $9,514.37.

The withdrawal charge will be $9,514.37 X 6%, or $570.86.

The cash received by the Policyowner would be $9,514.37 - $570.86, or $8,943.51.

*In this example, Manufacturers Life of America assumes that a 10% free withdrawal has already been taken earlier in the year, and that the withdrawal charge percentage applies to the total Policy Value. In other situations the withdrawal charge may not apply to the total Policy Value.

Manulife Financial and the block design are registered
service marks of The Manufacturers Life Insurance
Company and are used by it and its subsidiaries: The
Manufacturers Life Insurance Company (U.S.A.), The
Manufacturers Life Insurance Company of America,
and ManEquity, Inc.
IM5036 05/97 Printed in Canada                                              LOGO

                                     PART B


                      STATEMENT OF ADDITIONAL INFORMATION

Information permitted to be in the Statement of Additional Information is

contained in the Prospectus.

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